Exhibit 10.4

Execution Version

CREDIT AGREEMENT

AMENDMENT NO. 1

This AMENDMENT NO. 1 (this “Amendment”) is made as of May 15, 2020 by and among CLECO POWER LLC, a Louisiana limited liability company (the “Borrower”), the LENDERS party hereto (the “Lenders”), and MIZUHO BANK, LTD., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 13, 2016 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and the parties hereto agree to such amendments as set forth in, and in accordance with the terms and conditions of, this Amendment (the Credit Agreement as so amended, the “Amended Credit Agreement”);

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Article I.
DEFINITIONS

Section 1.1          Capitalized terms used and not otherwise specifically defined in this Amendment shall have the meanings given to such terms in the Amended Credit Agreement.

Section 1.2          The rules of construction set forth in Section 1.03 of the Amended Credit Agreement shall apply to this Amendment and are hereby incorporated by reference, mutatis mutandis, with the same force and effect as if fully set forth in this Amendment.

Article II.
AMENDMENT

Section 2.1          As of the Effective Date, subject to the terms and conditions set forth herein, the Required Lenders and the Borrower hereby agree to amend the Credit Agreement to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto.

Article III.

CONDITIONS TO EFFECTIVENESS

Cleco – Amendment No. 1 to Credit Agreement

Section 3.1          This Amendment shall become effective on and as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied in full:

(a)          the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Required Lenders and the Administrative Agent;

(b)         The Administrative Agent shall have received the following documents, each certified as indicated below:

(i)          a copy of a certificate as to the existence/authorization of the Borrower from the Secretary of State of the Borrower’s state of organization dated as of a recent date;

(ii)        a copy of the articles of incorporation or certificate of formation (or such other Constitutive Documents as the case may be) of the Borrower, together with any amendments thereto, certified by the Secretary of State of the Borrower’s state of organization dated as of a recent date; and

(iii)        a certificate of the Borrower, executed by an Authorized Officer of such Person certifying:

(A)         that attached to such certificate is a true and complete copy of the Constitutive Documents of the Borrower, as amended and in effect on the date of such certificate;

(B)         that attached to such certificate is a true and complete copy of resolutions duly adopted by the authorized governing body of the Borrower, authorizing the execution, delivery and performance of the Amended Credit Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

(C)        as to the incumbency and specimen signature of each officer, member or partner (as applicable) of the Borrower, executing the Amendment and each other document to be delivered by the Borrower, from time to time pursuant to the terms thereof (and the Administrative Agent and each Lender may conclusively rely on such incumbency certification until it receives notice in writing from the Borrower).

(c)         The Administrative Agent shall have received written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date), in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, of (i) Phelps Dunbar, L.L.P., Louisiana counsel for the Borrower and (ii) Baker Botts, New York counsel for the Borrower.

(d)          The Lenders shall, to the extent the Borrower shall have received a reasonable request therefor at least ten (10) Business Days in advance, have received at

2	Cleco – Amendment No. 1 to Credit Agreement

least three (3) Business Days in advance of the Effective Date all documentation and other information reasonably required by the Lenders to comply with any requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA  Patriot  Act. (Title III of Pub. Law 107-56 (signed into law October 26, 2001), as amended.

(e)          The Administrative Agent and the Lenders shall have received, or simultaneously with the Effective Date shall receive, all fees, expenses and other amounts due and payable to, or for the account of, the Agents and Lenders on or prior to the Effective Date.

(f)           The “Effective Date” as defined in each of (i) that certain Term Loan Credit Agreement Amendment No. 3 dated on or about the date hereof (amending that certain Term Loan Credit Agreement dated as of June 28, 2016 among Cleco Corporate Holdings LLC (“Holdings”) as borrower, the lenders party thereto and Mizuho Bank,  Ltd. as administrative agent (as amended prior to the date of such Term Loan Credit Agreement Amendment No. 3)), among Holdings as borrower, the lenders party thereto and Mizuho Bank, Ltd., in its capacity as administrative agent for the lenders thereunder, (ii) that certain Term Loan Agreement Amendment No. 1 dated on or about the date hereof (amending that certain Term Loan Agreement dated as of February 1, 2019 among Holdings as borrower, the lenders party thereto and Mizuho Bank, Ltd. as administrative agent), among Holdings as borrower, the lenders party thereto and Mizuho Bank, Ltd., in its capacity as administrative agent for the lenders thereunder, and (iii) that certain Credit Agreement Amendment No. 3 dated on or about the date hereof (amending that certain Credit Agreement dated as of April 13, 2016 among Holdings as borrower, the lenders party thereto and Mizuho Bank, Ltd. as administrative agent), among Holdings as borrower, the lenders party thereto and Mizuho Bank, Ltd. as administrative agent, shall have occurred, with the foregoing amendments each having been consummated on terms and subject to conditions substantially consistent with those set forth in the respective amendments;

(g)          After giving effect to the transaction to occur on the Effective Date (including the entry into the amendments referenced in the foregoing clause (f) and the consummation of the transactions contemplated in connection therewith), the Borrower and each of its Subsidiaries, on a consolidated basis, will be Solvent;

(h)          Since December 31, 2019, there shall not have been any material adverse change in the business, condition (financial or otherwise) operation or prospects of the Borrower and its subsidiaries, taken as a whole, other than as previously disclosed in writing to the Lenders;

(i)           the Administrative Agent shall have received certificates from (i) an Authorized Officer of the Borrower certifying as to the matters set forth in the foregoing clause (h) and the following Section 4.1 and (ii) a Financial Officer of the Borrower certifying as to the matters set forth in the foregoing clause (g).

Article IV.

3	Cleco – Amendment No. 1 to Credit Agreement

REPRESENTATIONS AND WARRANTIES

Section 4.1         In order to induce the Lenders to provide this Amendment, the Borrower represents and warrants as of the Effective Date (as defined in this Amendment), which representations and warranties shall survive the execution of this Amendment and the Effective Date, that each of the representations and warranties made by the Borrower in the Amended Credit Agreement and any other Financing Document is true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty is true and correct in all respects), or in the case of any representations and warranties made as of a specified date, such representations and warranties were true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects) as of such specified date.

Article V.
GENERAL PROVISIONS

Section 5.1          Reference to the Effect on the Financing Documents.

(a)          On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Financing Document to “OpCo Credit Agreement”, “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b)          Except as specifically provided above, all of the terms and provisions of the Credit Agreement and all other Financing Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c)         The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or amendment of any right, power or remedy of the Lenders or the Administrative Agent under any of the Financing Documents, nor constitute a waiver or amendment of any other provision of any of the Financing Documents or for any purpose except as expressly set forth herein.

(d)          This Amendment is a Financing Document.

Section 5.2           No Oral Modification. This Amendment may not be amended, supplemented, modified or waived, except in accordance with the Financing Documents.

Section 5.3           Binding Upon Successors and Assigns.  This  Amendment shall  inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns under the Financing Documents.

Section 5.4           Execution in Counterparts. This Amendment may be executed in several counterparts, each of which is an original (and by different parties hereto in different

4	Cleco – Amendment No. 1 to Credit Agreement

counterparts), but all of which together constitute one and the same agreement. This  Amendment and the other Financing Documents constitute the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreement and understanding, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by digital signature (e.g., DocuSign) or by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.5         Notices; Applicable Law and Jurisdiction.  The provisions set forth in Sections 9.01 (Notices), 9.02 (Waivers; Amendments), 9.03 (Expenses; Indemnity; Damage Waiver), 9.05 (Survival), 9.07 (Severability), 9.09 (Governing Law; Jurisdiction; Consent to Service of Process), 9.10 (WAIVER OF JURY TRIAL), 9.11 (Headings) and 9.12 (Confidentiality) of the Amended Credit Agreement shall apply to this Amendment and are hereby incorporated by reference, mutatis mutandis, with the same force and effect as if fully set forth in this Amendment (and as if each reference to “this Agreement” were a reference to this Amendment).

[Signature Pages Follow]

5	Cleco – Amendment No. 1 to Credit Agreement

IN WITNESS WHEREOF, this Amendment has been executed by the undersigned as of the date first set forth above.

CLECO POWER LLC, as Borrower

By	/s/ William G. Fontenot
Name:	William G. Fontenot
Title:	Chief Executive Officer

By	/s/ Kazi Hasan
Name:	Kazi Hasan
Title:	Chief Financial Officer

Signature Page to Amendment No. I to the Credit Agreement

MIZUHO BANK, LTD., as Administrative Agent and as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to the Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH as a Lender

By:	/s/ Anju Abraham
Name:	Anju Abraham
Title:	Authorized Signatory

Signature Page to Amendment No. 1 to the Credit Agreement

CoBank, ACB, as a Lender

By:	/s/ Josh Batchelder
Name:	Josh Batchelder
Title:	Managing Director

Signature Page to Amendment No. 1 to the Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Dixon Schultz
Name:	Dixon Schultz
Title:	Managing Director

By:	/s/ Nimisha Srivastav
Name:	Nimisha Srivastav
Title:	Director

Signature Page to Amendment No. 1 to the Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Nancy R. Barwig
Name:	Nancy R. Barwig
Title:	Executive Director

Signature Page to Amendment No. 1 to the Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ Jerry Wells
Name:	Jerry Wells
Title:	Director

Signature Page to Amendment No. 1 to the Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Katie Lee
Name:	Katie Lee
Title:	Director

Signature Page to Amendment No. 1 to the Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

Signature Page to Amendment No. 1 to the Credit Agreement

Annex A

Amended Credit Agreement

[see attached]

~~EXECUTION VERSION~~Execution Version

CREDIT AGREEMENT

dated as of

April 13, 2016

as amended by Amendment No. 1 made as of May 15, 2020

among

~~CLECO MERGERSUB INC.,~~
~~as Initial Borrower,~~
~~the rights and obligations of which are assigned to~~
CLECO POWER LLC,
~~immediately following consummation of the Acquisition,~~ as Borrower

The Lenders Party Hereto,

and

MIZUHO BANK, LTD.,
as Administrative Agent

~~CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,~~
MIZUHO BANK, LTD.,
JPMORGAN CHASE BANK, N.A.,
COBANK, ACB,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
~~MIZUHO~~REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS
BANK, ~~LTD.,~~
SUMITOMO MITSUI BANKING CORPORATION~~,~~
and
THE BANK OF NOVA SCOTIA,
~~and~~
~~COBANK, ACB,~~
as Joint Lead Arrangers and Joint Bookrunners

Table of Contents

ARTICLE I DEFINITIONS		2

SECTION 1.01	Defined Terms	2
SECTION 1.02	Classification of Loans and Borrowings	~~37~~42
SECTION 1.03	Terms Generally	~~37~~43
SECTION 1.04	Accounting Terms; GAAP; Pro Forma Calculations	~~38~~43
SECTION 1.05	Status of Obligations	~~39~~44
SECTION 1.06	Divisions	45

ARTICLE II THE CREDITS		~~39~~45

SECTION 2.01	Revolving Loan ~~Commitment~~Commitments	~~39~~45
SECTION 2.02	Loans and Borrowings	~~39~~45
SECTION 2.03	Requests for Borrowings	~~40~~46
SECTION 2.04	Reserved	~~41~~47
SECTION 2.05	~~Swingline Loans~~	~~41~~Reserved47
SECTION 2.06	Letters of Credit	~~42~~48
SECTION 2.07	Funding of Borrowings	~~47~~53
SECTION 2.08	Interest Elections	~~48~~54
SECTION 2.09	Termination and Reduction of Revolving Loan Commitments	~~49~~56
SECTION 2.10	Repayment of Loans; Evidence of Debt	~~50~~56
SECTION 2.11	Optional Prepayment of Loans.	~~51~~57
SECTION 2.12	Mandatory Prepayments ~~and Mandatory Offers~~.	~~51~~58
SECTION 2.13	Fees	~~54~~60
SECTION 2.14	Interest	~~55~~61
SECTION 2.15	Alternate Rate of Interest~~56~~; Effect of Benchmark Transition Event.	62
SECTION 2.16	Increased Costs; Illegality	~~56~~66
SECTION 2.17	Break Funding Payments	~~59~~68
SECTION 2.18	Taxes	~~59~~69
SECTION 2.19	Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs	~~63~~72
SECTION 2.20	Mitigation Obligations; Replacement of Lenders	~~65~~75
SECTION 2.21	Expansion Option	~~65~~76
SECTION 2.22	Defaulting Lenders	~~68~~78
SECTION 2.23	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions	~~70~~81
SECTION 2.24	Renewal Options	81

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~71~~83

SECTION 3.01	Organization	~~71~~83
SECTION 3.02	Authority	~~71~~83
SECTION 3.03	Necessary Action	~~71~~83
SECTION 3.04	Due Authorization, Etc.	~~71~~83
SECTION 3.05	Compliance with Law	~~72~~84
SECTION 3.06	No Litigation	~~72~~84

i	Cleco Power LLC Credit Agreement

~~SECTION 3.07~~	~~Title~~	~~84~~
SECTION ~~3.08~~3.07	Governmental Approvals	~~72~~84
SECTION ~~3.09~~3.08	Financial Condition	~~72~~85
~~SECTION 3.10~~	~~Capitalization~~	~~85~~
~~SECTION 3.11~~	~~Subsidiaries~~	~~85~~
~~SECTION 3.12~~	~~Taxes~~	~~85~~
~~SECTION 3.13~~	~~No Default~~	~~85~~
~~SECTION 3.14~~	~~ERISA~~	~~85~~
SECTION ~~3.15~~3.09	No Violation	~~73~~86
SECTION ~~3.16~~3.10	Not Investment Company	~~74~~86
SECTION ~~3.17~~3.11	Accuracy of Disclosures	~~74~~86
SECTION ~~3.18~~3.12	Margin Regulations	~~74~~86
~~SECTION 3.19~~	~~Labor Relations~~	~~86~~
SECTION ~~3.20~~3.13	Environmental Matters	~~74~~87
SECTION ~~3.21~~3.14	Anti-Terrorism Laws ~~and~~; Sanctions	~~76~~; Anti-Corruption Laws88
~~SECTION 3.22~~	~~Immunity~~	~~88~~
~~SECTION 3.23~~	~~Pari Passu Rankings~~	~~88~~
~~SECTION 3.24~~	~~Solvency~~	~~88~~
~~SECTION 3.25~~	~~Use of Proceeds~~	~~89~~

ARTICLE IV CONDITIONS		~~76~~89

SECTION 4.01	~~Effective Date~~	~~76~~Reserved89
SECTION 4.02	Each ~~Subsequent~~ Credit Event	~~79~~92

ARTICLE V AFFIRMATIVE COVENANTS		~~80~~93

SECTION 5.01	Use of Proceeds	~~80~~93
SECTION 5.02	Financial Statements	~~80~~93
SECTION 5.03	Notices of Material Events	~~81~~94
SECTION 5.04	Inspection of Property	~~83~~96
SECTION 5.05	Maintenance of Properties	~~83~~96
~~SECTION 5.06~~	~~Governmental Approvals~~	~~97~~
SECTION ~~5.07~~5.06	Compliance with Laws	~~84~~97
SECTION ~~5.08~~5.07	Maintenance of Legal Status	~~84~~97
SECTION ~~5.09~~5.08	Insurance	~~84~~97
SECTION ~~5.10~~5.09	Taxes	~~84~~97
~~SECTION 5.11~~	~~Auditors~~	~~98~~
SECTION ~~5.12~~5.10	Financial Covenant	~~85~~98
~~SECTION 5.13~~	~~Debt Rating~~	~~98~~

ARTICLE VI NEGATIVE COVENANTS		~~85~~98

SECTION 6.01	Fundamental Changes; Sale of Assets; Etc.	~~85~~98
SECTION 6.02	Conduct of Business	~~86~~99
SECTION 6.03	~~Indebtedness~~Distributions	~~86~~99
~~SECTION 6.04~~	~~Liens~~	~~101~~
~~SECTION 6.05~~	~~Investments~~	~~101~~
~~SECTION 6.06~~	~~Distributions~~	~~102~~
SECTION ~~6.07~~6.04	Transactions with Affiliates	~~89~~102

ii	Cleco Power LLC Credit Agreement

~~SECTION 6.08~~	~~Constitutive Documents~~	~~103~~
SECTION ~~6.09~~6.05	Anti-Terrorism Laws and Sanctions; ~~Anti-Money Laundering~~	~~89~~ Anti-Corruption Laws103
SECTION 6.06	Liens	103
~~SECTION 6.10~~	~~Name, Fiscal Year~~	~~90~~
~~SECTION 6.11~~	~~Registered Office~~	~~90~~
~~SECTION 6.12~~	~~Derivative Transactions~~	~~90~~

ARTICLE VII EVENTS OF DEFAULT		~~90~~110

ARTICLE VIII THE ADMINISTRATIVE AGENT		~~92~~110

SECTION 8.01	Appointment and Authority	~~92~~110
SECTION 8.02	Rights as a Lender	~~93~~111
SECTION 8.03	Exculpatory Provisions	~~93~~111
SECTION 8.04	Reliance by Administrative Agent	~~94~~112
SECTION 8.05	Delegation of Duties	~~94~~112
SECTION 8.06	Resignation of Administrative Agent	~~94~~112
SECTION 8.07	Non-Reliance on Administrative Agent and Other Lenders	~~96~~113
SECTION 8.08	No Other Duties	~~96~~114
SECTION 8.09	No Liability	~~96~~114
SECTION 8.10	Administrative Agent May File Proofs of Claim	~~96~~114
SECTION 8.11	Certain ERISA Matters	115

ARTICLE IX MISCELLANEOUS		~~97~~116

SECTION 9.01	Notices	~~97~~116
SECTION 9.02	Waivers; Amendments	~~98~~118
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~101~~120
SECTION 9.04	Successors and Assigns	~~103~~123
SECTION 9.05	Survival	~~107~~127
SECTION 9.06	Counterparts; Integration; Effectiveness	~~107~~127
SECTION 9.07	Severability	~~108~~128
SECTION 9.08	Right of Setoff	~~108~~128
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~108~~128
SECTION 9.10	WAIVER OF JURY TRIAL	~~109~~129
SECTION 9.11	Headings	~~109~~129
SECTION 9.12	Confidentiality	~~109~~129
SECTION 9.13	USA PATRIOT Act	~~110~~130
SECTION 9.14	Interest Rate Limitation	~~110~~130
SECTION 9.15	No Advisory or Fiduciary Responsibility	~~111~~130
~~SECTION 9.16~~	~~Cleco Power as Borrower~~	~~131~~

SCHEDULES:

Schedule 2.01	–	Commitments and Lenders

iii	Cleco Power LLC Credit Agreement

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Borrowing Request
Exhibit B-2	–	Form of Letter of Credit Request
Exhibit B-3	–	Form of Interest Election Request
Exhibit C	–	Form of Increasing Lender Supplement
Exhibit D	–	Form of Augmenting Lender Supplement
Exhibit E	–	Form of Financial Ratio Certificate
Exhibit F	–	Form of Revolving Loan Note
Exhibit G-1	–	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Not Partnerships)
Exhibit G-2	–	Form of U.S. Tax Certificate (Non-U.S. Lenders That Are Partnerships)
Exhibit G-3	–	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Not Partnerships)
Exhibit G-4	–	Form of U.S. Tax Certificate (Non-U.S. Participants That Are Partnerships)
~~Exhibit H~~	~~–~~	~~Terms of Permitted Subordinated Indebtedness~~
~~Exhibit I-1~~	~~–~~	~~Form of Kirkland & Ellis LLP Legal Opinion~~
~~Exhibit I-2~~	~~–~~	~~Form of Taylor, Porter, Brooks & Phillips L.L.P. Legal Opinion~~
~~Exhibit I-3~~	~~–~~	~~Form of Phelps Dunbar L.L.P. Legal Opinion~~
~~Exhibit I-4~~	~~–~~	~~Form of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC Legal Opinion~~
~~Exhibit I-5~~	~~–~~	~~Form of Van Ness Feldman LLP Legal Opinion~~

iv	Cleco Power LLC Credit Agreement

CREDIT AGREEMENT (this “Agreement”) dated as of April 13, 2016 among CLECO ~~MERGERSUB INC., a Louisiana corporation (“Initial Borrower”), and immediately upon consummation of the Acquisition referred to below, CLECO~~ POWER LLC, a Louisiana limited liability company (the “~~Cleco Power~~Borrower”), the LENDERS from time to time party hereto and MIZUHO BANK, LTD., as Administrative Agent, as amended by Amendment No. 1 made as of May 15, 2020.

RECITALS

~~WHEREAS, the Initial Borrower has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Initial Borrower, Cleco Partners L.P. (f/k/a Como 1 L.P.) and Cleco Corporation, a Louisiana corporation (“HoldCo”), whereby the Initial Borrower shall be merged with and into HoldCo, with HoldCo as the surviving corporation (the “Acquisition”);~~

~~WHEREAS, immediately after the consummation of the Acquisition, the rights and obligations of the Initial Borrower hereunder shall be assigned to Cleco Power pursuant to Section 9.16;~~

WHEREAS, ~~in order to fund working capital and to fund other general corporate purposes,~~ the Borrower has requested that the Lenders extend credit in the form of revolving loans at any time and from time to time on and after the Effective Date and prior to the Latest Maturity Date, in an aggregate principal amount at any time outstanding, together with the aggregate ~~principal amount of outstanding Swingline Loans and aggregate~~ face amount of outstanding Letters of Credit, up to $300,000,000 (the “Revolving Credit Facility”); and

~~WHEREAS, Borrower has requested that the Swingline Lender make Swingline Loans, at any time and from time to time after the Effective Date and prior to the Maturity Date, in an aggregate principal amount at any time outstanding up to $35,000,000 (and, in any case, up to $300,000,000 measured together with the aggregate principal amount of outstanding Revolving Loans and the aggregate face amount of outstanding Letters of Credit); and~~

WHEREAS, the Borrower has requested that the Issuing Banks issue standby and commercial letters of credit, in an aggregate face amount at any time outstanding up to

$300,000,000 (and, in any case, up to $300,000,000 measured together with the aggregate principal amount of outstanding Revolving Loans ~~and outstanding Swingline Loans~~), to support certain payment obligations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Cleco Power LLC Credit Agreement

ARTICLE I
DEFINITIONS

SECTION 1.01     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“~~Acceptance Deadline~~Act” has the meaning set forth in ~~Section 2.12(d)~~Section 9.13.

~~“Acquired Assets” means the equity and assets of HoldCo and its Subsidiaries.~~

~~“Acquisition” has the meaning set forth in the Recitals hereto.~~

“Actual Knowledge” means, with respect to any Person and any matter, the earlier of actual knowledge of, or receipt of written notice by, a responsible officer of such Person.

“Adjusted Eurodollar Rate” means, with respect to any Eurodollar Loan or Eurodollar Borrowing for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the Eurodollar Rate for such Interest Period divided by (b) 1.00 minus the Eurodollar Reserve Percentage.

“Administrative Agent” means Mizuho Bank, Ltd., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advisor” means, with respect to any Fund, any entity which provides advice in relation to the management of investments of such Fund in a manner which is substantially the same as the manner in which a Manager would provide such advice.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means (a) with respect to any Person that is not a Fund or a direct or indirect subsidiary of a Fund, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person and (b) with respect to any Person that is a Fund or is a direct or indirect subsidiary of a Fund, any Manager or Advisor of such Fund and any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any such Manager or Advisor (including, for the avoidance of doubt, any Fund or any direct or indirect subsidiary of any Fund which is Controlled by any such Person).

“Affiliated Lender” has the meaning set forth in Section 9.02(b).

“Agreement” has the meaning set forth in the Preamble.

2	Cleco Power LLC Credit Agreement

“Amendment No. 1” means that certain Credit Agreement Amendment No. 1 made as of May 15, 2020, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means the “Effective Date” as defined in Amendment No. 1.

“Amendment No. 1 Fee Letters” means, collectively, (i) that certain Active Arranger Fee Letter, entered into as of April 16, 2020, among Mizuho Bank, Ltd., JPMorgan Chase Bank, N.A. and the Borrower, (ii) that certain Passive Arranger Fee Letter, entered into as of May 14, 2020, by and among Regions Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and the Borrower and (iii) that certain Passive Arranger Fee Letter, entered into as of May 14, 2020, by and among CoBank, ACB, Credit Agricole Corporate and Investment Bank and the Borrower.

“Amendment No. 1 Mandated Lead Arrangers” means each of Mizuho Bank, Ltd., JPMorgan Chase Bank, N.A., CoBank, ACB, Credit Agricole Corporate and Investment Bank, Regions Bank, Sumitomo Mitsui Banking Corporation, and The Bank of Nova Scotia, each in its capacity as joint lead arranger and joint bookrunner in connection with Amendment No. 1.

“Anniversary Date” has the meaning set forth in Section 2.24.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§78dd-1 et seq.), the United Kingdom Bribery Act of 2010, and other anti-corruption legislation in other jurisdictions applicable to any Borrower Group Member.

“Anti-Terrorism Law” means each of (a) Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism; (b) Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act); (c) the Money Laundering Control Act of  1986,  Public  Law  99-570;  (d) the  International  Emergency  Economic  Powers  Act,      50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. §§ 1 et seq., any executive order or regulation promulgated thereunder and administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or the U.S. Department of State; and (e) any similar law (including any laws, rules and regulations concerning or relating to bribery or corruption) enacted in the United States of America subsequent to the date of this Agreement.

“Applicable Margin” means the interest rate margin for the Revolving Credit Facility, and the rate for Commitment Fees, in each case being the rate per annum as follows:

Prici ng Level	Rating	Revolving Funding – Applicable Margin – ~~Eurodollar Loans~~		~~Applicable  Margin – Base  Rate Loans~~	Commitme nt Fee Rate
		From the Amendment No. 1 Effective Date until the	Following the first anniversary	From the Amendment No. 1 Effective Date	Following the first anniversar

3	Cleco Power LLC Credit Agreement

				1st anniversary thereof		of the Amendment No. 1 Effective Date		until the 1st anniversary thereof	y of the Amendme nt No. 1 Effective Date
	S&P/Fit ch		Mood y’s	Euro-dollar Loans	Base Rate Loan s	Euro - dolla r Loan s	Base Rate Loan s
1	≥ A	an d	≥ A2	~~1.00~~1.125%	0.12 5%	1.25 0%	0.25 0%	~~0.00~~0.125%	~~0.100~~0.15 0%
2	= A-	an d	= A3	~~1.125~~1.250%	0.25 0%	1.37 5%	0.37 5%	~~0.125~~0.150%	~~0.125~~0.17 5%
3	= BBB+	an d	= Baa 1	~~1.25~~1.375%	0.37 5%	1.50 0%	0.50 0%	~~0.25~~0.200%	~~0.175~~0.22 5%
4	~~=~~ ≤ BBB	an d	~~=~~≤ Baa2	~~1.50~~1.625%	0.62 5%	1.75 0%	0.75 0%	~~0.50~~0.250%	~~0.225~~0.27 5%
5	~~=~~ ≤ BBB-	an d	~~=~~≤ Baa3	~~1.75~~1.875%	0.87 5%	2.00 0%	1.00 0%	~~0.75~~0.300%	~~0.275~~0.32 5%
~~6~~	~~≤ BB+~~	~~an d~~	~~≤ Ba1~~	~~2.00%~~				~~1.00%~~	~~0.350%~~

For purposes of determining the “Applicable Margin”,

~~(a)          if Moody’s, S&P and Fitch all have in effect Applicable Ratings applicable to the Revolving Credit Facility, then the Applicable Margin will be based on the two highest such Applicable Ratings; provided that in cases where Fitch’s rating is~~ the highest, the ~~Applicable Rating with respect to Fitch shall instead be equal to the next highest rating from Moody’s or S&P (e.g., if the ratings from Moody’s, S&P and Fitch are Ba1, BB and BBB- respectively, then the Applicable Ratings are Moody’s Ba1 and Fitch BB+);~~

(a)           “Pricing Level” means Pricing Level 1, 2, 3, 4 or 5 referenced in the table above, as the context may require;

(b)          if ~~two of Moody’s, S&P and Fitch have in effect Applicable Ratings applicable to the Revolving Credit Facility, then the Applicable Margin will be based on such Applicable Ratings; provided that in cases where Fitch’s rating is the highest, the Applicable Rating with respect to Fitch shall instead be equal to the next highest rating~~

4	Cleco Power LLC Credit Agreement

~~from Moody’s or S&P, as applicable (e.g., if the ratings from Moody’s, and Fitch are Ba1 and BBB- respectively, then the Applicable Ratings are Moody’s Ba1 and Fitch BB+);~~all three Rating Agencies have ratings in effect, then the Pricing Level shall be based on the two highest of such ratings. If the ratings fall within different Pricing Levels, then (i) if the split is one level, the pricing will be based on the higher rating level, (ii) if the split is two levels, the pricing shall be based on the middle rating level, and (iii) if the split is more than two levels, the pricing shall be based on the rating level that is one level lower than the higher rating level;

(c)          if ~~there is no or one Applicable Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Margin~~only two of the Rating Agencies have ratings in effect, and the two ratings fall within different Pricing Levels, then (i) if the split is one level, the pricing will be based on the higher rating level, (ii) if the split is two levels, the pricing shall be based on the level ~~6~~between such ratings, and (iii) if the split is more than two levels, the pricing shall be based on the rating level that is one level lower than the higher rating level;

~~(d)          if the Applicable Ratings shall fall within different pricing levels, (i) if the split in the Applicable Ratings is one pricing level, then the Applicable Margin will be based on the lower pricing level (i.e., level 1 if the Applicable Ratings are rated level 1 and level 2), (ii) if the split in the Applicable Ratings is two pricing levels, then the Applicable Margin will be based on the pricing level between such two pricing levels (i.e., level 2 if the Applicable Ratings are rated level 1 and level 3), and (iii) if the split in the Applicable Ratings is more than two pricing levels, the Applicable Margin will be based on the pricing level immediately above the lower pricing level (i.e., level 2 if the Applicable Ratings are rated at level 1 and level 4); and~~

(d)          if only one of the Rating Agencies have ratings in effect, then the Pricing Level will be based on that rating; and

(e)          if none of the Rating Agencies have in effect a Senior Debt Rating, but any of the Rating Agencies shall have in effect a “Senior Debt Rating” as defined in the HoldCo Financing Documents for the Indebtedness thereunder, then the Applicable Margin will be based on the Pricing Level that is two Pricing Levels lower than the Pricing Level for such Indebtedness under the HoldCo Financing Documents, and for purposes of this clause (e) Pricing Level 1 is “lower than” Pricing Level 2 for example.

~~(e)          if~~If the ~~Applicable~~Senior Debt Ratings shall be changed (other than as a  result of a change in the rating system of Moody’s, S&P and Fitch, as applicable), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency, irrespective of when notice of such change shall have been furnished by the  Borrower  to   the   Administrative   Agent   and   the   Lenders   pursuant   to ~~Section 5.03(a)(viii)~~Section 5.03(a)(vii) or otherwise.

~~For purposes of this definition, pricing level 1 shall be deemed to be the lowest pricing level and pricing level 6 the highest pricing level.~~ Each change in ~~the~~each Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date

5	Cleco Power LLC Credit Agreement

immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if any such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such ~~rating agency~~Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Lender’s Revolving Loan Commitment at such time (or, if the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.22 when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation. The ~~initial~~ Applicable Percentage of each Lender ~~in respect of the Revolving Credit Facility~~as of the Amendment No. 1 Effective Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

~~“Applicable Rating” means a rating by Moody’s, S&P or Fitch with respect to the long- term unsecured senior Indebtedness of Cleco Power.~~

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“ASC” has the meaning set forth in Section 1.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A.

“Augmenting Lender” has the meaning set forth in Section 2.21(b).

“Authorized Officer” means, (a) with respect to any Person that is a corporation or a limited liability company, the chairman, any director, the president, any vice president or any Financial Officer of such Person or any other Person authorized to act on behalf of such corporation or limited liability company in respect of the action, and (b) with respect to any Person that is a partnership, any director, the president, any vice president or any Financial Officer of a general partner or managing partner of such Person or any other Person authorized to act on behalf of such partnership in respect of the action.

“Availability Period” means, for any Lender, the period from and including the ~~first Business Day after the~~ Effective Date to but excluding the earlier of (i) the Maturity Date

6	Cleco Power LLC Credit Agreement

applicable to such Lender and (ii) the date of termination of ~~the~~such Lender’s Revolving Loan Commitments.

~~“Available Disposition Offer Proceeds” has the meaning set forth in Section 2.12(c).~~

“Available Revolving Loan Commitment” means, at any time with respect to any Lender,

the Revolving Loan Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means~~,~~:

(a)          with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~; and

(b)          with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Event” means, (a) commencement by the relevant Person of any case or other proceeding (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, shall make a general assignment for the benefit of its creditors; or (b) commencement against such Person of any case or other proceeding of a nature referred to in clause (a) above which (i)  results  in the  entry of an order  for  relief or any such adjudication or appointment or (ii) remains undismissed or undischarged for a period of 60 days; or (c) commencement against such Person of any case or other proceeding seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed pending appeal within 60 days from the entry thereof; or (d) such Person taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the

7	Cleco Power LLC Credit Agreement

acts set forth in clause (a), (b) or (c) above; or (e) such Person admitting in writing its inability to pay its debts as they become due.

~~“Base Case Model” means that certain Microsoft Excel file named “Bank Model (Audited October 13, 2014)”, 3.7 MB, October 14, 2014, provided to the Lenders on or prior to the date hereof.~~

“Base Rate” means a rate per annum equal to the greatest of (a) the Prime Rate~~1~~ in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1%, and (c) the Eurodollar Rate for a one-month Interest Period on such day (or if any such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or  substitute  page  of  such  page)  at  approximately  11:00 a.m., London time, two (2) Business Days prior to such date.  Any change in the Base  Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, respectively. Notwithstanding anything herein to the contrary, any change in the Base Rate due to replacement of the Eurodollar Rate with the Benchmark Replacement shall be governed by Section 2.15.

“Base Rate Loans” means, when used in reference to any Loan or Borrowing, ~~refers to~~ a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Base Rate.

“Basel III” has the meaning set forth in the definition of “Change in Law”.

“Benchmark Replacement” has the meaning set forth in Section 2.15(e).

“Benchmark Replacement Adjustment” has the meaning set forth in Section 2.15(e).

“Benchmark Replacement Conforming Changes”  has  the  meaning  set  forth  in Section 2.15(e).

“Benchmark Replacement Date” has the meaning set forth in Section 2.15(e).

“Benchmark Transition Event” has the meaning set forth in Section 2.15(e).

“Benchmark Transition Start Date” has the meaning set forth in Section 2.15(e).

“Benchmark Unavailability Period” has the meaning set forth in Section 2.15(e).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

~~1 Need to define Prime Rate.~~

8	Cleco Power LLC Credit Agreement

“Benefit Plan” has the meaning set forth in Section 8.11(c).

“BIS” means the Bank of International Settlements.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” ~~means (a) initially, the Initial Borrower and (b) from and after the Effective Date, after giving effect to the Acquisition on the Effective Date and the automatic assignment thereafter of the Initial Borrower’s rights and obligations hereunder pursuant to Section 9.16, Cleco Power.~~has the meaning set forth in the Preamble.

~~“~~Borrower Group~~” means the Borrower, HoldCo and the Subsidiaries (other than Immaterial Subsidiaries) and~~ “Borrower Group Member” means any of the Borrower~~, HoldCo or any~~ or its Subsidiaries (other than an Immaterial Subsidiary).

“Borrowing” means ~~(a)~~ Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect ~~or (b) a Swingline Loan~~.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, substantially in the form of Exhibit B-1 or in such other form as the Administrative Agent and Borrower may agree.

“Business” has the meaning set forth in Section 6.02.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to remain closed; provided that when used in connection with a Loan bearing interest at the Eurodollar Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

~~“Capital Expenditures” means, with respect to any Person, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by such Person that, in conformity with GAAP, are required to be included as additions during such period to Property, plant or equipment reflected in the balance sheet of such Person and (b) the value of all assets under Capital Lease incurred by such Person.~~

“Capital Lease” means, as applied to the Borrower and its Subsidiaries, any lease of any property (whether real, personal or mixed) by the Borrower or a Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of the Borrower; provided that the adoption or issuance of any accounting standards after the Effective Date will not cause any lease that was not or would not have been a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease, except that in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence before ASC 842 took effect) that would constitute capital leases in conformity with GAAP before ASC 842 took effect shall be considered Capital Leases; provided, however, no power purchase agreement with an

9	Cleco Power LLC Credit Agreement

independent power producer or a power producer which is not an Affiliate of Borrower that either (a) is in effect as of the Effective Date or (b) becomes effective after the Effective Date (to the extent costs incurred by the Borrower thereunder are approved by all relevant Governmental Authorities (such as the Louisiana Public Service Commission) to be recoverable from customers of the Borrower or its Subsidiaries) shall, in each case, constitute a Capital Lease.

“Cash Equivalents” means any of the following types of investments, to the extent owned by the Borrower or any Subsidiary:

(a)           marketable direct obligations of the United States of America;

(b)          marketable obligations directly and fully guaranteed as to interest and principal by the United States of America;

(c)         demand deposits, time deposits, certificates of deposit and banker’s acceptances issued by any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any political subdivision thereof or under the laws of Canada, Switzerland or any country which is a member of the European Union having a combined capital and surplus of at least $250,000,000 and having long-term unsecured debt securities rated “A-2” or equivalent by one Rating Agency;

(d)          commercial paper or  tax  exempt  obligations  given  the  highest  rating  by  two Rating Agencies;

(e)          obligations of any other bank meeting the requirements of clause (c) above, in respect of the repurchase of obligations of the type as described in clauses (a) and (b) above, provided, that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (a) and (b) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such bank;

(f)           a money market fund or a qualified investment fund given one of the two highest long-term ratings available from S&P and Moody’s; and

(g)          Eurodollar certificates of deposit issued by a bank meeting the requirements of clause (c) above. With respect to any rating requirement set forth above, if the issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.

~~“Casualty Event” shall mean any involuntary loss of or damage to or destruction of any Property of any Borrower Group Member.~~

~~“Casualty Event Offer Amount” has the meaning set forth in Section 2.12(b).~~

“Change in Control” means

(a)          ~~(h)~~ (i) at any time prior to a Qualifying IPO, ~~(A)~~ the Sponsors shall cease to collectively directly or indirectly own and control, both legally and beneficially, more than 50% of the voting equity interests in HoldCo on a fully diluted basis (and taking into account all such

10	Cleco Power LLC Credit Agreement

securities that such “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934) has the right to acquire pursuant to any option right)~~; or (B) prior to the payment in full of the HoldCo Acquisition Loan Facility, Macquarie shall cease to collectively directly or indirectly own and control, both legally and beneficially, more than 25% of the voting equity interests in the Borrower on a fully diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right)~~ and (ii) at any time following a Qualifying IPO, any “person” or “group” owns a greater percentage of the voting equity interests in HoldCo than the Sponsors collectively hold; or

(b)          ~~(i)~~ HoldCo shall cease to own, directly or indirectly, 100% of the equity interests of the Borrower other than any such equity interests (not to exceed at any time, in the aggregate, 5.0% of all issued and outstanding equity interests ~~of~~in the Borrower) owned by current or former officers, directors and employees of the Borrower (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) in connection with any long-term incentive plan ~~(“Incentive Plan Equity Interests”)~~.

“Change in Law” means the occurrence of any of the following (a) the adoption of any Governmental Rule (including, without limitation, in respect of the implementation of the reforms to the International Convergence of Capital Measurements and Capital Standards published by the Basel Committee on Banking Supervision in September 2010 (“Basel III”), or the adoption by any Lender of any policy (or change to, or in its interpretation or application of, any policy in existence as of the date hereof) implementing any provision of Basel III) in each case following ~~October 17, 2014~~the Amendment No. 1 Effective Date, (b) any change in any Governmental Rule (including, without limitation, in respect of the implementation of Basel III) or in the interpretation or application thereof by any Governmental Authority following ~~October 17, 2014~~the Amendment No. 1 Effective Date or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any applicable Governmental Authority made or issued following ~~October 17, 2014~~the Amendment No. 1 Effective Date, in each case applicable to the relevant Lender or its holding or parent companies; provided that the adoption of any Governmental Rule, the change in any Governmental Rule or in the interpretation or application thereof by any Governmental Authority or the compliance by any Lender with any request, guideline or directive of any applicable Governmental Authority, in each case, made or issued in connection with the Dodd-Frank Street Reform and Consumer Protection Act of 2010, as amended (“Dodd-Frank”), the application of which affects the reserve, capital, liquidity or similar requirements of the relevant Lender (or its holding or parent companies, if any) regardless of the date enacted, adopted or issued shall be deemed to be a Change in Law.

~~“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and, when used with reference to any Commitment, refers to whether such Commitment is a Revolving Loan Commitment or Swingline Commitment.~~

~~“Cleco Power~~Charges” has the meaning set forth in ~~the Preamble~~Section 9.14.

~~“Cleco Power Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 16, 2013, among Cleco Power LLC, as borrower, the lenders~~

11	Cleco Power LLC Credit Agreement

~~party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other Persons from time to time party thereto.~~

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment Fee” has the meaning set forth in Section 2.13(a).

“Commitments” means the Revolving Loan Commitments~~, the Swingline Commitment~~ and any Incremental Revolving Loan Commitments.

~~“Commitment Fee” has the meaning set forth in Section 2.13(a).~~

~~“Commitment Letter” means that certain commitment letter issued by certain lenders and lead arrangers in favor of Cleco Power, dated October 17, 2014, including the term sheet attached thereto, as amended and modified by that certain (a) financial institution accession agreement, dated as of December 19, 2014, whereby CoBank, ACB acceded as a lender, joint lead arranger and joint bookrunner thereunder, (b) financial institution accession agreement, dated as of December 19, 2014, whereby Mizuho Bank, Ltd. acceded as a lender and as a senior managing agent thereunder, (c) assignment and assumption agreement, dated as of June 17, 2015, whereby, among other matters, (i) The Royal Bank of Scotland plc assigned its rights and obligations as initial lender thereunder to Mizuho Bank, Ltd. and (ii) RBS Securities Inc. assigned its rights and obligations as mandated lead arranger thereunder to Mizuho Bank, Ltd. and (d) assignment and assumption agreement, dated as of July 15, 2015, whereby Mizuho Bank, Ltd. assigned its rights and obligations as an acceding lender and senior managing agent thereunder to JPMorgan Chase Bank, N.A.~~

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes imposed in lieu of net income taxes or branch profits Taxes.

“Constitutive Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of  securities, by contract or otherwise, which, for the avoidance of doubt, shall include, with respect

12	Cleco Power LLC Credit Agreement

to any Fund, any Manager or Advisor of such Fund. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Event” means a Borrowing, the issuance of a Letter of Credit, an LC Disbursement or any of the foregoing.

~~“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.~~

“Credit Party” means the Administrative Agent, any Issuing Bank~~, the Swingline Lender~~ or any Lender.

“Debt” means the Loans and any other Indebtedness that is at least pari passu with the Loans.

“Debt to Capital Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) all ~~Debt~~Indebtedness of the Borrower and its Subsidiaries net of cash and  Cash Equivalents as of such date on a consolidated basis in excess of $5,000,000; provided that the amount of cash and Cash Equivalents to be deducted pursuant to this clause (a) shall not ~~(x)~~ include any cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries ~~or (y) exceed $75,000,000~~; to (b) the sum of (i) all ~~Debt~~Indebtedness of the Borrower and its Subsidiaries net of cash and Cash Equivalents as of such date on a consolidated basis in excess of $5,000,000; provided that the amount of cash and Cash Equivalents to be deducted pursuant to this clause (b)(i) shall not ~~(x)~~ include any cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries ~~or (y) exceed $75,000,000~~; plus (ii) all shareholders’ equity of the Borrower as of such date ~~plus (iii) all Permitted Subordinated Debt as of such date~~; provided further that ~~as of the last day of the fourth full fiscal quarter following the Effective Date and any date thereafter,~~ outstanding ~~Debt~~Indebtedness under any revolving loan facility of the Borrower or any of its Subsidiaries used for working capital purposes shall be based on a rolling four fiscal quarter average for such ~~Debt~~Indebtedness.

“Declining Lender” has the meaning set forth in Section 2.24(b).

“Default” means any event or condition which would, with the expiry of a grace period, the giving of notice or any combination of the foregoing, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit~~,~~ or LC Disbursements ~~or Swingline Loans~~ or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding

13	Cleco Power LLC Credit Agreement

obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit ~~and Swingline Loans~~ under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or Borrower’s, as applicable, receipt of such certification, (d) has become the subject of a Bankruptcy Event, or (e) has, or has a direct or indirect parent company that has, become the subject of a ~~Bail-in~~Bail-In Action.

~~“Disposition” or “Dispose” means the sale, assignment, transfer or other disposition (including any Sale and Leaseback Transaction and any termination of business lines) of any property by the Borrower or any of its Subsidiaries to any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding, for the avoidance of doubt, any such transfer or other disposition to an insurer of any Property that is the subject of a Casualty Event upon receipt by any Borrower Group Member of all Net Cash Insurance Proceeds payable in respect of such Casualty Event.~~

~~“Disposition Offer Proceeds” has the meaning set forth in Section 2.12(c).~~

“Distribution” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interests in the Borrower or any payment (whether in cash, securities or other property other than common equity), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any equity interests in the Borrower or any option, warrant or other right to acquire any such Equity Interest in the Borrower~~,~~ and (b~~) any payments in respect of Permitted Subordinated Debt and (c~~) any management fees to the extent not constituting operating expenses.

“Dollars” or “$” refers to lawful money of the United States of America.

“Early Opt-in Election” has the meaning set forth in Section 2.15(e).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

14	Cleco Power LLC Credit Agreement

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means ~~the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02)~~April 13, 2016.

“Eligible Assignee” means a commercial bank, finance company, insurance company, pension fund, or other financial institutions or funds (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, in each case solely to the extent that (i) such Person has been approved (not to be unreasonably withheld, conditioned or delayed, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and provided, further, that no consent of the Borrower shall be required for an assignment if an Event of Default has occurred and is continuing) by the Borrower, and (ii) such Person has obtained a rating of BBB+ or better by S&P and an equivalent credit rating by another Rating Agency (or an equivalent credit rating from at least two nationally recognized Rating Agencies if the named Rating Agency ceases to publish ratings); provided that (i) no private equity, infrastructure or mezzanine fund shall in any event constitute an Eligible Assignee and (ii) none of the Sponsors, the Borrower, or any of their Affiliates shall in any event constitute an Eligible Assignee.

“Environmental Laws” means all federal, state, and local statutes, laws, regulations, rules, judgments, orders or decrees, in each case as modified and supplemented and in effect from time to time regulating or imposing liability or standards of conduct relating to the regulation, use or protection of the environment or to emissions, discharges, Releases or threatened Releases of Hazardous Materials into the environment, including, without limitation, ambient air, soil, surface water, groundwater, wetlands, coastal waters, land or subsurface strata, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or to the protection or safety of the health of human beings or other living organisms and natural resources related to the environment, as now are, or may at any time hereafter be, in effect.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

15	Cleco Power LLC Credit Agreement

~~“Equity Contribution” has the meaning set forth in the definition of “Equity Portion”.~~

“Equity Interests” means, with respect to any Person, all of the shares, membership interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

~~“Equity Portion” means cash capital contributions in, and/or Permitted Subordinated Debt extended to, HoldCo, directly or indirectly, by the Sponsors (the “Equity Contribution”), such that the aggregate amount of the proceeds of such Equity Contribution shall be not less than 35% of the sum of (i) aggregate third party borrowed money of HoldCo and its Subsidiaries plus (ii) the total Equity Contribution, in each case, after giving effect to the Acquisition.~~

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a ERISA Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any ERISA Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the  Code  or  Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any ERISA Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any ERISA Plan or ERISA Plans or to appoint a trustee to administer any ERISA Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any ERISA Plan or Multiemployer ERISA Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer ERISA Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer ERISA Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status within  the  meaning  of Section 432 of the Code or Section 305 of ERISA; (h) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (i) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (j) conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any ERISA Plan; or (k) a determination that any ERISA Plan is in “at risk” status (within the meaning of Section 303 of ERISA).

16	Cleco Power LLC Credit Agreement

“ERISA Plan” means any employee pension benefit plan (other than a Multiemployer ERISA Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Loans”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Eurodollar Rate” means, with respect to any Eurodollar Borrowing or Eurodollar Loan for any Interest Period, the rate per annum rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period~~. In the event that such rate is not available at such time for any reason, then the “Eurodollar Rate” with respect to such Eurodollar Borrowing or Eurodollar Loan for such Interest Period shall be the rate at which deposits in Dollars in an amount equal to $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.~~, or such other Benchmark Replacement rate per annum as may be determined in accordance with Section 2.15; provided that if the Eurodollar Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on    such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar ~~Rate~~ Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning set forth in Article VII.

“Excluded Taxes” means, with respect to any payment made by the Borrower under any Financing Document, any of the following Taxes imposed on or with respect to a Recipient:

17	Cleco Power LLC Credit Agreement

(a)          Taxes imposed on or measured by net income (however denominated), franchise Taxes imposed in lieu of net income taxes and branch profits Taxes or similar Taxes, in each case, imposed by (i) the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes;

(b)          any Taxes imposed as a result of the failure of any Recipient to furnish any form, documentation or information required by Section 2.18(e);

(c)          in the case of a Lender, any withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect on the date on which such Lender (i) becomes a party to this Agreement or (ii) subsequently designates a new lending office except to the extent that amounts with respect to Taxes, if any, were payable to such Lender’s assignor (in the case where such Lender is a permitted assignee under Section 9.04) or to such Lender immediately before it changed its lending office (in the case where such Lender designated a new lending office); and

(d)          any withholding of Tax imposed under FATCA.

~~“Existing Credit Facilities” means (a) the Cleco Power Existing Credit Agreement and (b) the Amended and Restated Credit Agreement, dated as of October 16, 2013, among HoldCo, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other Persons from time to time party thereto.~~

“FATCA” means Sections 1471 through 1474 of the Code, as of ~~October 17, 2014~~the Amendment No. 1 Effective Date (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into to implement or further the collection of Taxes imposed pursuant to the foregoing (together with any law implementing such agreements).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System ~~arranged by Federal funds brokers~~ on such day, as published by the Federal Reserve Bank of New York on the Business Day immediately succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately succeeding Business Day ~~and~~, (b) if no such rate is so published on such immediately succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s  Website”  has  the  meaning  set  forth  in  Section 2.15(e).

18	Cleco Power LLC Credit Agreement

“Fee Letters” means, collectively, (i) the Fee Letters dated on or about October 17, 2014 between the Sponsors, each of the Mandated Lead Arrangers party thereto and the Lenders party thereto, as amended and modified by that certain assignment and assumption agreement, dated June 17, 2015, whereby, among other matters, The Royal Bank of Scotland plc and RBS Securities Inc. assigned their respective rights and obligations as financial institutions thereunder, (ii) the Amendment No. 1 Fee Letters and (iii) any letter or agreement documenting fees of the type set forth in Section 2.13(e).

“Financial Officer” means the chief financial officer, ~~principal~~chief accounting officer, vice president finance, treasurer or assistant treasurer of the Borrower or individual holding a similar position.

“Financial Ratio Certificate” has the meaning set forth in Section 5.02(c).

“Financing Documents” means (a) this Agreement, (b) any Notes issued pursuant to Section 2.10(e) and (c) the Fee Letters. Any reference in this Agreement or any other Financing Document to a Financing Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Financing Document as the same may be in effect at any and all times such reference becomes operative.

“Finsub” means each special purpose bankruptcy remote Person that is a wholly-owned (directly or indirectly) Subsidiary of the Borrower organized solely for the purpose of engaging in a Securitization Financing authorized by a Securitization Statute and a Securitization Financing Order and activities related thereto, and each is a “Finsub”.

“Fitch” means Fitch Investors Service, Inc. or its successors. “Fronting Fee” has the meaning set forth in Section 2.13(b).

“Fund” means any investment company, limited partnership, general partnership or other collective investment scheme or any body corporate or other entity, in each case, the business, operations or assets of which are managed professionally for investment purposes.

“GAAP” means generally accepted accounting principles in the United States; provided, however, that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Financing Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

19	Cleco Power LLC Credit Agreement

“Governmental Approvals” means all authorizations, consents, approvals, waivers, exceptions, variances, filings, permits, orders, licenses, exemptions and declarations of or with any Governmental Authority.

“Governmental Authority” means any nation, state, sovereign or government, any federal, regional, state or local government or political subdivision thereof, any central bank or other entity exercising executive, legislative, judicial, treasury, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Person or matters in question (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive requirement, treaty or other governmental restriction or any similar form of decision of or determination by or any interpretation or administration of any of the foregoing, in each case, having the force of law by, any Governmental Authority, which is applicable to any Person, whether now or hereafter in effect.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation or (v) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsement for a collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Material” means, but is not limited to, any solid, liquid, gas, odor, heat, sound, vibration, radiation or other substance or emission which is a contaminant, pollutant,

20	Cleco Power LLC Credit Agreement

dangerous substance, toxic substance, hazardous waste, subject waste, hazardous material or hazardous substance which is or becomes regulated by applicable Environmental Laws or which is classified as hazardous or toxic under applicable Environmental Laws (including gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls, asbestos and urea formaldehyde foam insulation).

“Hedging Arrangements” means any agreement or arrangement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial  or pricing risk or value or any similar transaction or any combination of these transactions.

“HoldCo” ~~has the meaning set forth in the Recitals hereto~~means Cleco Corporate Holdings LLC, a Louisiana limited liability company.

~~“HoldCo Acquisition Loan Facility” means the “Acquisition Loan Facility” as defined in the HoldCo Credit Agreement.~~

“HoldCo Credit ~~Agreement~~Agreements” means, collectively, (a) the Credit Agreement, dated as of April 13, 2016, among ~~the Initial Borrower, or, immediately upon consummation of the Acquisition referred to therein,~~ HoldCo, as borrower, the lenders from time to time party thereto, and Mizuho Bank, Ltd., as administrative agent~~.~~ , (b) the Term Loan Credit Agreement dated as of June 28, 2016, among HoldCo, as borrower, the lenders party thereto from time to time and Mizuho Bank, Ltd., as administrative agent, (c) the Term Loan Agreement dated as of February 1, 2019, among HoldCo, as borrower, the lenders party thereto from time to time and Mizuho Bank, Ltd., as administrative agent and (d) the Uncommitted Letter of Credit Agreement dated as of October 5, 2018 between HoldCo and The Bank of Nova Scotia, each as amended, amended and restated, waived or otherwise modified from time to time.

“HoldCo Financing Documents” means the “Financing Documents” as defined in the HoldCo Credit Agreement (or similar term in any refinancing, replacement, refunding, renewal or extension thereof).

“HoldCo Loan Facilities” means the credit facilities made pursuant to ~~the~~any HoldCo Credit Agreement and any refinancing, replacement, refunding, renewal or extension thereof.

“Immaterial Subsidiary” means any Subsidiary of the Borrower whose total assets (excluding intercompany receivables) at the relevant time of determination have a gross asset value of less than 5% of total assets (excluding intercompany receivables) of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b) and whose total consolidated revenues (excluding intercompany sales) for the twelve (12) months ending at the relevant time of determination are less than 5% of total consolidated revenues (excluding intercompany sales) of the Borrower and its Subsidiaries as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b); provided that at no time shall all Immaterial Subsidiaries so designated pursuant to this definition have in the aggregate (x) total assets (excluding intercompany receivables) at the relevant time of determination having a gross asset

21	Cleco Power LLC Credit Agreement

value in excess of 5% of total assets (excluding intercompany receivables) of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b), or (y) total consolidated revenues (excluding intercompany sales) for the twelve (12) months ending at the relevant time of determination in excess of 5% of total consolidated revenues (excluding intercompany sales) of the Borrower and its Subsidiaries on a consolidated basis as set forth on the most recent financial statements delivered pursuant to Section 5.02(a) or Section 5.02(b).

~~“Incentive Plan Equity Interests” has the meaning set forth in the definition of “Change in Control”.~~

“Increasing Lender” has the meaning set forth in Section 2.21(b).

“~~Incremental Facilities~~Increasing Renewing Lender” has the meaning set forth in  Section  ~~2.21~~2.24(~~a~~c).

“Incremental Loans” has the meaning set forth in Section 2.21(a).

~~“Incremental Revolving Facility” has the meaning set forth in Section 2.21(a).~~

~~“Incremental RevolvingFacilityAmendment”has the meaning set forth in Section 2.21(e).~~

“Incremental Revolving Increase” has the meaning set forth in Section 2.21(a).

“Incremental Revolving Loan Commitment” has the meaning set forth in Section 2.21(a).

“Indebtedness” of any Person means:

(a)           all indebtedness of such Person for borrowed money,

(b)          all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(c)          all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue for more than 180 days) that in accordance with GAAP would be included as a liability on the balance sheet of such Person,

(d)          all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person,

(e)          any Capital Lease obligations (and the amount of these obligations shall be the amount so capitalized),

(f)           all obligations, contingent or otherwise, of such Person under acceptances issued or created for the account of such Person,

22	Cleco Power LLC Credit Agreement

(g)          all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other Equity Interests of such Person or any warrants, rights or options to acquire such capital stock or other Equity Interests,

(h)          all net obligations of such Person pursuant to hedging transactions,

(i)           all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, and

(j)          all Indebtedness of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Financing Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“~~Initial Borrower~~Information” has the meaning set forth in ~~the Preamble~~Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, substantially in the form of Exhibit B-3 or in such other form as the Administrative Agent and Borrower may agree.

“Interest Payment Date” means (a) with respect to any Base Rate Loan ~~(other than a Swingline Loan)~~, the last day of each March, June, September and December and the Maturity Date~~,~~ applicable to the relevant Lender, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case  of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date ~~and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid pursuant to Section 2.10 and the Maturity Date~~applicable to the relevant Lender.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one week or one, two, three, six or, if agreed to by all Lenders,  twelve months thereafter, as the Borrower may elect; provided that:

(a)           if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless~~, in the case of a Eurodollar Borrowing only,~~ such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

23	Cleco Power LLC Credit Agreement

(b)          any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day  in  the  last  calendar month  of  such  Interest  Period)  shall  end  on  the  last Business Day of the last calendar month of such Interest Period;

(c)          any Interest Period that would otherwise extend beyond the Latest Maturity Date will end on the Latest Maturity Date; and

(d)          subject to clause (a) above, the initial Interest Period selected by the Borrower for any Eurodollar Borrowing may, if so specified in the related Borrowing Request for such Eurodollar Borrowing, be an irregular Interest Period ending on the final day of any calendar month that is not less than three Business Days after, and not more than three months after, the date of such Eurodollar Borrowing.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and~~, in the case of a Borrowing,~~ thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Invested Amounts” means the amounts invested by investors that are not Affiliates of the Borrower in connection with any receivables facility and paid to the Borrower or its Subsidiaries, as reduced by the aggregate amounts received by such investors from the payment of receivables and applied to reduce such invested amounts.

“IRS” means the United States Internal Revenue Service.

“ISP” means the International Standby Practices ISP98.

“Issuing Bank” means ~~Mizuho Bank, Ltd., in its capacity as issuer of Letters of Credit hereunder, or any other~~any Lender or Affiliate of a Lender as the Borrower may from time to time select as an Issuing Bank hereunder (provided that each such Lender or Affiliate of a Lender has agreed to be an Issuing Bank, in its sole discretion), and each of their successors in such capacity as provided in Section 2.06(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such ~~other~~ Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Latest Maturity Date” means, at any time, the latest Maturity Date applicable to any Lender at such time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

24	Cleco Power LLC Credit Agreement

“LC Collateral Account” has the meaning set forth in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of  Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Sublimit” means, ~~(a) with respect to Mizuho Bank, Ltd. as Issuing Bank, $60,000,000, and (b)~~ with respect to any ~~other~~ Issuing Bank, the amount designated by such Issuing Bank as its LC Sublimit in a written notice delivered upon becoming an Issuing Bank to the Borrower and the Administrative Agent; provided that the LC Sublimit of any Issuing Bank may be modified from time to time by written agreement between such Issuing Bank and the Borrower, a copy of which shall have been delivered to the Administrative Agent.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.21 or Section 2.24 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Issuing Bank ~~and the Swingline Lender~~.

“Letter of Credit” means any standby or commercial letter of credit issued pursuant to this Agreement.

“Letter of Credit Fee” has the meaning set forth in Section 2.13(b).

“Letter of Credit Request” means a request by the Borrower for a Letter of Credit in accordance with Section 2.06, substantially in the form of Exhibit B-2 or in such other form as the Administrative Agent, the Issuing Bank issuing such Letter of Credit and the Borrower may agree.

“LIBOR” has the meaning set forth in the definition of “Benchmark Replacement Date”.

“Lien” means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement, encumbrance, lien (statutory or other) or other security interest, any conditional sale or other title retention agreement, or any financing lease having substantially the same effect as any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable Governmental Rule.

“Loan Obligations” means, as at any date, the sum, computed without duplication, of (a) the aggregate outstanding principal amount of the Loans plus all accrued interest (whether arising or incurred before or after any bankruptcy of the Borrower) and fees on such amount or

25	Cleco Power LLC Credit Agreement

commitments relating thereto or with respect to the Revolving Credit Facility, plus (b) any amounts (including, without limitation, insurance, insurance premiums, licensing fees, recording and filing fees, and Taxes) the Administrative Agent or the Lenders expend on behalf of the Borrower in accordance with the Financing Documents because the Borrower fails to make any such payment when required under the terms of any Financing Document, plus (c) all amounts required to be paid by the Borrower to the Lenders and the Administrative Agent under an indemnification, cost reimbursement or similar provision.

“Loans” means the Revolving Loans ~~and Swingline Loans~~ made by the Lenders to the Borrower pursuant to this Agreement. Each Loan shall be either a Base Rate Loan or a Eurodollar Loan.

~~“Macquarie” means, collectively, Macquarie Infrastructure Partners Inc. and its Affiliates, and funds, separate managed accounts or similar investment vehicles managed by it or its Affiliates.~~

“Manager” means, with respect to any Fund, any general partner, trustee, responsible entity, nominee, manager, or other entity performing a similar function with respect to such Fund.

“Mandated Lead Arrangers” means, collectively, (i) each of Canadian Imperial Bank of Commerce, New York Branch, Credit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and The Bank of Nova Scotia, each in its capacity as joint lead arranger and joint bookrunner and (ii) each of the Amendment No. 1 Mandated Lead Arrangers.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of the Financing Documents, (c) the ability of the Borrower to perform any of its obligations under the Financing Documents, or (d) the rights or remedies of the Administrative Agent or any Lender under the Financing Documents.

“Material Debt Financing Document” means any credit agreement, purchase agreement, indenture, note or similar contract or instrument providing for, or evidencing, the issuance or incurrence of any Indebtedness for borrowed money in an aggregate principal amount of at least $50,000,000.

“Material Subsidiary” means any Subsidiary of the Borrower, other than Immaterial Subsidiaries.

“Maturity Date” means ~~April 13, 2021~~June 28, 2022, as such Maturity Date may be extended from time to time pursuant to Section 2.24.

“~~Merger Agreement~~Maximum Rate” has the meaning set forth in ~~the Recitals hereto~~Section 9.14.

“Moody’s” means Moody’s Investors Service, Inc. or its successors.

26	Cleco Power LLC Credit Agreement

“Mortgage” means the indenture of mortgage, dated as of July 1, 1950, made by ~~Cleco Power~~the Borrower to Bank One Trust Company, NA, as Trustee thereunder, as amended, supplemented, amended and restated, refinanced or replaced from time to time.

“Multiemployer  ERISA  Plan”  means   a   multiemployer   plan   as   defined   in Section 4001(a)(3) of ERISA.

“Multiple  Employer  Plan”   means   a   single   employer   plan,   as   defined   in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Non-Consenting Lender” has the meaning set forth in Section 9.02(d).

~~“Net Cash Insurance Proceeds” means, with respect to any Casualty Event of any Borrower Group Member, the gross cash proceeds of casualty insurance and casualty awards actually received by such Borrower Group Member in respect thereof; provided, that, Net Cash Insurance Proceeds shall be net of: (a) the amount of any legal, advisory, title, transfer and recording tax expenses, commissions and other fees and expenses paid by the Borrower or the applicable Subsidiary in connection with such Casualty Event, (b) any federal, state and local income or other taxes estimated to be payable as a result of such Casualty Event (but only to the extent that such estimated taxes are in fact paid to the relevant federal, state or local Governmental Authority; provided that at the time such taxes are paid, an amount equal to the amount, if any, by which such estimated taxes exceed the amount of taxes actually paid shall constitute “Net Cash Insurance Proceeds” for all purposes hereunder), (c) any repayments made or to be made by the Borrower or the applicable Subsidiary of Indebtedness to the extent that  the terms of such other Indebtedness require that such Indebtedness to be repaid, (d) any reserve for adjustment in respect of any liabilities (other than taxes deducted pursuant to clause (b) above) associated with such Casualty Event retained by any Borrower Group Member after such Casualty Event, including related to environmental matters or with respect to any indemnification obligations associated with such Casualty Event, and it being understood that “Net Cash Insurance Proceeds” shall include the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (d), and (e) if the applicable cash payments are in the first instance received by a Subsidiary that is not a wholly-owned Subsidiary, the related Net Cash Insurance Proceeds shall be net of the proportionate share of the common Equity Interests of such Subsidiary (and of any intermediate Subsidiary) owned by Persons that are not wholly-owned Subsidiaries of the Borrower.~~

~~“Net Cash Proceeds” means with respect to any Disposition by any Borrower Group Member or any issuance of Indebtedness by any Borrower Group Member, the gross proceeds of all cash actually received by such Borrower Group Member in connection with such Disposition or issuance; provided that (a) Net Cash Proceeds shall be net of: (i) the amount of any legal, advisory, title, transfer and recording tax expenses, commissions and other fees and expenses paid by the Borrower or the applicable Subsidiary in connection with such transaction and (ii) any federal, state and local income or other taxes estimated to be payable as a result of such~~

27	Cleco Power LLC Credit Agreement

~~transaction (but only to the extent that such estimated taxes are in fact paid to the relevant federal, state or local Governmental Authority; provided that at the time such taxes are paid, an amount equal to the amount, if any, by which such estimated taxes exceed the amount of taxes actually paid shall constitute “Net Cash Proceeds” for all purposes hereunder), (b) with respect  to any Disposition, Net Cash Proceeds shall be net of any repayments made or to be made by the relevant Borrower Group Member of Indebtedness to the extent that the terms of such other Indebtedness require that such Indebtedness be repaid, (c) for all Dispositions, Net Cash Proceeds shall be net of any earn out, indemnity or other similar obligations owed by the  relevant Borrower Group Member in connection with the acquisition thereof, (d) Net Cash Proceeds shall be net of any reserve for adjustment in respect of (i) the sale price of such asset or assets established in accordance with GAAP and (ii) any liabilities (other than taxes deducted pursuant to clause (a)(ii) above) associated with such asset or assets and retained by any Borrower Group Member after such sale or other disposition thereof, including pension and  other postemployment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include (A) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by any Borrower Group Member in any such Disposition and (B) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (d), and (e) if the applicable cash payments are in the first instance received by a Subsidiary that is not a wholly- owned Subsidiary, the related Net Cash Proceeds shall be net of the proportionate share of the common Equity Interests of such Subsidiary (and of any intermediate Subsidiary) owned by Persons that are not wholly-owned Subsidiaries of the Borrower.~~

“Non-U.S. Recipient” means a Recipient that is not a U.S. Person.

“Note” means a promissory note in the form of Exhibit F.

“~~Offer Date~~OFAC” has the meaning set forth in ~~Section 2.12(d)~~the definition of “Anti- Terrorism Law”.

“Other Borrower Credit Agreement” means the Uncommitted Letter of Credit Agreement dated as of April 30, 2018 between the Borrower and The Bank of Nova Scotia, as amended, amended and restated, waived or otherwise modified from time to time.

“Other Borrower Financing Documents” means the “Financing Documents” as defined in the Other Borrower Credit Agreement (or similar term in any refinancing, replacement, refunding, renewal or extension thereof).

~~“Offer Notice” has the meaning set forth in Section 2.12(d).~~

~~“Offer Procedures” has the meaning set forth in Section 2.12(d).~~

~~“Offer Proceeds” means the Casualty Event Offer Amount, the Remaining Portion, the Disposition Offer Proceeds or the Available Disposition Offer Proceeds, as the context may require.~~

28	Cleco Power LLC Credit Agreement

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient negotiating, executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any other Financing Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing, or any other excise or property Taxes, charges, levies or similar Taxes arising from any payment made under any Financing Document or any related credit document from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Financing Document or from the receipt or perfection of a security interest under, or otherwise with respect to any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than as assignment made pursuant to Section 2.20).

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions, established pursuant to Subtitle A of Title IV at ERISA.

~~“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by the Borrower or any Subsidiary of the Borrower of (a) all or substantially all the assets of, or (b) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if:~~

~~(a)          at the time of signing the definitive acquisition agreement with respect thereto and immediately after giving effect thereto, no Default or Event of Default has occurred and is continuing or would arise after giving effect thereto,~~

~~(b)          such Person or division or line of business is engaged in the same or a similar line of business as the Borrower or business reasonably related, ancillary or synergistic thereto (including but not limited to other regulated utility businesses),~~

~~(c)          at the time of signing the definitive acquisition agreement, the Borrower is in compliance on a Pro Forma Basis with the financial covenant contained in Section 5.12 as of the most recently ended Test Period, determined as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of such relevant Test Period, and~~

~~(d)          in the case of an acquisition or merger involving the Borrower, the Borrower is the surviving entity of such acquisition or merger.~~

“Permitted Contest Conditions” means a contest, pursued in good faith, challenging the enforceability, validity, interpretation, amount or application of any Governmental Rule, any Taxes, assessment, fee, government charge or levy or any Lien or other claim or payment of any

29	Cleco Power LLC Credit Agreement

nature, or judgment or other matter (legal, contractual or other) by appropriate proceedings timely instituted if (a) the Borrower or the applicable Subsidiary diligently pursues such contest, (b) the Borrower or the applicable Subsidiary establishes adequate reserves with respect to the contested claim to the extent required by GAAP and (c) such contest would not reasonably be expected to result in a breach of ~~Section 6.04~~Section 6.06 or an Event of Default under clause (i) in Article VII or any criminal or unindemnified civil liability (in the case of any such civil liability, otherwise required to be indemnified by the Borrower under the Financing Documents), being incurred by the Administrative Agent or any of the Lenders.

“Permitted  ~~Debt~~ Liens” has the meaning set forth in ~~Section 6.03~~Section 6.06.

~~“Permitted Investments” has the meaning set forth in Section 6.05.~~

~~“Permitted Liens” means:~~

~~(a)          Liens that secure any Permitted Debt so long as the Loan Obligations are secured on a pari passu basis;~~

~~(b)          Liens that secure any Permitted Debt of the Borrower or any other Subsidiary of Borrower so long as such Liens are permitted hereunder, or any refinancing, replacement, refunding, renewal or extension thereof, in each case, at the time of incurrence thereof;~~

~~(c)          Liens, deposits or pledges incurred or created in the ordinary course of business or under applicable Governmental Rules in connection with or to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety bonds or appeal bonds;~~

~~(d)          mechanics’, materialmen’s, workers’, repairmens’, employees’, warehousemen’s, carriers’ or other like Liens arising in the ordinary course of business or under Governmental Rules securing obligations which are not yet due, or which are adequately bonded and which are being contested pursuant to the Permitted Contest Conditions;~~

~~(e)          Liens for Taxes, assessments or governmental charges, which are not yet due or which are being contested pursuant to the Permitted Contest Conditions;~~

~~(f)           Liens arising out of judgments or awards fully covered by insurance or with respect to which an appeal or proceeding for review is being prosecuted pursuant to the Permitted Contest Conditions;~~

~~(g)          easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of  any Borrower Group Member;~~

~~(h)          Liens arising in the ordinary course of business from netting services, overdraft protection, banking services obligations and otherwise in connection with deposit, securities and commodities accounts;~~

30	Cleco Power LLC Credit Agreement

~~(i)           Liens securing judgments that do not constitute an Event of Default under clause (i) of Article VII;~~

~~(j)           Liens for purchase money security interests or Capital Lease obligations which are secured solely by the assets acquired securing Indebtedness permitted under Section 6.03(d);~~

~~(k)          zoning, building and other generally applicable land use restrictions, which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower;~~

~~(l)           Liens that have been placed by a third party on the fee title of leased real property or property over which the Borrower has easement rights, and subordination or similar agreements relating thereto;~~

~~(m)         Liens securing obligations arising under natural gas purchase agreements, natural gas transportation and storage agreements, and Hedging Arrangements  permitted  under  Section 6.12;~~

~~(n)          Liens securing other obligations in an aggregate amount not exceeding $100,000,000 at any time outstanding;~~

~~(o)          Liens securing any Permitted Receivables Financing;~~

~~(p)          Liens on Permitted Refinancing Indebtedness permitted under the definition thereof;~~

~~(q)          Liens on any cash collateral for Letters of Credit issued under this Agreement or for a Defaulting Lender’s Swingline Exposure or LC Exposure;~~

~~(r)          Liens in favor of Governmental Authorities encumbering assets acquired in connection with a government grant program, and the right reserved to, or vested in, any Governmental Authority by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to purchase, condemn, recapture or designate a purchaser of any property;~~

~~(s)          agreements for an obligation (other than repayment of borrowed money) relating to the joint or common ownership, operation, and use of property, including Liens under joint venture or similar agreements securing obligations incurred in the conduct of operations or consisting of a purchase option, call or right of first refusal with respect to the Equity Interests in such jointly owned Person or assets;~~

~~(t)        Liens on any Acquired Assets in existence on or prior to the Effective Date;~~

~~(u)          any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries, or existing on any property of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary or that is merged with or into or consolidated with the Borrower or any Subsidiary prior to such merger or consolidation, provided that (i) such Lien is not created in contemplation of or in connection~~

31	Cleco Power LLC Credit Agreement

~~with such acquisition or such Person becoming a Subsidiary or such merger, as the case may be, (ii) such Lien shall not apply to any other property or asset of the Borrower or any of the Subsidiaries, and (iii) such Lien shall secure only those obligations and liabilities that it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower or such merger, as the case may be, and any extensions, renewals, refinancings and replacements thereof that do not increase the outstanding amount thereof;~~

~~(v)          Liens (including precautionary Liens in connection with Capital Leases) on fixed or capital assets and other property (including any natural gas, oil or other mineral assets, pollution control facilities, electrical generating plants, equipment and machinery, and related accounts, financial assets, contracts and general intangibles) acquired, constructed, explored, drilled, developed, improved, repaired or serviced (including in connection with the financing of working capital and ongoing maintenance) by the Borrower, provided that (i) such security interests and the obligations and liabilities secured thereby are incurred prior to or within two hundred seventy (270) days after the acquisition of the relevant asset or the completion of the relevant construction, exploration, drilling, development, improvement, repair or servicing (including the relevant financing of working capital and ongoing maintenance), or within two hundred seventy (270) days after the extension, renewal, refinancing or replacement of the obligations and liabilities secured thereby, as the case may be, (ii) the obligations and liabilities secured thereby do not exceed the cost of acquiring, constructing, exploring, drilling,  developing, improving, repairing or servicing (including the financing of working capital and ongoing maintenance in respect of) the relevant assets, (iii) such security interests shall not apply to any other property beyond the relevant property set forth in this subsection (v) (and in the case of construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located) and subsection (y), as applicable, of the Borrower~~,~~and (iv) recourse for such obligations and liabilities under any financing secured under this subsection (v) shall be limited to the property subject to Liens permitted under this subsection (v) and subsection (w) and to the Borrower;~~

~~(w)         Liens on any Equity Interest owned or otherwise held by or on behalf of the Borrower in any Person created in connection with any project financing;~~

~~(x)          Liens securing the payment of Indebtedness of the Borrower to a state of the United States or any political subdivision thereof issued in a transaction in which such state or political subdivision issued industrial revenue bonds or other obligations, the interest on which is excludable from gross income by the holders thereof pursuant to the provisions of the Code, as  in effect at the time of the issuance of such obligations, and Indebtedness to the issuer of a letter of credit, bond insurance or guaranty to support any such obligations to the extent the Borrower is required to reimburse such issuer for drawings under such letter of credit, bond insurance or guaranty with respect to the principal of or interest on such obligations, including Liens arising pursuant to a pledge of the Borrower’s mortgage bonds issued under the Mortgage; provided that such pledged bonds shall not exceed an aggregate principal amount of $125,000,000 at any time;~~

~~(y)         Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in this definition of “Permitted Liens”; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of~~

32	Cleco Power LLC Credit Agreement

~~such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property);~~

~~(z)          Liens created by any Finsub for any Securitization Financing pursuant to any order of the applicable regulatory Governmental Authority (such as the Louisiana Public Service Commission) which allows for a securitization financing by the Borrower and/or a Finsub authorized by a Securitization Statute (any such order, a “Securitization Financing Order”);~~

~~(aa)       Liens on cash or invested funds used to make a defeasance, covenant defeasance  or in substance defeasance of any Debt pursuant to an express contractual provision in the agreements governing such Debt or GAAP, provided that immediately before and immediately after giving effect to the making of such defeasance, no Default or Event of Default shall exist;~~

~~(bb)        Liens created to secure Debt of any subsidiary to the Borrower or to any of the Borrower’s other subsidiaries;~~

~~(cc)         the Lien evidenced by the Mortgage as renewed or replaced from time to time; provided, however, that such Lien shall not extend to or over any property of a character not subject on the Effective Date to the Lien granted under the Mortgage; or~~

~~(dd)       “permitted liens”  as defined under Section 1.04 of the Mortgage, as in effect on  the Effective Date, other than “funded liens” described in clause (ix) of said Section 1.04, and other Liens not otherwise prohibited by Section 5.05 of the Mortgage, as in effect on the Effective Date, and in the event the Mortgage is terminated, Liens of the same type and nature as the foregoing Liens referred to in this clause (dd), provided, that the amounts secured by such other Liens shall not exceed the amounts that may be secured by such foregoing Liens as of the last day on which the Mortgage was in effect.~~

“Permitted Receivables Facility Assets” means (a) receivables (whether now existing or arising in the future) of the Borrower and its subsidiaries which are transferred or pledged to a Receivables Entity pursuant to a Permitted Receivables Financing and any related Permitted Receivables Related Assets which are also so transferred or pledged to such Receivables Entity and all proceeds thereof and (b) loans to the Borrower and its Subsidiaries secured by receivables (whether now existing or arising in the future) and any Permitted Receivables Related Assets of the Borrower and its Subsidiaries which are made pursuant to a Permitted Receivables Financing.

“Permitted Receivables Financing” means any receivables facility providing for the sale or pledge by the Borrower and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Borrower and such Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell or pledge interests in the respective Permitted Receivables Facility Assets to third-party investors (with the Receivables Entity permitted to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Permitted Receivables Facility Assets from the Borrower and/or the respective

33	Cleco Power LLC Credit Agreement

Receivables Sellers~~.~~, in an aggregate for all such facilities not to exceed at any time an amount equal to 10% of the aggregate receivables of the Borrower and its Subsidiaries as set forth in the most recent audited financial statements delivered pursuant to Section 5.02(a). For purposes of this definition, the “principal amount” of any receivables facility shall mean the Invested Amount.

“Permitted Receivables Related Assets” means any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to receivables and any collections or proceeds of any of the foregoing.

~~“Permitted Refinancing Indebtedness” means any Indebtedness of any Borrower Group Member issued in exchange for, or the Net Cash Proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of such Person; provided that:~~

~~(a)          the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all reasonable out-of-pocket expenses and premiums, underwriting, issuance, commitment, syndication and other similar fees, costs and expenses reasonably incurred in connection therewith);~~

~~(b)          such Permitted Refinancing Indebtedness has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;~~

~~(c)          if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Loan Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loan Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that a certificate of an Authorized Officer of the Borrower is delivered to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such subordination terms or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);~~

~~(d)          the direct or any contingent obligor with respect to such Permitted Refinancing Indebtedness is not changed from the direct or contingent obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;~~

34	Cleco Power LLC Credit Agreement

~~(e)          the Permitted Refinancing Indebtedness is not secured by any collateral not granted to the holders of the Indebtedness being financed, renewed, replaced, defeased or refunded;~~

~~(f)          such Permitted Refinancing Indebtedness shall have terms which shall be no more restrictive taken as a whole, and shall not, taken as a whole, be materially less favorable, in any respect on the Borrower or its Subsidiaries than the provisions of the Indebtedness being refinanced, renewed, replaced, defeased or refunded; provided, however, that the foregoing requirements shall not apply to pricing terms in respect of any Indebtedness being so refinanced, renewed, replaced, defeased or refunded so long as such pricing is consistent with then prevailing market pricing; and~~

~~(g)          no Default or Event of Default shall have occurred and be continuing at the time of the incurrence of such Permitted Refinancing Indebtedness, or would occur as a result of the incurrence of such Permitted Refinancing Indebtedness.~~

~~“Permitted Subordinated Debt” means any unsecured subordinated Indebtedness incurred by Borrower; provided that, all such Indebtedness shall (a) have a maturity date not earlier than six (6) months after the Maturity Date, (b) be fully subordinated in right of payment and liquidation to the prior payment in full of the Revolving Credit Facility in accordance with the terms set forth on Exhibit H hereto, and (c) be owed to HoldCo.~~

“Person” means any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, or other enterprises or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof) or other entity.

~~“Plan” means any employee pension benefit plan (other than a Multiemployer ERISA Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.~~

~~“Prepayment Portion” means (a) the aggregate amount of the Net Cash Proceeds received with respect to a Casualty Event or Disposition, as the case may be, times (b) a fraction, the numerator of which is the aggregate principal amount of Loans outstanding on the date of prepayment or the date of the offer to make a prepayment under Section 2.12 and the denominator of which is the aggregate amount of Debt of the Borrower and HoldCo outstanding on the date of prepayment or the date of the offer to make a prepayment under Section 2.12 that is required to be similarly prepaid.~~

“Prime Rate” means the rate of interest per annum published in the Wall Street Journal Eastern Edition as the “prime rate” for such day, and if the Wall Street Journal Eastern Edition does not publish such rate on such day, then such rate as most recently published prior to such day, or if for any reason such rate is no longer published or available, the rate publicly announced from time to time by the Administrative Agent (or any Lender or Issuing Bank

35	Cleco Power LLC Credit Agreement

(which agrees in writing to have its rates so used) selected by the Administrative Agent) as its prime rate.

~~“Pro Forma Balance Sheet” has the meaning set forth in Section 4.01(c).~~

“Pro Forma Basis” means, with respect to any event, that the Borrower is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the most recently ended Test Period and otherwise in accordance with Section 1.04(b) herein.

“Property” means any right or interest in or to property of any kind whatsoever, whether real or personal, or mixed and whether tangible or intangible, and including, for the avoidance of doubt, revenues and contractual rights.

“PTE” has the meaning set forth in Section 8.11(c).

~~“Proportional Share” means, with respect to any Lender and any offer in accordance with Section 2.12(d), a fraction, (a) the numerator of which is the outstanding principal amount of Loans held by such Lender as of the date of determination and (b) the denominator of which is the principal amount of all outstanding Loans held by all Lenders as of such date of determination.~~

~~“Quarter End Date” means March 31, June 30, September 30 and December 31 of each year.~~

“Qualified Eligible Assignee” means any Person that (immediately prior to giving effect to the relevant assignment under this Agreement) is (a) a Lender or (b) an Affiliate or an Approved Fund of a Lender.

“Qualifying IPO” shall mean the issuance by HoldCo or any other direct or indirect parent of HoldCo of its common stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission (or any Governmental Authority succeeding to any of its principal functions) in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering).

“Quarter End Date” means March 31, June 30, September 30  and  December 31  of  each year.

“Rating Agency” means any of S&P, Moody’s or Fitch or any similar entity or any of their respective successors.

“Receivables Entity” means a wholly-owned direct or indirect Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable of Receivables Sellers and which is designated (as provided below) as the “Receivables Entity”

36	Cleco Power LLC Credit Agreement

(a)          no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary of the Borrower in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b)         with which neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to documents relating to the relevant Permitted Receivables Financing (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and

(c)         to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of the Borrower certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions. For the avoidance of doubt, the representations, warranties, covenants and events of default contained in the Financing Documents shall not apply to any Receivables Entity.

“Receivables Seller” means the Borrower and any direct or indirect subsidiary of the Borrower that are from time to time party to a Permitted Receivables Financing.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. federal tax purposes, a Person treated as the beneficial owner thereof for U.S. federal tax purposes) and (c) any Issuing Bank.

“Register” has the meaning set forth in Section 9.04(b)(iv).

~~“Reinvestment Deadline” has the meaning set forth in Section 2.12(c).~~

~~“Reinvestment Rights” has the meaning set forth in Section 2.12(c).~~

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, attorneys-in-fact, and advisors of such Person.

“Releases” means with respect to any Hazardous Material, any release, spill, emission, emanation, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of such Hazardous Material into the indoor or outdoor environment, including, without limitation, the movement of such Hazardous Material through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

37	Cleco Power LLC Credit Agreement

“~~Remaining Portion~~Relevant Governmental Body” has the meaning  set  forth  in  ~~Section 2.12(b)~~Section 2.15(e).

“Removal Effective Date” has the meaning set forth in Section 8.06(b).

“~~Replacement  Deadline~~Renewal  Agreement”  has   the   meaning   set   forth   in ~~Section 2.12(b)~~Section 2.24.

“~~Replacement   Rights~~Renewing   Lender”   has    the    meaning    set    forth    in ~~Section 2.12(b)~~Section 2.24.

“Renewal Request” has the meaning set forth in Section 2.24.

“Required Lenders” means, at any time, subject to Section 2.22(b), Lenders holding outstanding Revolving Credit Exposures and Available Revolving Loan Commitments representing more than 50% of the sum of ~~all~~the principal amount of all Revolving Credit Exposures and Available Revolving Loan Commitments at such time.

“Resignation Effective Date” has the meaning set forth in Section 8.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Party” means  any  Person  listed  (a) in  the  Exhibit to  Executive  Order  No. 13224 of September 23, 2001 - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism; (b) on the “Specially Designated Nationals and Blocked persons” list maintained by the OFAC; (c) in any sanctions- related list of designated Persons maintained by OFAC or the U.S. Department of State or any country, region or territory which is itself the subject or target of any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time pursuant to Anti-Terrorism Laws; (d) in any successor list to either of the foregoing; or (e) any Person operating, organized or resident in or owned or controlled by any such Person or Persons described in the foregoing clauses (at the time of this Agreement, the parties hereto acknowledge that Restricted Parties include the Crimea region of Ukraine, Cuba, Iran, North Korea~~, Sudan~~  and Syria).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Credit Facility” has the meaning set forth in the Recitals hereto.

“Revolving Lender” means a Lender with a Revolving Loan Commitment.

 “Revolving Loan” means a Loan made pursuant to Section ~~2.01~~2.02.

“Revolving Loan Commitment” means, (a) with respect to any Lender at any time, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set

38	Cleco Power LLC Credit Agreement

forth on Schedule 2.01 hereto or on Schedule 1 to the Assignment and Assumption pursuant to which such Lender assumed its Revolving Loan Commitment, as applicable, and to acquire participations in Letters of Credit ~~and Swingline Loans~~ hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (i) increased from time to time pursuant to Section 2.21 or Section 2.24, (ii) reduced from time to time pursuant to Section 2.09 and (iii) reduced or increased from time to time pursuant to assignments by or  to  such  Lender  pursuant  to  Section 9.04 and (b) with respect to all Lenders at all times, the aggregate of the amounts in clause (a). The aggregate principal amount of the Lenders’ Revolving Loan Commitments on the Amendment No. 1 Effective Date is $300,000,000.

“S&P” means ~~Standard & Poor’s Rating Services~~S&P Global Ratings or its successors.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person, contemporaneously with the lease of such property or asset by the seller thereof as lessee.

“Securitization Financing” means an issuance of any bonds, other evidence of indebtedness or certificates of participation or beneficial interests that, in compliance with Internal Revenue Service Revenue Procedure 2005-62, is (a) issued by a Finsub and (b) secured by the intangible property right to collect charges for the recovery of specified costs and such other assets, if any, of a Finsub.

“Securitization Financing Order” has the meaning specified in ~~clause~~Section 6.06(~~z~~ff) ~~of the definition of “Permitted Liens”~~.

“Securitization Statute” means any Law, including the Louisiana Electric Utility Storm Recovery Securitization Act and the Louisiana Electric Utility Investment Recovery Securitization Act, that (a) is enacted to facilitate the recovery of certain specified costs incurred by the Borrower; (b) authorizes the Borrower to apply for, and authorizes the applicable regulatory Governmental Authority to issue, a financing order determining the amount of specified costs the Borrower will be allowed to recover; (c) provides that pursuant to the financing order, the Borrower acquires an intangible property right to charge, collect,  and receive amounts necessary to provide for the full recovery of the specified costs determined to be recoverable, and assures that the charges are non-bypassable; (d) guarantees that the applicable regulatory Governmental Authority will not rescind or amend the financing order, revise the amount of specified costs, or in any way reduce or impair the value of the intangible property right, except as may be contemplated by periodic adjustments authorized by such legislation; (e) provides (if applicable) procedures assuring that the sale, if any, of the intangible property right from the Borrower to any special purpose bankruptcy remote Person that is a wholly owned (directly or indirectly) Subsidiary of the Borrower organized solely for the purpose of engaging in any securitization financing pursuant to any order of the applicable regulatory Governmental Authority will be perfected under applicable law as an absolute transfer of the Borrower’s right, title, and interest in the property, and (f) authorizes the securitization of the intangible property right to recover the fixed amount of specified costs through the issuance of bonds, other evidences of Indebtedness, or certificates of participation or beneficial interest that are issued

39	Cleco Power LLC Credit Agreement

pursuant to an indenture, contract or other agreement of the Borrower or a such special bankruptcy remote Person.

“Senior Debt Rating” means at any date, the credit rating identified by S&P, Fitch or Moody’s as the credit rating which (a) it has assigned to long term ~~secured~~ senior unsecured debt of the Borrower or (b) it would assign to long term ~~secured~~ senior unsecured debt of the Borrower were the Borrower to issue or have outstanding any long term ~~secured~~ senior unsecured debt on such date.

“SOFR” has the meaning set forth in Section 2.15(e).

“Solvent” means, when used with respect to any Person, as of any date of determination, that (a) such Person is able to pay all of its liabilities as such liabilities become due, (b) the sum of the debt (including contingent liabilities) of such Person and its subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of such Person and its subsidiaries, on a consolidated basis, and (c) the capital of such Person and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business, taken as a whole, as contemplated on such date of determination (provided that, as used in this definition, the amount of any contingent liability shall be the amount that, in light of all of the facts and circumstances existing as of such date of determination, represents the amount that can reasonably be expected as of that date to become due and payable as an actual or matured liability (and for avoidance of doubt, excluding any liabilities treated as pass-through costs under the applicable regulatory regime), as determined reasonably and in good faith by such Person).

~~“Specified Representations” means the representations and warranties of the Initial Borrower in Section 3.01, 3.02, 3.03, 3.04, 3.15, 3.16, 3.18, 3.21, 3.23, 3.24 and 3.25.~~

“Sponsors” means, collectively, MIP Cleco Partners L.P. (f/k/a Como B L.P.), bcIMC Como Investment Limited Partnership and John Hancock Life Insurance Company (U.S.A.), and each of their respective Affiliates.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any of its Subsidiaries in connection with a Permitted Receivables Financing which are reasonably customary in accounts receivable financing transactions.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which is subordinated in right to the Loan Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or

40	Cleco Power LLC Credit Agreement

(b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

~~“Swingline Commitment” means the commitment of the Swingline Lender to make loans pursuant to Section 2.05, as the same may be reduced from time to time pursuant to Section 2.09; provided that in no event shall the Swingline Commitment exceed the aggregate amount of all Revolving Loan Commitments. The aggregate principal amount of the Swingline Commitment shall be $35,000,000 on the Effective Date.~~

~~“Swingline Exposure” means, at any time, with respect to (a) the Swingline Lender, the aggregate principal amount of all Swingline Loans outstanding at such time, and (b) any Lender, its Applicable Percentage of the Swingline Exposure of the Swingline Lender at such time.~~

~~“Swingline Lender” means Mizuho Bank, Ltd., in its capacity as lender of Swingline Loans hereunder.~~

~~“Swingline Loan” means a Loan made pursuant to Section 2.05.~~

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax, penalties or similar liability with respect thereto.

“Term SOFR” has the meaning set forth in Section 2.15(e).

“Test Period”  means, as of any date of determination, the most recently completed    four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 5.02(a) or 5.02(b). Any financial ratio or compliance with any covenant in respect of any Test Period shall be determined on the date on which the financial statements pursuant to Section 5.02(a) or Section 5.02(b) have been, or should have been, delivered for the applicable fiscal period ending on such Quarter End Date.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Financing Documents, the borrowing of Loans ~~and other credit extensions~~, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurodollar Rate or the Base Rate.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

41	Cleco Power LLC Credit Agreement

“UCP” means the Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC Publication No. 600.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” has the meaning set forth in Section 2.15(e).

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Tax Code.

“U.S. Tax Certificate” has the meaning set forth in Section 2.18(f)(ii)(D).

“Withdrawal Liability” means liability to a Multiemployer ERISA Plan as a result of a complete or partial withdrawal from such Multiemployer ERISA Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means~~,~~:

(a)           with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~; and

(b)         with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02          Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to ~~by Class (e.g., a “Revolving Loan”) or~~ by Type (e.g., a “Eurodollar Loan”) ~~or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a~~

42	Cleco Power LLC Credit Agreement

~~“Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Loan Borrowing”).~~.

SECTION 1.03         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable  successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules, Recitals, paragraphs, clauses, Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement (and Articles, Sections, etc. shall be deemed to be incorporated by reference into this Agreement), (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) all actions by specified officers of a Person shall be deemed to be taken by such specified officer solely in such specified officer’s capacity as such officer, (h) all calculations are to be made without duplication unless otherwise specified, (i) references to “days” means calendar days unless the term “Business Days” is used, and (j) references to a time of day means such time in New York, New York unless otherwise specified.

SECTION 1.04          Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose) (including, without limitation, any change in GAAP resulting in any operating lease being reclassified as a capital lease), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in

43	Cleco Power LLC Credit Agreement

accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards (“ASC”) 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20-15 (previously referred to as Financial Accounting Standards Board Staff Position APB 14-1) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything herein to the contrary, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for  purposes hereof that such leases were in existence before ASC 842 took effect) that would constitute capital leases in conformity with GAAP before ASC 842 took effect shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Financing Document shall be made or delivered, as applicable, in accordance therewith.

(b) All computations on a Pro Forma Basis with respect to any period shall be made giving effect to any acquisition, investment or disposition, or issuance, incurrence or assumption of or amendment to Indebtedness, or  other  transaction  that  occurred  after  the first day of such period, in each case, as if such acquisition, investment or disposition, or issuance, incurrence or assumption of or amendment to Indebtedness, or other transaction had occurred on the first day of such period (or, in the case of any balance sheet item, on the last day of the relevant period), and, to the extent applicable, giving pro forma effect to historical earnings and cash flows associated with assets acquired and investments made and excluding the pro forma effect of historical earnings and cash flows associated with assets disposed of, in each case, during such relevant period (but, in each case, without giving effect to any synergies or cost savings therefrom) and any related incurrence or reduction of Indebtedness, including adjustments in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Arrangements applicable to such Indebtedness).

SECTION 1.05         Status of Obligations. In the event that the Borrower shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take all such actions as shall be necessary to cause the Loan Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent (and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to this Agreement), the Lenders and the Issuing Banks to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms

44	Cleco Power LLC Credit Agreement

of any such Subordinated Indebtedness in order that the Administrative Agent (and each co- agent or sub-agent appointed by the Administrative Agent from time to time pursuant to this Agreement), the Lenders and the Issuing Banks may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.06          Divisions. For all purposes under the Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II
THE CREDITS

SECTION 2.01          Revolving Loan ~~Commitment~~Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period applicable to such Revolving Lender in an aggregate principal amount that will not result in (i) the amount of such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Loan Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the sum of all Revolving Loan Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02          Loans and Borrowings.          (a) Each Loan ~~(other than a Swingline Loan)~~ shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Applicable Percentages of such Borrowing. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. ~~Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.~~

(b)         Subject to Section 2.15, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith~~; provided, that, except to the extent the Administrative Agent shall have received an indemnification substantially consistent with the terms of Section 2.16 not less than three (3) Business Days prior to the Effective Date, all Borrowings made on the Effective Date must be made as Base Rate Borrowings but may be converted into Eurodollar Borrowings in  accordance  with Section 2.08. Each Swingline Loan shall be a Base Rate Loan~~. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Section 2.15, 2.16, 2.17 and 2.18 shall apply to such Affiliate to the same extent as to such Lender); provided that

45	Cleco Power LLC Credit Agreement

any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)          Each Borrowing of Eurodollar Loans shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $5,000,000. Each Borrowing of Base Rate Loans shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000, other than a Borrowing that is in an aggregate amount equal to the entire unused balance of all Revolving Loan Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) ~~or to repay a Swingline Loan as contemplated by Section 2.05. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000~~. Borrowings of more than one Type ~~and Class~~ may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Revolving Loan Borrowings outstanding.

SECTION 2.03          Requests for Borrowings. To request a Borrowing ~~(other than a Swingline Loan, which may be requested in accordance with Section 2.05)~~, the Borrower shall notify the Administrative Agent of such request by telephone, hand delivery, facsimile or electronic transmission, which such notice shall be in the form of (or, in the case of telephonic notification, promptly confirmed in the form of) a written Borrowing Request signed by the Borrower (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of a Base Rate Borrowing, not later than ~~11:00 a~~1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)           the aggregate amount of the requested Borrowing;

(ii)          the date of such Borrowing, which shall be a Business Day;

(iii)         whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

(iv)        in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)          the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing,  then  the  Borrower  shall  be  deemed  to  have  selected  an  Interest  Period  of  one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

46	Cleco Power LLC Credit Agreement

SECTION 2.04           Reserved.

SECTION 2.05           Reserved.

~~SECTION 2.05 Swingline Loans(A) . (a) Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, agrees to make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the sum of the total Credit Exposures exceeding the aggregate amount of all Revolving Loan Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.~~

~~(b)  To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone, hand delivery, facsimile or electronic transmission (and, in the case of telephonic notification, promptly confirmed by hand delivery, facsimile or electronic transmission), not later than 11:00 a.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and identify the account, including routing information, where such Swingline Loan shall be deposited. The Administrative Agent will promptly, and in any event before 1:00 p.m., New York City time on the same day it received such request from the Borrower, advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to a general deposit account of the Borrower as directed by the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.~~

~~(i)     The Swingline Lender may at any time in its sole and absolute discretion (and shall, in any case, no later than the last Business Day of each applicable week or, if a Swingline Loan is extended on the last Business Day of a week, the last Business Day of the immediately following week) request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Lender make a Base Rate Revolving Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swingline Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Loan Commitments but not otherwise subject to the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Borrowing Request available to the~~

47	Cleco Power LLC Credit Agreement

~~Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s office for payments not later than 2:00 p.m., New York City time, on the day specified in such Borrowing Request in accordance with Section 2.07, whereupon, each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.~~

~~(ii)          If for any reason any Swingline Loan cannot be refinanced by such a Revolving Loan Borrowing in accordance with clause (b)(i) above, the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Lenders fund its risk participation in the relevant Swingline Loan and each Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to clause (b)(i) above shall be deemed payment in respect of such participation.~~

~~(c)         Each Lender acknowledges and agrees that its obligation to extend Revolving Loans and acquire participations in Swingline Loans, as applicable, pursuant to this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this Section by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.~~

~~(d)        The Administrative Agent shall notify the Borrower of any refinancings and participations in any Swingline Loan acquired pursuant to this Section, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a refinancing or sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section shall not relieve the Borrower of any default in the payment thereof.~~

SECTION 2.06          Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of, and each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause one or more of its Affiliates to issue on its behalf) Letters of Credit denominated in Dollars for the account of the Borrower, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time on any Business Day during the Availability Period applicable to such Issuing Bank. In the event of any inconsistency between the terms and conditions of this

48	Cleco Power LLC Credit Agreement

Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Subject to the terms and conditions set forth herein, no Issuing Bank shall be obligated to issue, amend or increase any Letter of Credit if:

(i)         any order, judgment or decree of any Governmental Authority or  arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, such issuance of letters of credit generally, or such Letter of Credit in particular, or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it; or

(ii)          the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(b)         Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to any Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and  specifying  the   date   of  issuance,  amendment,  renewal  or  extension  (which  shall  be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application in a form acceptable to such Issuing Bank. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate LC Exposure would not exceed ~~$300,000,000~~the aggregate Revolving Loan Commitments either at the time of such issuance, amendment, renewal or extension or at the stated expiration date of such Letter of Credit (giving effect to such issuance, amendment, renewal or extension), (ii) the sum of the total Revolving Credit Exposures would not exceed the aggregate amount of all Revolving Loan Commitments, and (iii) the aggregate face amount of all outstanding Letters of Credit issued by or on behalf of the Issuing Bank issuing such Letter of Credit would not exceed such Issuing Bank’s LC Sublimit.

(c)          Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of

49	Cleco Power LLC Credit Agreement

Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date applicable to the Issuing Bank of such Letter of Credit; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above ~~(as extended pursuant to the terms of such clause (ii)~~).

(d)          Participations. By the issuance of a Letter of Credit (or an amendment to a  Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. The participations acquired by Lenders in each Letter of Credit shall, automatically and without further action by any Lender or Issuing Bank, be adjusted to reflect any increase or decrease in the Applicable Percentage of any Lender at the time of such increase or decrease. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)          Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000 and if the payment has not been made by the time due therefor, the Borrower shall be deemed to have requested (it being understood that for such purpose, the condition to Borrowing set forth herein shall not apply) that such payment be financed with a Base Rate Revolving Borrowing in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall

50	Cleco Power LLC Credit Agreement

pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of Base Rate Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)          Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in clause (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the applicable Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation,

51	Cleco Power LLC Credit Agreement

regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)          Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic transmission) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)         Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section, then Section 2.14(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to clause (e) of this Section to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)          Replacement of Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.13(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the applicable Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous related Issuing Bank, or to such successor and all previous related Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)          Cash Collateralization. In the event that (i) any Event of Default shall occur and be continuing or (ii) any LC Disbursements remain unreimbursed on or after the ~~fifth~~date that is five (5~~th~~) Business ~~Day~~Days prior to the Maturity Date applicable to the Issuing Bank of such Letter of Credit, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon (A) on the Business Day that the Borrower

52	Cleco Power LLC Credit Agreement

receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph in the case of clause (i) above or (B) on or before the fifth (5th) Business Day prior to the applicable Maturity Date, as applicable, in the case of clause (ii); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower   described   in   clause (h)   of Article VII.Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Loan Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account (and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account). Such deposit shall not bear interest, nor shall the Administrative Agent be under any obligation whatsoever to invest the same; provided that, at the request of the Borrower, such deposit shall be invested by the Administrative Agent in direct short term obligations of, or short term obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to the relevant LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in  such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the  LC  Exposure  at such time.If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower  within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide cash collateral hereunder as a result of clause (ii) of the first sentence of this subsection, the amount thereof (to the extent not applied as aforesaid) shall be returned to the Borrower when the LC Exposure is zero and all Letters of Credit shall have been returned to the Issuing Banks and shall have been cancelled.

(k)         Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, an Issuing Bank shall not be responsible to the Borrower for, and an Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including Governmental Rules or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

SECTION 2.07          Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such

53	Cleco Power LLC Credit Agreement

Lender’s Applicable Percentage~~; provided that Swingline Loans shall be made as provided in Section 2.05~~. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)         Unless the Administrative Agent shall have received notice from a Lender prior  to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of  the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily  charged by the Administrative Agent in connection with the foregoing or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this ~~subsection~~clause (b) shall be conclusive, absent manifest error.

(c)           If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Section 2.07, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

SECTION 2.08           Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. ~~This Section shall not apply to Swingline Loan Borrowings, which may not be converted or continued.~~

(b)          To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, hand delivery, facsimile or electronic

54	Cleco Power LLC Credit Agreement

transmission by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be in the form of (or in the case of telephonic notice, shall be confirmed promptly by hand delivery, facsimile or electronic transmission to the Administrative Agent of) a written Interest Election Request signed by the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to ~~(i)~~ elect an Interest Period for Eurodollar Loans that would end after the Maturity Date ~~or (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made~~applicable to the relevant Lender.

(c)          Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)         whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

(iv)         if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be  deemed to have  selected an Interest  Period of one month’s duration.

(d)          Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing the Borrower may only elect Interest Periods not in excess of one month; provided that the Administrative Agent may (or, if so instructed by the Required Lenders, shall) notify the Borrower otherwise, whereupon each Eurodollar

55	Cleco Power LLC Credit Agreement

Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09          Termination and Reduction of Revolving Loan Commitments.

(a)          Unless previously terminated, the Revolving Loan Commitments of any Lender shall terminate on the Maturity Date applicable to such Lender.

(b)         The Borrower may at any time terminate, or from time to time reduce, the Revolving Loan Commitments; provided that (i) each reduction of the Revolving Loan Commitments shall, if in part, be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Loan Commitments to the extent that, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the Revolving Loan Commitment.

(c)         The Borrower shall notify the Administrative Agent of any election to terminate or reduce the  Revolving  Loan  Commitments  under  clause  (b)  of  this  Section at  least  three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period as the Administrative Agent may agree in its sole discretion), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Loan Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Loan Commitments shall be permanent. Each reduction of the Revolving Loan Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Loan Commitments.

SECTION 2.10         Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay ~~(i)~~ to the Administrative Agent for the ratable account of each Lender ~~the then unpaid principal amount of each Revolving Loan~~ on the Maturity Date ~~and (ii) to the Swingline Lender, to the extent not otherwise refinanced with a Revolving Loan in accordance with Section 2.05, the then unpaid~~applicable to such Lender the aggregate principal amount of ~~each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the fifteenth (15th) day or the last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline~~all Loans then outstanding.

(b)         Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

56	Cleco Power LLC Credit Agreement

(c)         The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the ~~Class and~~ Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)         The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)          Any Lender may request that ~~Revolving~~ Loans made by it be evidenced by a Note in substantially the form of Exhibit F. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

SECTION 2.11         Optional Prepayment of Loans. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11. The Borrower shall notify the Administrative Agent ~~(and, in the case of prepayment of a Swingline Loan, the Swingline Lender)~~ by telephone, hand delivery, facsimile or electronic transmission (promptly confirmed, in the case of telephonic notice, by hand delivery, facsimile or electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment, or (ii) in the case of prepayment of a Base Rate Borrowing~~, not later than 1:00 p.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan~~, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be  irrevocable and shall specify (x) the prepayment date, (y) the principal amount of each Borrowing or portion thereof to be prepaid and (z) the ~~Class and~~ Type of Borrowing to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the consummation of another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in a minimum aggregate amount of $1,000,000 and $500,000 increments in excess thereof. Any such prepayment will be applied to the relevant Loans of the same type designated by the Borrower, at its sole discretion. Prepayments shall be payable without penalty or premium and shall be accompanied by (i) accrued interest to the extent required by ~~Section 2.13~~ Section 2.14 and (ii) break funding payments to the extent required by Section 2.17.

57	Cleco Power LLC Credit Agreement

SECTION 2.12          Mandatory Prepayments ~~and Mandatory Offers.~~

(a)          Mandatory Prepayment of Revolving Loans. If at any time the sum of the aggregate principal amount of all Revolving Credit Exposures exceeds the aggregate amount of all Revolving Loan Commitments, the Borrower shall immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate principal amount of all Revolving Credit Exposures to be less than or equal to the aggregate amount of all Revolving Loan Commitments.

~~(b) Mandatory Offer with the Net Cash Insurance Proceeds of Casualty Events. On each applicable Offer Date, the Borrower shall make a mandatory offer to each Lender for the prepayment of outstanding Loans in an amount equal to 100% of the Prepayment Portion of any Net Cash Insurance Proceeds received by the Borrower or any of its Subsidiaries since the last Interest Payment Date (and not yet applied in accordance with this Section 2.12(b)) to the  extent all such Net Cash Insurance Proceeds received in such fiscal year exceed $30,000,000 (such amount, the “Casualty Event Offer Amount”); provided, however, no such mandatory offer shall be required under this Section 2.12(b) to the extent the Borrower notifies the Administrative Agent in writing no later than five (5) Business Days before the relevant Offer Date that the Borrower or such Subsidiary has elected to apply such Casualty Event Offer Amount to restore or replace the affected Property or otherwise to reinvest in Property of a kind then used or usable in the Business (including reinvestments in Permitted Acquisitions) within three-hundred sixty (360) days of the receipt of such Casualty Event Offer Amount (the “Replacement Deadline” and such rights, the “Replacement Rights”); provided, further, to the extent the Borrower or Subsidiary fails to apply any or all of such Casualty Event Offer Amount to any such restoration, replacement or reinvestment by the Replacement Deadline (any amount of the relevant Net Cash Insurance Proceeds not so applied, the “Remaining Portion”), the Borrower shall make a mandatory prepayment offer in accordance with the procedures set forth in Section 2.12(d) below.~~

~~(c) Mandatory Offer with Net Cash Proceeds of a Disposition. On each applicable Offer Date, the Borrower shall make a mandatory offer to each Lender for the prepayment of outstanding Loans in an amount equal to 100% of the Prepayment Portion of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries on account of any Disposition pursuant to Section 6.01(b) herein since the last Interest Payment Date (and not yet subject to an offer in accordance with this Section 2.12(c)) to the extent all such Net Cash Proceeds received in such fiscal year exceed $30,000,000 (the “Disposition Offer Proceeds”); provided, however, no such offer shall be required under this Section 2.12(c) to the extent the Borrower notifies the Administrative Agent in writing no later than five (5) Business Days before the relevant Offer Date that the Borrower or such Subsidiary has elected to apply such Disposition Offer Proceeds to reinvest in Property of a kind then used or usable in the Business (including reinvestments in Permitted Acquisitions) within three-hundred sixty (360) days of the receipt of such Disposition Offer Proceeds (the “Reinvestment Deadline” and such rights, the “Reinvestment Rights”); provided, further, to the extent the Borrower or Subsidiary fails to apply any or all of such Disposition Offer Proceeds to any such reinvestment by the Reinvestment Deadline (any amount of the Disposition Offer Proceeds not so applied, the “Available Disposition Offer~~

58	Cleco Power LLC Credit Agreement

~~Proceeds”), the Borrower shall make a mandatory prepayment offer in accordance with the procedures set forth in Section 2.12(d) below.~~

~~(d) Mandatory Offer Procedures. Any mandatory offer pursuant to Section 2.12(b) or Section 2.12(c) shall be made in accordance with the following procedures:~~

~~(i) not more than thirty (30) days after (x) in the event the Borrower does not exercise its Replacement Rights, receipt of the Casualty Event Offer Amount or, in the event the Borrower does exercise its Replacement Rights, the Replacement Deadline, or (y) in the event the Borrower does not exercise its Reinvestment Rights, receipt of the Disposition Offer Proceeds or, in the event the Borrower does exercise its Reinvestment Rights, the Reinvestment Deadline, as applicable (the “Offer Date”), the Borrower shall send a notice to the Administrative Agent for distribution to each Lender (such notice, the “Offer Notice” and the procedures set forth therein, the “Offer Procedures”) stating:~~

~~(A) that a prepayment offer is being made pursuant to Section 2.12(b) or Section 2.12(c), as applicable,~~

~~(B) the amount of Offer Proceeds subject to such offer,~~

~~(C) that any Lender that accepts such offer in accordance with this Section 2.12(d)(i) shall receive a prepayment of its Loans equal to its Proportional Share of the Offer Proceeds determined as of the Offer Payment Date, to be applied in accordance with Section 2.12(f) of this Agreement,~~

~~(D) the time and date by which such Lender must deliver to the Administrative Agent and Borrower written notice of its acceptance of such offer (which, in any case, shall not be less than five (5) Business Days nor longer than twenty (20) Business Days after the distribution of the Offer Notice) (the “Acceptance Deadline”),~~

~~(E) the date such prepayment is to occur (which, in any case, shall be no later than the next Interest Payment Date occurring after the Acceptance Deadline) (the “Offer Payment Date”), and~~

~~(F) that any Lender that accepts the offer shall be entitled to withdraw its election if the Administrative Agent receives written notice thereof by no later than 5:00 p.m. New York City time on the date before the Offer Payment Date.~~

~~(ii) Any Loans held by a Lender that validly accepts such offer by the Acceptance Deadline will continue to accrue interest at the rate otherwise required hereunder until (but excluding) the Offer Payment Date (or, if different, the date actually repaid).~~

~~(iii) The Loans to be prepaid pursuant to the offer shall be paid without penalty or premium and shall be accompanied by (A) accrued interest to the extent required by Section 2.14 and (B) break funding payments to the extent required by Section 2.17.~~

59	Cleco Power LLC Credit Agreement

~~(iv) The Proportional Share of the Offer Proceeds of any Lender that does not accept the offer in accordance with the Offer Procedures shall be retained by the Borrower.~~

~~(v) The offer and prepayment will be carried out in accordance with the applicable Offer Procedures.~~

(b)         ~~(e)~~ Notice; Interest.  The Borrower shall notify the Administrative Agent ~~(and, in the case of prepayment of a Swingline Loan, the Swingline Lender)~~ by telephone, hand delivery, facsimile or electronic transmission (promptly confirmed, in the case of telephonic notice, by hand delivery, facsimile or electronic transmission) of any prepayment  under Section 2.12(a) (i) in the case of  prepayment  of  a  Eurodollar  Borrowing,  not  later  than  1:00 p.m., New York City time, three (3) Business Days before the date of prepayment and (ii) in the case of prepayment of a Base Rate Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment.   Each such notice shall specify (x)  the prepayment date, (y) the principal amount of each Borrowing or portion thereof to be prepaid and (z) the ~~Class and~~ Type of Loans to be prepaid in accordance with ~~Section 2.12(f)~~Section 2.12(c). Prepayments  shall  be  payable  without  penalty  or  premium  and  shall  be  accompanied  by (i) accrued interest to the extent required by ~~Section 2.13~~ Section 2.14 and (ii) break funding payments to the extent required by Section 2.17.

(c)          ~~(f)~~ Application of Mandatory Prepayments ~~and Mandatory Offers~~. Prepayments required to be made pursuant to Section 2.12(a) ~~and Section 2.12(d)~~ shall be applied to the outstanding Revolving Loans on a pro rata basis in accordance with the amount of Revolving Loans held by each Revolving Lender.

Amounts to be applied pursuant to this ~~Section 2.12(f) to the prepayment of Revolving Loans~~ Section 2.12(c) shall be applied, first, to reduce outstanding Base Rate Revolving Loans and, then, to reduce outstanding Eurodollar Revolving Loans, unless otherwise directed by the Borrower.

For the avoidance of doubt, no mandatory prepayment ~~or mandatory offer of Revolving Loans~~ under this Section 2.12 shall be accompanied by a permanent reduction in the Revolving Loan Commitments.

SECTION 2.13          Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the “Commitment Fee”), which shall accrue at the “Commitment Fee Rate”, as set forth in the definition of Applicable Margin, on the average daily amount of the Available Revolving Loan Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the earlier of (i) the Maturity Date applicable to such Lender and (ii) the date on which such Revolving Loan Commitment is terminated or reduced to zero in accordance with Section 2.09~~; provided that for purposes of calculating the Available Revolving Loan Commitment of each such Lender, the Swingline Exposure of such Lender shall not be included in the Credit Exposure for such Lender~~. Accrued fees shall be payable in arrears on each Quarter End Date and on the date on which such Commitments terminate or are reduced to zero, commencing on the first such date to occur after the Effective Date; provided that any accrued commitment fees outstanding after the

60	Cleco Power LLC Credit Agreement

date on which the Commitments terminate shall be payable on demand. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)          The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit (the “Letter of Credit Fee”), which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period (x) from and including the later of (A) the issuance date of such Letter of Credit and (B) the most recent Quarter End Date (y) to but excluding the earlier of (A) the Quarter End Date on which the payment thereof is made in accordance with the terms hereof or (B) the date of termination of such Letter of Credit and (ii) to each Issuing Bank for its own account a fronting fee (the “Fronting Fee”), which shall accrue at a rate per annum and in accordance with terms mutually and separately agreed upon between the Borrower and such Issuing Bank, which such agreement shall also set forth such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, Letter of Credit Fees and Fronting Fees accrued through and including each Quarter End Date shall be payable on each such Quarter End Date, commencing (if applicable) on the first such Quarter End Date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Loan Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All Letter of Credit Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the  actual  number  of days elapsed (including the first day but excluding the  last day).

(c)          The Borrower agrees to pay to the Administrative Agent, for its own account, agency fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)          All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.14           Interest. (a) The Loans comprising each Base Rate Borrowing ~~(including each Swingline Loan)~~ shall bear interest at the Base Rate plus the Applicable Margin; provided that notwithstanding the foregoing, such interest rate shall at no time be less than 0.00% per annum.

(b)          The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted Eurodollar Rate for the Interest Period in effect for such Borrowing plus the

61	Cleco Power LLC Credit Agreement

Applicable Margin; provided that notwithstanding the foregoing, such interest rate shall at no time be less than 0.00% per annum.

(c)          Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in clause (a) or (b) of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to Base Rate Revolving Loans as provided in clause (a) of this Section.

(d)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Loan Commitments; provided that (i) interest accrued pursuant to clause (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor in accordance with this Agreement, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, Adjusted Eurodollar Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.15          Alternate Rate of Interest~~. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:~~; Effect of Benchmark Transition Event.

~~(a)          the Administrative Agent determines (acting reasonably and taking into consideration the conditions in the bank credit markets generally) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate or the Eurodollar Rate, as applicable, for such Interest Period; or~~

~~(b)         the Administrative Agent is advised by the Required Lenders (acting reasonably and taking into consideration the conditions in the bank credit markets generally) that the Adjusted Eurodollar Rate or the Eurodollar Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;~~

~~then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (and the Administrative Agent shall provide such notice promptly following such circumstances no longer existing as determined by the Administrative Agent in~~

62	Cleco Power LLC Credit Agreement

~~its sole discretion (or, in the case of clause (b) above, promptly following the Administrative Agent being advised thereof by the Required Lenders)), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be converted or continued as a Base Rate Borrowing on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.~~

(a)         Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Financing Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement. Any  such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective  on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurodollar Rate with a Benchmark Replacement pursuant to this Section will occur prior to the applicable Benchmark Transition Start Date.

(b)          Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right, acting in good faith, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)          Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, shall be made in good faith and shall be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(d)          Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the

63	Cleco Power LLC Credit Agreement

Borrower will be deemed to have converted any such request into a request for a Borrowing of  or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the Eurodollar Rate will not be used in any determination of Base Rate.

(e)          Certain  Defined  Terms.As used in this Agreement, each of the following capitalized terms has the meaning given to such term below:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurodollar Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurodollar Rate:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein

64	Cleco Power LLC Credit Agreement

and (b) the date on which the administrator of the London interbank offered rate (“LIBOR”) permanently or indefinitely ceases to provide LIBOR; or

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate:

(1)         a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)         a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)         a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Section 2.15 and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate  for  all  purposes  hereunder  pursuant  to  Section 2.15.

“Early Opt-in Election” means the occurrence of:

65	Cleco Power LLC Credit Agreement

(1)         (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.15, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, and

(2)         (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

SECTION 2.16          Increased Costs; Illegality. (a) If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate) or any Issuing Bank;

(ii)          impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)        subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such

66	Cleco Power LLC Credit Agreement

Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)          If any Lender or any Issuing Bank determines that any Change in Law, or directive from the BIS or another regulatory authority that such Lender is regulated by, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)          A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank,  as  the  case  may  be,  the  amount  shown  as  due  on  any  such  certificate  within   ten (10) Business Days after receipt thereof.

(d)          Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than two hundred ten (210) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law or directive giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving  rise  to  such  increased  costs  or  reductions  is  retroactive,  then  the  two hundred  ten (210)-day period referred to above shall be extended to include the period of retroactive effect thereof.

Notwithstanding the foregoing, (i) to the extent that (x) a Lender will increase its level of capital or liquidity above the level that would have been maintained by such Lender had the Effective Date occurred on October 17, 2014 and there has not been a Change in Law or a directive from BIS or another regulatory authority that such Lender is regulated by or (y) there has been a Change in Law or a directive from BIS or another regulatory authority that such Lender is

67	Cleco Power LLC Credit Agreement

regulated by and a Lender will increase its level of capital or liquidity by an amount greater than the increase attributable thereto, the Borrower will not be required to pay any amount or amounts pursuant to this Section 2.16 with respect to such increase in capital above that required by the Change in Law and (ii) to the extent that an assignment of all or any portion of the Loan or commitment of any Lender would, at the time of such assignment, result in an increase in costs from those being charged by the assigning Lender prior to the assignment, then the Borrower will not be required to pay such increased costs.

(e)           If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its lending office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate (and such Lender shall use commercially reasonable efforts to provide such notice promptly following such circumstances no longer existing as determined by such Lender in its sole discretion). Upon  any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.17          Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11 or  Section 2.12), (b) the  conversion of any Eurodollar Loan other  than on the  last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period

68	Cleco Power LLC Credit Agreement

applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include  an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurodollar Rate (excluding, for the avoidance of doubt, the Applicable Margin) that would have been applicable to such Loan,  for  the  period from the  date  of such event to the  last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

SECTION 2.18          Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by the Borrower under any Financing Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b)          Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)          Indemnification by the Borrower. The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Financing Document (including amounts paid or payable under this Section 2.18(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.18(d) shall be paid within ten (10) days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing in reasonable detail the basis of the indemnity claim. Such certificate shall be conclusive of the amount so payable absent manifest error; provided that the Borrower will not be required to indemnify a Lender pursuant to this Section 2.18 for

69	Cleco Power LLC Credit Agreement

any amounts paid by such Lender more than two hundred ten (210) days prior to the date of delivery of such certificate. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) attributable to such Lender that are paid or payable by the Administrative Agent or the Borrower (as applicable) in connection with any Financing Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.18(e) shall be paid within ten (10) Business Days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)        Status of Lenders.

(i)          Any Recipient that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Financing Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Recipient, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything  to  the  contrary  in  the  preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A) through Section 2.18(f)(ii)(E) below) shall not be required if in the Recipient’s judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense  or would materially prejudice the legal or commercial position of such Recipient. Upon the reasonable request of the Borrower or the Administrative Agent, any Recipient shall update any form or certification previously delivered pursuant to this Section 2.18(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Recipient, such Recipient shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)          Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Recipient shall, if it is legally eligible to do so, deliver to the Borrower and

70	Cleco Power LLC Credit Agreement

the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Recipient becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A)         in the case of a Recipient that is a U.S. Person, IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(B)         in the case of a Non-U.S. Recipient claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Financing Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Financing Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)          in the case of a Non-U.S. Recipient for whom payments under any Financing Document constitute income that is effectively connected with such Recipient’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)        in the case of a Non-U.S. Recipient claiming the benefits of the exemption for portfolio  interest  under  Section 881(c)  of  the  Code  both  (1) IRS  Form W-8BEN or W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit G (a “U.S. Tax Certificate”) to the effect that such Recipient is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)        in the case of a Non-U.S. Recipient that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this ~~clause~~Section 2.18(f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Recipient is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Recipient may provide a U.S. Tax Certificate on behalf of such partners; or

(F)          any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

71	Cleco Power LLC Credit Agreement

(iii)        If a payment made to a Recipient under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine whether such Recipient is in compliance with such Recipient’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include  any amendments made to FATCA after the date of this Agreement.

(g)         Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including additional amounts paid pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such  Governmental  Authority.  Notwithstanding  anything   to   the   contrary   in   this  Section 2.18(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.18(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.18(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h)          Issuing Bank. For purposes of Section 2.18(e) and Section 2.18(f), the term “Lender” includes ~~the~~ Issuing Banks.

SECTION 2.19          Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.

(a)         The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, Section 2.17 or Section 2.18, or otherwise) prior to 1:00 p.m., New York City time on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the

72	Cleco Power LLC Credit Agreement

Administrative Agent at its offices at Harborside Financial Center, 1800 Plaza Ten, Jersey City, NJ 07311-4098, Attention of Nobu Sakyo, (Telecopy No. 201-626-9335), (Telephone No. 201- 626-9333), except that payments to be made directly to an Issuing Bank ~~or Swingline Lender~~ as expressly provided herein and except that payments pursuant to ~~Section 2.15,~~ Section 2.16, Section 2.17, Section 2.18 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any  payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)           If at any time insufficient funds are received by the Administrative Agent to pay fully all amounts of principal, interest and fees or other sums then due under the Financing Documents, such funds shall be applied ratably as follows:

first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and any Issuing Bank from the Borrower,

second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower,

third, to pay interest then due and payable on the Loans ratably,

fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Loan Obligations, and fifth, to the payment of any other Loan Obligation then due and payable to the Administrative Agent or any Lender by the Borrower.

(c)         ~~(b)~~ Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default or Event of Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurodollar Loan ~~of a Class~~, except (i) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (ii) in the event, and only to the extent, that there are no outstanding Base Rate Loans ~~of the same Class~~ and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.17. The Administrative Agent  and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Loan Obligations.

(d)          ~~(c)~~ At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Financing Documents, may be paid from the proceeds of Borrowings made

73	Cleco Power LLC Credit Agreement

hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section. The Borrower hereby irrevocably authorizes the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Financing Documents and agrees that all such amounts charged shall constitute Revolving Loans and that all such Borrowings shall be deemed to have been requested pursuant to  Section 2.03~~, 2.04 or 2.05, as applicable~~.

(e)          ~~(d)~~ If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements ~~or Swingline Loans~~ resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements ~~and Swingline Loans~~ and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements ~~and Swingline Loans~~ of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements ~~and Swingline Loans~~; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements ~~and Swingline Loans~~ to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees,  to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(f)         ~~(e)~~ Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing ~~Bank~~Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment,  then each of the applicable Lenders or the applicable Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

74	Cleco Power LLC Credit Agreement

(g)          ~~(f)~~ If any Lender shall fail to make any payment required to be made by it pursuant to ~~Section 2.05(c),~~Section 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent~~, the Swingline Lender~~ or the Issuing Banks to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.20          Mitigation Obligations; Replacement of Lenders. (a) If  any Lender requests compensation under Section 2.16, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate  or  reduce  amounts  payable  pursuant  to  Section 2.16 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to  such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          If (i) any Lender requests compensation under Section 2.16, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Financing Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (~~w~~A) the Borrower shall have paid to the Administrative Agent the assignment fees (if any) specified in Section 9.04, (~~x~~B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements ~~and Swingline Loans~~, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (~~y~~C) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments and (~~z~~D) such assignment does not conflict with applicable Governmental Rules. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In the event that a Lender being replaced hereunder does not execute an Assignment and Assumption pursuant to this Section within three (3) Business Days after receipt by such Lender of a notice of replacement pursuant to this Section, the Administrative Agent shall be entitled (but not obligated) to execute such an Assignment and Assumption on behalf of such

75	Cleco Power LLC Credit Agreement

Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the replacement Lender shall be effective for purposes of this Agreement.

SECTION 2.21          Expansion Option. (a) The Borrower may from time to time elect to ~~(x)~~ increase the Revolving Loan Commitments (any such increase, an “Incremental Revolving Increase”~~) and/or (y) add one or more incremental revolving credit facility tranches (each an “Incremental Revolving Facility”; the Incremental Revolving Increases and the Incremental Revolving Facilities are collectively referred to as “Incremental Facilities”, the~~; the loans extended ~~thereunder~~pursuant to such increase, the “Incremental Loans” and the commitments with respect thereto, the “Incremental Revolving Loan Commitments”) ~~or a combination thereof in (i) an unlimited amount so long as, on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Facility (assuming the full amount thereof is drawn) and after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments, the Borrower is in compliance with Section 5.12 as of the last date of the immediately preceding Test Period plus, (ii) the amount of any optional prepayments of the Revolving Loans or any Incremental Loans since the Effective Date to the extent accompanied by a corresponding permanent reduction in the relevant Commitment (it being understood that any such voluntary prepayment and permanent Commitment reduction financed with the proceeds of a substantially concurrent borrowing under an Incremental Revolving Facility shall be permitted under this clause (ii)), in each case~~, subject solely to the following terms and conditions:

(i)           no existing Lender will be required to participate in any such Incremental ~~Facility~~Revolving Increase without its consent;

(ii)         no Default or Event of Default under the Financing Documents would exist after giving effect thereto~~, or, if the proceeds of any Incremental Revolving Facility are being used to finance a Permitted Acquisition or other permitted investment, no Default or Event of Default would exist as of the date of signing the definitive agreement with respect to such Permitted Acquisition or other permitted investment;~~;

~~(iii)         (x) the maturity date of such Incremental Facilities shall be no earlier than the Maturity Date or, if later, the latest maturity date of any other Incremental Revolving Facility then outstanding, (y) such Incremental Facilities shall require no scheduled amortization or mandatory commitment reduction prior to the Maturity Date and (z) in the case of an Incremental Revolving Increase, the Incremental Revolving Increase shall be on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Credit Facility (other than with respect to closing fees, upfront fees and similar closing payments which shall be as agreed between the Borrower and the applicable Increasing Lenders);~~

(iii)       immediately after giving effect thereto, the sum of all increases (other than any increase in any Lender’s Revolving Loan Commitment in order to replace another Lender pursuant to Section 9.04) in the aggregate Revolving Loan Commitments made pursuant to this Section 2.21 shall not exceed $150,000,000;

76	Cleco Power LLC Credit Agreement

(iv)       ~~the interest rate margins and (subject to clause (iii)(y)) amortization schedule applicable to any Incremental Revolving Facility shall be determined by the Borrower and the Augmenting Lenders or other lenders thereunder~~each such increase of the aggregate Revolving Loan Commitments shall be in minimum increments of $10,000,000 or such remaining partial amount not to exceed the maximum aggregate increase set forth in clause (iii) above; and

(v)         ~~any Incremental Revolving Facility shall be on terms and pursuant to documentation to be determined; provided that, to the extent such terms and documentation are not consistent with the Revolving Credit Facility (except to the extent permitted by~~ clause (iii) ~~or~~ (iv) ~~above), they shall be reasonably satisfactory to the Administrative Agent.~~all representations and warranties made by the Borrower in any Financing Document shall be true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects) on and as of the date of such request by the Borrower for an Incremental Revolving Loan Commitment (or to the extent that such representations and warranties specifically refer to a specified date, as of such specified date).

(b)         The Borrower may arrange for any such increase ~~or tranche~~ to be provided by one or more Lenders (each Lender so agreeing to an increase in its Revolving Loan Commitment, ~~or to participate in such Incremental Revolving Facility,~~ an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Revolving Loan Commitments~~, or to participate in such Incremental Revolving Facility,~~ or extend new Revolving Loan Commitments, as the case may be; provided that (i) each Increasing Lender and Augmenting Lender shall be subject to the approval of the Borrower, the Administrative Agent and each Issuing Bank, and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto. Incremental Revolving Increases~~,~~ and new Revolving Loan Commitments ~~and Incremental Revolving Facilities~~ created pursuant to this Section 2.21 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.

(c)          On the effective date of any Incremental Revolving Increase being made, (i) each relevant Increasing Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any Incremental Revolving Increase (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of

77	Cleco Power LLC Credit Agreement

the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.17 if the deemed payment occurs other than on the last day of the related Interest Periods.

~~(d)          The Incremental Facilities shall rank pari passu in right of payment with the Revolving Credit Facility.~~

(d)          ~~(e) Incremental Revolving Facilities may be made pursuant to separate documentation or hereunder pursuant to an amendment or restatement (an “Incremental Revolving Facility Amendment”) of this Agreement and, as appropriate, the other Financing Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Revolving Facility Amendment may, without~~Without the consent of any other Lenders, the Increasing Lenders and/or Augmenting Lenders, the Borrower and the Administrative Agent may effect such amendments to this Agreement and the other Financing Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.21. Nothing contained in this Section 2.21 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Revolving ~~Facilities~~Increases, at any time.  This Section 2.21 shall supersede any provisions herein requiring pro rata treatment of the Lenders or Section 9.02 to the contrary.

SECTION 2.22          Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)          fees shall cease to accrue on the Available Revolving Loan Commitment of such Defaulting Lender pursuant to Section 2.13;

(b)          the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)          if any ~~Swingline Exposure or~~ LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)          so long as no Default or Event of Default shall be continuing, all or any part of the ~~Swingline Exposure and~~ LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s ~~Swingline Exposure and~~ LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

78	Cleco Power LLC Credit Agreement

(ii)          if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one (1) Business Day following notice by the Administrative Agent ~~(x) first, prepay such Swingline Exposure and (y) second~~, cash collateralize for the benefit of each Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)        if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)         if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to ~~Section 2.13(a) and~~ Section 2.13(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)         if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.13(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to each Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(vi)         so long as such Lender is a Defaulting Lender, the ~~Swingline Lender shall not be required to fund any Swingline Loan and the~~ Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.06(j), and participating interests in any such newly ~~made Swingline Loan or any newly~~ issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.06(j) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent or any Lender shall occur following the date hereof and for so long as such event shall continue, (ii) a Bail-in Action with respect to a Lender Parent or any Lender shall occur following the date hereof or (iii) the ~~Swingline Lender or the~~ Issuing Banks have a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, ~~the Swingline Lender shall not be required to fund any Swingline Loan and~~ an Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless ~~the Swingline Lender or~~ such Issuing Bank~~, as the case may be,~~ shall have entered into arrangements with the Borrower or such Lender, satisfactory to ~~the Swingline Lender or~~ such Issuing Bank~~, as the case may be,~~ to defease any risk to it in respect of such Lender hereunder.

79	Cleco Power LLC Credit Agreement

(d)          Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank ~~or Swingline Lender~~ hereunder;

third, to cash collateralize the Issuing Banks’ ~~Swingline Exposure and~~ LC Exposure in accordance with clause (c) above;

fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future ~~Swingline Exposure and~~ LC Exposure with respect to such Defaulting Lender;

sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks ~~or Swingline Lender~~ as a result of any judgment of a court of competent jurisdiction obtained by any Lender~~,~~ or the Issuing Banks ~~or Swingline Lender~~ against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded Letters of Credit ~~and Swingline Loans~~ are held by the Lenders pro rata in accordance with the

80	Cleco Power LLC Credit Agreement

Commitments without giving effect to Section 2.20. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant  to  this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(e)         In the event that the Administrative Agent, the Borrower~~, the Swingline Lender~~ and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the ~~Swingline Exposure and~~ LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders ~~(other than Swingline Loans)~~ as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.23        Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)          the effects of any ~~Bail-in~~Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.

SECTION 2.24    Renewal Options.

(a)          The Borrower may, by notice (a “Renewal Request”) to the Administrative Agent (who shall promptly notify the Lenders) given at any one time in any calendar year not less than

81	Cleco Power LLC Credit Agreement

sixty (60) days prior to any anniversary of the Amendment No. 1 Effective Date (such date, the “Anniversary Date”), request an extension of the Latest Maturity Date to a date one (1) year following the Latest Maturity Date; provided that no more than two (2) Renewal Requests may be delivered pursuant to this Section 2.24. If the conditions in Section 2.24(e) are met, the Maturity Date applicable to each Renewing Lender (as defined below) shall be extended to the date one (1) year after the Latest Maturity Date that was previously applicable, effective as of the date such conditions are met.

(b)         Each Lender may, in its individual and sole discretion, agree to so extend its Commitments (a “Renewing Lender”) by delivering to the Administrative Agent a written notice of its agreement to do so no later than thirty-five (35) days prior to the relevant Anniversary Date, and the Administrative Agent shall (i) notify the Borrower in writing of the Lenders’ decisions and (ii) notify the Lenders in writing of the aggregate Commitments of the Declining Lenders (as defined below), in each case no later than thirty (30) days prior to the relevant Anniversary Date. The Commitment of any Lender that fails to accept or respond to a Renewal Request (such Lender, a “Declining Lender”) shall be terminated as provided in Section 2.09(a) on the Maturity Date applicable to such Lender, and any outstanding Loans of such Declining Lender shall be repaid as provided in Section 2.10(a) on such Maturity Date, in each case to the extent such Commitments and Loans are not assigned to an Increasing Renewing Lender or a New Renewing Lender pursuant to Section 2.24(c) or Section 2.24(d) below.

(c)         The Borrower shall have the right, on or before the relevant Anniversary Date, to replace any Declining Lender with a Renewing Lender (an “Increasing Renewing Lender”) or with one or more Eligible Assignees (each, a “New Renewing Lender”) that agrees, in each case in its individual and sole discretion, to assume all or a portion of the Commitment of a Declining Lender, and a Declining Lender shall upon the request of the Borrower assign its Commitment to such Increasing Renewing Lender or New Renewing Lender; provided that such assignment shall require each of the consents required under Section 9.04(b)(i) and must otherwise be made in compliance with Section 9.04.

(d)          Upon any assignment by a Declining Lender pursuant to clause (c) above, the Borrower shall pay in full to each Declining Lender the unpaid principal amount of all Loans owing to such Declining Lender in respect of any Commitments so assigned, together with all accrued and unpaid interest thereon and all fees accrued and unpaid under this Agreement to the date of such payment of principal, any break funding payment required in accordance with Section 2.17, and all other amounts due to such Declining Lender under the Financing Documents.

(e)          As a condition precedent to any extension pursuant to this Section 2.24, (i) more than fifty percent (50%) of the aggregate outstanding Commitments under the Revolving Credit Facility immediately prior to the relevant Anniversary Date must be extended (including by way of assignments to Increasing Renewing Lenders and New Renewing Lenders) thereby, (ii) such extension shall have been duly authorized by the Borrower and the relevant Extension Agreement and any other documentation related thereto shall have been duly executed and delivered by the Borrower, (iii) all representations and warranties made by the Borrower in any Financing Document shall be true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect,

82	Cleco Power LLC Credit Agreement

such representation and warranty shall be true and correct in all respects) on and as of the extension effective date (or to the extent that such representations and warranties specifically refer to a specified date, as of such specified date), (iv) no Default or Event of Default under the Financing Documents shall have occurred and be continuing as of the Extension Date or would result from such extension and (v) the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower dated as of the extension effective date certifying as to the matters set forth in the foregoing clauses (ii) – (iv) and attaching a copy of the resolutions adopted by the Borrower in compliance with the foregoing clause (ii). Any extension pursuant  to this Section 2.24 shall be effected pursuant to an extension agreement executed and delivered by the Borrower, the Renewing Lenders, any New Renewing Lenders and the Administrative Agent (“Renewal Agreement”). Each Renewal Agreement may, without the consent of any  other Lenders, effect such amendments to this Agreement and the other Financing Documents solely as may be necessary or appropriate in the reasonable opinion of the Administrative Agent to effect the provisions of this Section 2.24 as mutually agreed upon by the Administrative Agent and the Borrower.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 3.01          Organization. ~~Prior to the consummation of the Acquisition, the Initial Borrower is a corporation, duly formed, validly existing and in good standing under the laws of the State of Louisiana. Following the consummation of the Acquisition and the assignment thereafter of the Initial Borrower’s rights and obligations hereunder pursuant to Section 9.16, the~~The Borrower is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Louisiana.

SECTION 3.02           Authority. The Borrower and each of its Subsidiaries has the full power and authority to conduct its business as now conducted and as proposed to be conducted by it and to execute, deliver and perform its respective obligations under the Financing Documents to which it is a party.

SECTION 3.03          Necessary Action. All necessary action on the part of the Borrower ~~or any of its Subsidiaries~~and its Affiliates required to authorize the execution, delivery and performance of the Financing Documents has been duly and effectively taken.

SECTION 3.04   Due Authorization, Etc. The execution, delivery and performance of the Financing Documents have been duly authorized by all necessary action on the part of the Borrower ~~and each of its Subsidiaries party thereto~~, and the Financing Documents have been executed and delivered by the Borrower and ~~each such Subsidiary and~~ constitute the legal, valid and binding obligations of the Borrower ~~and each such Subsidiary~~, enforceable against the Borrower ~~and each such Subsidiary~~ in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent

83	Cleco Power LLC Credit Agreement

conveyance or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether considered in equity or at law).

SECTION 3.05         Compliance with Law. Except as otherwise disclosed in writing to the ~~Mandated Lead Arrangers~~Lenders prior to ~~October 17, 2014~~the Amendment No. 1 Effective Date, the Borrower and each of its Subsidiaries is  in  compliance  with  all  Governmental  Rules (including Environmental Law) applicable to the Borrower and such Subsidiary and with the terms of all Governmental Approvals obtained by the Borrower except ~~to the extent that~~where (i) any failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) the necessity of compliance therewith is contested pursuant to Permitted Contest Conditions.

SECTION 3.06          No Litigation. Except as otherwise disclosed to the ~~Mandated Lead Arrangers~~Lenders prior to ~~October 17, 2014~~the Amendment No. 1 Effective Date, no action, suit or other proceeding is pending and, to the Borrower’s Actual Knowledge, no action, suit or proceeding has been threatened in writing or any investigation instituted, in each case with respect to the execution and delivery of the Financing Documents or the performance of any of the Borrower’s obligations thereunder that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, except that the commencement by the Borrower or any of its Subsidiaries or any Governmental Authority of a rate proceeding, fuel adjustment clause audit ~~or~~, earnings review or market power filing before such Governmental Authority shall not constitute such an action, suit or proceeding unless and until such Governmental Authority has made a final determination thereunder that would reasonably be expected to have a Material Adverse Effect.

~~SECTION 3.07~~ Title~~(A) . As of the Effective Date, the Borrower has a valid ownership interest and good title in all material property it purports to own, free and clear of Liens, subject only to Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or reasonably anticipated to be conducted or to utilize such properties for their intended purposes.~~

SECTION 3.07         ~~SECTION 3.08~~ Governmental Approvals. All Governmental Approvals required to be obtained by the Borrower and each of its Subsidiaries in connection with (i) the execution and delivery of, and performance by it of its obligations, and the exercise of its rights, under and in accordance with, the Financing Documents, (ii) the ownership and operation of the ~~Acquired Assets~~Borrower and its Subsidiaries in accordance with all Governmental Rules (including all applicable material Environmental Laws) and (iii) the validity and enforceability of the Financing Documents to which it is a party have been obtained, except in any such case, to the extent not required to be obtained at the date this representation is made or repeated or where any failure to obtain the same would not reasonably be expected to result in a Material Adverse Effect. Such Governmental Approvals that are required to be in effect on or prior to the date this representation is made or repeated have been validly issued and are in full force and effect. With respect to any Governmental Approval not required to be obtained as of such date, the Borrower has no reason to believe that such Governmental Approval will not be obtained in the ordinary course of business as and when needed except to the extent that the

84	Cleco Power LLC Credit Agreement

failure to obtain any such Governmental Approval would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08         ~~SECTION 3.09~~ Financial Condition. The Borrower’s ~~(a) Pro Forma Balance Sheet provided on the Effective Date, a copy of which shall have been delivered to the Administrative Agent, presents fairly, in all material respects, the financial condition of  the Borrower and its Subsidiaries on a consolidated basis as of the date thereof and (b)~~ latest financial statements provided on any date subsequent to the Effective Date, copies of which shall have been delivered to the Administrative Agent, have been prepared in conformity with GAAP and, in each case, present fairly, in all material respects, (~~i~~a) the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the Effective Date or the date of such financial statements, as applicable, and (~~ii~~b) all material liabilities, direct and contingent, of the Borrower and its Subsidiaries, which are required by GAAP to be so disclosed, existing as of the date of such financial ~~statement or Pro Forma Balance Sheet, as applicable,~~statements are disclosed in such statements. No Material Adverse Effect shall have occurred and be continuing since ~~the later of (x) the date of the Pro Forma Balance Sheet and (y)~~ the date of the most recent audited annual financial statements of the Borrower delivered pursuant to Section 5.02(a).

~~SECTION 3.10 Capitalization. On the Effective Date, after giving effect to the Acquisition:~~

~~(a)          the Sponsors collectively own, directly or indirectly, 100% of the equity interests of the HoldCo; and~~

~~(b)         HoldCo directly owns 100% of the equity interests of the Borrower and all Permitted Subordinated Debt owed by the Borrower or any subsidiary of the Borrower, in each case free and clear of all Liens other than non-consensual Permitted Liens that do not secure any Indebtedness or Liens securing the obligations under the HoldCo Loan Facilities.~~

~~SECTION 3.11 Subsidiaries. As of the Effective Date, the Initial Borrower has no subsidiaries other than those that have been created or acquired in accordance with the Financing Documents or that have been (or will promptly be) disclosed in writing to the Administrative Agent.~~

~~SECTION 3.12 Taxes. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all material income Tax returns and all other material Tax returns and reports which are required to be filed by it, and has paid or caused to be paid all material income Taxes and all other material Taxes due, except such Taxes, if any, as are being contested pursuant to Permitted Contest Conditions.~~

~~SECTION 3.13 No Default. No Default or Event of Default has occurred and is continuing under the Financing Documents to which it is a party.~~

~~SECTION 3.14 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is~~

85	Cleco Power LLC Credit Agreement

~~reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect~~.

SECTION 3.09        ~~SECTION 3.15~~ No Violation. None of the execution, delivery or performance by the Borrower ~~or any of its Subsidiaries~~ of the Financing Documents ~~to which it is a party~~ (i) violates, contravenes or conflicts with the terms of the Borrower’s or such Subsidiary’s Constitutive Documents or (ii) violates or constitutes a default or requires consent (except for such consents that have been obtained or are not required at the date this representation is made or repeated) by the Borrower or any of its Subsidiaries under any material Governmental Rule applicable to the Borrower or any of its Subsidiaries or ~~the Acquired Assets or~~ any other material contractual obligation to which the Borrower or any such Subsidiary is a party, except for, with respect solely to clause (ii) hereof, for any defaults or violations or consents that would not reasonably be expected to result in a Material Adverse Effect. None of the execution, delivery or performance of the Financing Documents results in, or requires, the creation or imposition of any Lien on properties or revenues of the Borrower or any of its Subsidiaries except for Permitted Liens.

SECTION 3.10          ~~SECTION 3.16~~ Not Investment Company. The Borrower is not, and is not required to be registered as, an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.11          ~~SECTION 3.17~~ Accuracy of Disclosures. The written information furnished by or on behalf of the Borrower to the Administrative Agent and the Lenders in connection with the Financing Documents or delivered thereunder (other than any report prepared by an independent third party consultant), that relates to the Borrower~~,~~ or any of its Subsidiaries~~, the Acquired Assets or the Acquisition~~, other than any projections, forecasts, estimates, budgets and other forward-looking statements, does not contain, as of the date furnished any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, not materially misleading in light of the circumstances under which they were made, provided that with respect to projections, forecasts, estimates, budgets and other forward-looking statements and information, the Borrower only represents that such projections, forecasts, estimates, budgets and other forward-looking information were prepared in good faith upon assumptions believed by the Borrower to be reasonable at the time made.

SECTION 3.12         ~~SECTION 3.18~~ Margin Regulations. The use of proceeds of the Revolving Credit Facility will not violate or result in a violation of Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States of America. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.

~~SECTION 3.19 Labor Relations. Except as would not reasonably be expected to have a Material Adverse Effect, there is (a) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or~~

86	Cleco Power LLC Credit Agreement

~~under a collective bargaining agreement is so pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Borrower or any of its Subsidiaries, and (c) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, no union organizing activities are taking place with respect to any thereof.~~

SECTION 3.13        ~~SECTION 3.20~~ Environmental Matters. Except as otherwise disclosed in writing to the ~~Mandated Lead Arrangers prior to October 17, 2014 (including, without limitation, the draft of the disclosure letter to be delivered by HoldCo in connection with the Merger Agreement):~~Lenders prior to the Amendment No. 1 Effective Date:

(a)          To the Borrower’s knowledge, the facilities and properties owned, leased or operated by the Borrower and its Subsidiaries (as used in this ~~Section 3.20~~Section 3.13, “properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any applicable Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

(b)         To the Borrower’s knowledge, (i) except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect, the properties and all operations at the properties are in compliance, and have, for the last five years, been in compliance in all material respects with all applicable Environmental Laws and Environmental Permits, and (ii) there is no contamination at, under or about the properties or violation of any applicable Environmental Law or Environmental Permit with respect to the properties or the Business except as would not reasonably be expected to have a Material Adverse Effect. All Environmental Permits necessary in connection with the ownership and operation of the Borrower’s or its Subsidiaries’ businesses have been obtained and are in full force and effect, except where any such failure to obtain and maintain in full force and effect (individually or in the aggregate) has not had and is not reasonably likely to result in a Material Adverse Effect.

(c)         Neither the Borrower nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability pursuant to Environmental Laws or Environmental Permits with regard to any of the properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in a Material Adverse Effect.

(d)          To the Borrower’s knowledge, Hazardous Materials have not been transported or disposed of from the properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any applicable Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

87	Cleco Power LLC Credit Agreement

(e)          No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law against the Borrower or any of its Subsidiaries with respect to any of the properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements or liens outstanding under any Environmental Law with respect to any of the properties or the Business, except insofar as such proceeding, action, decree, order or other requirement or lien, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

(f)          To the Borrower’s knowledge ~~of the Borrower~~, there has been no release or threat of release of Hazardous Materials at or from any of the properties arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with any of the properties or otherwise in connection with the Business in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under applicable Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a Material Adverse Effect.

SECTION 3.14         ~~SECTION 3.21~~ Anti-Terrorism Laws ~~and~~; Sanctions; Anti- Corruption Laws. (a) The Borrower and each of its Subsidiaries has not, directly or indirectly, (i) knowingly conducted any business or engaged in making or receiving any contribution of funds (including the proceeds from any Borrowing), goods or services to or for the benefit of any Restricted Party, (ii) knowingly dealt in, or otherwise engaged in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iii) knowingly engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. To the knowledge of the Borrower, its employees and agents are in compliance with Anti-Terrorism Laws applicable to the Borrower in all material respects. As of the Amendment No. 1 Effective Date, the information included in any Beneficial Ownership Certification (to the extent required to be provided) is true and correct in all respects.

(b)          The Borrower and its  Subsidiaries  have  conducted  their  businesses  in compliance in all material respects with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

~~SECTION 3.22 Immunity. Neither the Borrower nor any of its material assets  or material properties is entitled to any immunity from jurisdiction or legal process.~~

~~SECTION 3.23 Pari Passu Rankings. The obligations of the Borrower under the Financing Documents rank at least pari passu in right of payment with the claims of all of its other unsecured and unsubordinated creditors.~~

~~SECTION 3.24 Solvency. After giving effect to the incurrence of the Debt being incurred in connection herewith on the Effective Date, the Borrower and each of its Subsidiaries, on a consolidated basis, will be Solvent.~~

88	Cleco Power LLC Credit Agreement

~~SECTION 3.25 Use of Proceeds. The Borrower has used and is using the proceeds of the Loans exclusively for the purposes specified in Section 5.01.~~

~~To the extent that any representations and warranties (other than the Specified Representations) contained in the Financing Documents would be untrue on the Effective Date, the Borrower shall have the cure rights referred to in clause (e) of Article VII to correct the matters covered by such representations which were untrue on the Effective Date.~~

ARTICLE IV
CONDITIONS

SECTION 4.01          Reserved.

~~SECTION 4.01 Effective Date. The effectiveness of the Revolving Credit Facility and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) (the making of such initial Loan or issuance of Letter of Credit by a Lender or an Issuing Bank, as applicable, being conclusively deemed to be its satisfaction or waiver of the conditions precedent):~~

~~(a)         The Merger Agreement (i) shall have been duly authorized, executed, and delivered by the Persons who are (or are intended to be) parties thereto; (ii) shall be in substantially the same form as the draft attached to the Commitment Letter as Appendix 2, subject to amendments, modifications and waivers, in each case, that are not materially adverse to the interests of the Lenders in the aggregate or that have been approved by the prior written consent of the Mandated Lead Arrangers (it being understood and agreed that (A) any reduction in the Merger Consideration (as defined in the Merger Agreement) shall not be deemed materially adverse to the interests of the Lenders in the aggregate but that any such reduction (except as contemplated in the Merger Agreement) shall reduce, on a Dollar-for-Dollar basis applied ratably, (x) the amounts required to be contributed to the equity of the Borrower (and, without duplication, of HoldCo) and as Permitted Subordinated Debt, in each case on the Effective Date and (y) amounts available under the HoldCo Acquisition Loan Facility, and (B) any change, adverse to the interests of the Lenders in any material respect, to the definition of “material adverse effect on the Company” in the Merger Agreement shall require the consent of each Mandated Lead Arranger); and (iii) shall be in full force and effect, and a fully executed true, complete and correct copy of the Merger Agreement shall have been delivered to the Administrative Agent certified as of the Effective Date by an Authorized Officer of the Initial Borrower as to delivery of a true, complete and correct copy thereof and its being in full force and effect.~~

~~(b)          This Agreement and any Notes required to be in place on the Effective Date shall have been duly authorized, executed, and delivered by the Initial Borrower and will be in full force and effect.~~

~~(c)          The Administrative Agent shall have received a copy, certified as true and correct by an Authorized Officer of the Initial Borrower, of a pro forma balance sheet setting forth the~~

89	Cleco Power LLC Credit Agreement

~~consolidated assets and liabilities of the Borrower and its Subsidiaries as of the Effective Date, which such pro forma balance sheet may be prepared based on the balance sheet as of last day of the most recently completed four-fiscal quarter period ended at least forty-five (45) days prior to the Effective Date (or ninety (90) days in the case such four-fiscal quarter period is the end of HoldCo’s fiscal year) or as of such later date as the Initial Borrower may elect in its sole discretion and shall be prepared after giving effect to the transactions contemplated hereby and the Merger Agreement as if the transactions contemplated hereby or thereby had occurred as of such date (the “Pro Forma Balance Sheet”).~~

~~(d)         As of immediately prior to and immediately after the consummation of the transactions under the Merger Agreement, (i) Macquarie shall directly or indirectly own and control, both legally and beneficially, at least twenty-five percent (25%) of the outstanding equity interests of Initial Borrower, (ii) the Sponsors shall collectively, directly or indirectly own and control, both legally and beneficially, more than fifty percent (50%) of the outstanding voting equity interests of the Initial Borrower and (iii) the Sponsors shall collectively, directly or indirectly, have the right to elect a majority in voting power of the board of directors (or comparable governing body) of the Initial Borrower.~~

~~(e)          The Administrative Agent shall have received the following documents, each certified as indicated below:~~

~~(i)           a copy of a certificate as to the existence/authorization of the Initial Borrower from the Secretary of State of the Initial Borrower’s state of organization dated as of a recent date;~~

~~(ii)        a copy of the articles of incorporation or certificate of formation (or such other Constitutive Documents as the case may be) of the Initial Borrower, together with any amendments thereto, certified by the Secretary of State of the Initial Borrower’s state of organization dated as of a recent date; and~~

~~(iii)        a certificate of the Initial Borrower, executed by an Authorized Officer of such Person certifying:~~

~~(A)         that attached to such certificate is a true and complete copy of the Constitutive Documents of the Initial Borrower, as amended and in effect on the date of such certificate;~~

~~(B)         that attached to such certificate is a true and complete copy of resolutions duly adopted by the authorized governing body of the Initial Borrower, authorizing the execution, delivery and performance of the Financing Documents to which it is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and~~

~~(C)         as to the incumbency and specimen signature of each officer, member or partner (as applicable) of the Initial Borrower, executing the Financing Documents to which the Initial Borrower is a party and each other document to be delivered by the Initial Borrower, from time to time pursuant to the terms thereof (and the Administrative~~

90	Cleco Power LLC Credit Agreement

~~Agent and each Lender may conclusively rely on such incumbency certification until it receives notice in writing from the Initial Borrower).~~

~~(f)          Prior to or concurrent with the funding of the Loans, the Sponsors shall have made directly or indirectly cash capital contributions to HoldCo, or extended Permitted Subordinated Debt in an aggregate amount at least equal to the Equity Portion.~~

~~(g)         The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Kirkland & Ellis LLP, New York counsel for the Borrower in substantially the form attached hereto as Exhibit I- 1, (ii) Taylor, Porter, Brooks & Phillips L.L.P., Louisiana counsel for the Initial Borrower, in substantially the form attached hereto as Exhibit I-2, (iii) Phelps Dunbar L.L.P., Louisiana counsel for Cleco Power, in substantially the form attached hereto as Exhibit I-3, (iv) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Louisiana counsel for HoldCo and Cleco Power, in substantially the form attached hereto as Exhibit I-4, and (v) Van Ness Feldman LLP, federal regulatory counsel for the Initial Borrower, in substantially the form attached hereto as Exhibit I-5.~~

~~(h)          The Administrative Agent and the Lenders shall have received, or simultaneously with the Effective Date shall receive, all fees, expenses and other amounts due and payable to, or for the account of, the Administrative Agent and Lenders on or prior to the Effective Date.~~

~~(i)          All conditions precedent to the Closing under and as defined in the Merger Agreement shall have been satisfied without any amendment, modification or waiver thereof except as permitted under Section 4.01(a) hereto.~~

~~(j)          The Administrative Agent shall have received, at least three Business Days prior to the requested funding date in the case of Eurodollar Loans and on the requested funding date in the case of Base Rate Loans, a Borrowing Request, duly executed by an Authorized Officer of the Initial Borrower, requesting the funding of the initial Revolving Loans and any Letter of Credit to be issued on the Effective Date.~~

~~(k)          (i) The representations and warranties made by HoldCo or with respect to the Acquired Assets in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Initial Borrower has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Merger Agreement, determined without regard to whether any notice is required to be delivered by the Initial Borrower and (ii) the Specified Representations, in each case, shall be true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects) on and as of the Effective Date (or to the extent that such representations and warranties specifically refer to a specified date, as of such specified date). Notwithstanding anything herein to the contrary, to the extent that any other representations and warranties contained in the Financing Documents would be untrue on the Effective Date, the Borrower shall have the cure rights referred to in clause (e) of Article VII to correct the matters covered by such representations which were untrue on the Effective Date.~~

91	Cleco Power LLC Credit Agreement

~~(l)          The Lenders shall, to the extent the Initial Borrower shall have received a reasonable request therefor at least ten (10) Business Days in advance, have received at least three (3) Business Days in advance of the Effective Date all documentation and other information reasonably required by the Lenders to comply with any requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act. (Title III of Pub. Law 107-56 (signed into law October 26, 2001), as amended.~~

~~(m)         There has been no “material adverse effect on the Company” (as defined in the Merger Agreement) since the date of the Merger Agreement.~~

~~(n)          The Administrative Agent shall have received the Base Case Model, certified as such by an Authorized Officer of the Initial Borrower.~~

~~(o)          The Initial Borrower shall have received ratings applicable to the Revolving Credit Facility from any two of S&P, Moody’s and Fitch.~~

~~(p)         The Administrative Agent shall have received evidence the Existing Credit Facilities (other than contingent indemnification obligations which survive by their terms) shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans) and any and all liens thereunder shall have been terminated and released.~~

SECTION 4.02         Each ~~Subsequent~~ Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any Incremental Loan, which shall be governed by Section 2.21) and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, in each case, after the Effective Date, is subject to the satisfaction or waiver by the relevant Required Lenders of the following conditions:

(b)          ~~(a)~~ (i) In the case of a Letter of Credit, or a Revolving ~~Loan or a Swingline~~ Loan, the Administrative Agent and the relevant Issuing Bank, as applicable, shall have received a Borrowing Request~~, a request for a Swingline Loan~~ or a Letter of Credit Request, as applicable, in accordance with Article II hereto, duly executed by an Authorized Officer of the Borrower, requesting the funding of the Revolving Loans or the ~~Swingline Loan or the~~ issuance of the Letter of Credit, as applicable.

(c)          ~~(b)~~ All representations and warranties made by the Borrower in any Financing Document (other than the representations and warranties set forth in Section 3.06, the last sentence of Section 3.08, Section 3.13(c) and Section 3.13(e) hereof) shall be true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects), with all representations and warranties that are made as of a specified date being true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects) as of such specified date.

92	Cleco Power LLC Credit Agreement

(d)          ~~(c)~~ At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing, or would occur as a result of such Borrowing or such Letter of Credit.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit under this Section 4.02 shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in ~~clause~~clauses (b) and (c) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Loan Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that the Borrower will, and will cause its Subsidiaries (other than any Receivables Entity or any Finsub) to:

SECTION 5.01          Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans for general corporate purposes including to finance ~~the ongoing Capital Expenditures~~capital expenditures and working capital requirements of the Borrower~~, to fund Permitted Acquisitions, to fund fees and expenses incurred in connection with the Acquisition (including the closing of the Revolving Credit Facility) and to refinance outstanding Indebtedness under the Existing Credit Facilities.~~ and its Subsidiaries.

SECTION 5.02          Financial Statements. Deliver to the Administrative Agent (for prompt further distribution to each Lender):

(a)          within one-hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the audited balance sheet, and related statements of comprehensive income, stockholder’s equity and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of the end of and for such fiscal year, setting forth in comparative form the respective audited figures for the previous fiscal year, if such comparative figures shall be available, prepared in accordance with GAAP and certified by an independent public accounting firm of recognized national standing or any other independent registered public accounting firm acceptable to the Required Lenders (without qualification or exception as to scope of the audit) to the effect that the financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied;

(b)         within sixty (60) days after the end of each fiscal quarter of the Borrower (commencing with the first full quarter to end following the Effective Date), copies of the unaudited consolidated balance sheet and related statements of comprehensive income, stockholder’s equity and cash flows of the Borrower and its consolidated Subsidiaries as of the end of such quarterly period or for the portion of the fiscal year then-ended prepared in accordance with GAAP and stating in comparative form the respective figures for the

93	Cleco Power LLC Credit Agreement

corresponding period in the previous fiscal year, if such comparative figures shall be available, all certified by one of the Borrower’s Authorized Officers as presenting fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as to the end of such period and the results of its operations as of the end of such period in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of footnotes; and

(c)         concurrently with the delivery of the annual and quarterly financial statements of the Borrower under Section 5.02(a) or Section 5.02(b), (i) a certificate of an Authorized Officer of the Borrower (A) certifying whether, to such Authorized Officer’s Actual Knowledge, a Default or Event of Default has occurred at any time since the delivery of the prior certificate delivered pursuant to this Section 5.02(c) (or, with respect to the first such certificate, since the Effective Date) and, if a Default or Event of Default has occurred and is continuing, a statement specifying the nature thereof and any action taken or proposed to be taken with respect thereto to remedy the same and (B) if any change has occurred in GAAP or in the application thereof since the date of the most recent audited financial statements of the Borrower previously delivered to the Administrative Agent pursuant to Section 5.02(a) that has had a material effect on the financial statements accompanying such certificate, specifying the effect of such change, and (ii) a certificate of a Financial Officer of the Borrower in the form attached as Exhibit E (a “Financial Ratio Certificate”) together with the supporting documentation therein specified.

SECTION 5.03          Notices of Material Events.

(a)          The  Borrower  will,  as  soon  as  practicable   and   in   any   event   within   five (5) Business Days after the Borrower obtains Actual Knowledge of any of the following, give written notice to the Administrative Agent:

(i)           the occurrence of any Default or Event of Default (with a description of any action being taken or proposed to be taken with respect thereto);

~~(ii)         the occurrence of any event of loss which would reasonably be expected to result in a mandatory prepayment under Section 2.12(b);~~

~~(iii)        any sale or other disposition of the assets or other property of the Borrower or any of its Subsidiaries which would result in an offer to make a mandatory prepayment pursuant to Section 2.12(c);~~

(ii)         ~~(iv)~~ any written notice to the Borrower indicating that any material Governmental Approval will not be granted or renewed or will be granted or renewed on terms materially more burdensome than proposed or will be terminated, revoked or suspended, or any action, suit or other proceeding has been filed or commenced related to any of the foregoing~~;~~, in each case other than any rate proceeding, fuel adjustment clause audit, earnings review or market power filing before any Governmental Authority unless and until such Governmental Authority has made a final determination thereunder that would reasonably be expected to result in a Material Adverse Effect;

94	Cleco Power LLC Credit Agreement

(iii)       ~~(v)~~ any material citation, summons, subpoena, order, notice, claim or proceeding brought by, or brought against, the Borrower or any of its Subsidiaries, with respect to (A) any proceeding before any Governmental Authority (other than proceedings in the ordinary course of business before any applicable regulatory authority) or (B) any real property under any Environmental Law, in each case that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(iv)         copies of all reports on Form 8-K that the Borrower or any Material Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

(v)       ~~(vi)~~ the occurrence of a Change in Control; and

~~(vii) any occurrence, fact or circumstance that would reasonably be expected to have a Material Adverse Effect since the later of (A) the date of the most recent audited annual financial statements of the Borrower delivered pursuant to Section 5.02(a) or (B) the Effective Date; and~~

(vi)         ~~(viii)~~ details of each change to the Senior Debt Rating.

(b)         “Know Your Customer~~.~~”; Beneficial Ownership. The Borrower will promptly provide any information requested by the Administrative Agent (on behalf of the Lenders or any of them) within twenty (20) Business Days of such request in order for the Lenders to comply with their respective internal “know your customer” or similar internal processes (but solely to the extent that such internal processes are designed to ensure compliance by such Lenders with Governmental Rules in respect of anti-money laundering, counter-terrorism financing or similar matters) or the Beneficial Ownership Regulation.

(c)         Additional Debt. The Borrower will, promptly upon execution thereof, deliver  to the Administrative Agent a copy of each Material Debt Financing Document (excluding, for the avoidance of doubt, commitment letters, fee letters and similar letters with respect to the arrangement, establishment, syndication, or underwriting of any additional ~~Debt~~Indebtedness); provided, that the Borrower shall have the right to redact any provision set forth in such Material Debt Financing Documents to the extent necessary to comply with binding confidentiality obligations or to protect proprietary market information.

Each notice pursuant to this Section shall be accompanied by a written statement of an Authorized Officer of the Borrower (x) that such notice  is  being  delivered  pursuant  to  Section 5.03(a), (b) or (c) (as applicable) and (y) in the case  of  any  notice  pursuant  to  Section 5.03(a)(i), ~~(iv), (v)~~ (ii) or ~~(vii)~~(iii), setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Documents required to be delivered hereto (including pursuant to Section 5.02 and Section 5.03) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 9.01; or (ii) on which

95	Cleco Power LLC Credit Agreement

such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), provided that the Borrower shall notify the Administrative Agent (by hand delivery, facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor  compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.04          Inspection of Property. The Borrower and each of its Subsidiaries will keep proper books and records in accordance with GAAP and will permit reasonable examinations of its books and records and reasonable inspections of its property (subject to reasonable procedures relating to safety and security), accompanied by personnel of the Borrower, by the Administrative Agent and~~/or its~~ any Lender and/or their respective accountants or other professional advisers; provided that such examinations and inspections (a) will  occur not more frequently than ~~twice~~once in any calendar year, with reasonable efforts to make combined visits (unless a Default or an Event of Default has occurred and is continuing in which case such examinations may occur as frequently as reasonably determined by the Administrative Agent or any Lender, with no obligation to combine visits), (b) will be at the sole expense of the Administrative Agent and/or requesting Lender, as the case may be (unless a Default or an Event of Default has occurred and is continuing in which case such examinations will be at the expense of the Borrower), (c) will be undertaken at reasonable times following the provision of written notice in advance to the Borrower, and (d) will not unduly interfere with the operations or management of the Borrower’s business. Notwithstanding anything set forth herein to the contrary, under no circumstances shall the Borrower or any Subsidiary be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non−financial trade secrets or non-financial confidential proprietary information, (ii) in respect of which disclosure to the Administrative Agent~~,~~ or any Lender~~, Issuing Bank or Swingline Lender~~ (or their respective Affiliates, representatives, contractors, accountants or other professionals) is prohibited by any Governmental Rule or binding confidentiality agreement with a Person that is not an Affiliate of the Borrower and that was not entered into in contemplation of this Agreement ~~or~~, (iii) that is subject to attorney−client or similar privilege or constitutes attorney work product, or (iv) in the case of any discussions with accountants, only if the Borrower has been given the opportunity to participate in the discussions.

SECTION 5.05         Maintenance of Properties. The Borrower and each of its Subsidiaries will maintain in all material respects in good working order and condition (ordinary wear and tear and customary decommissioning and/or degradation for maintenance excepted) all of its material assets necessary or desirable in the conduct of its business taken in the aggregate; provided, however, that nothing shall prevent the Borrower or its Subsidiaries, as appropriate, from discontinuing the maintenance or operation of any property if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of the business of the Borrower or such Subsidiary. It is understood that this covenant relates only to working order

96	Cleco Power LLC Credit Agreement

and condition of such property in accordance with prudent industry practices and shall not be construed as a covenant not to dispose of property.

~~SECTION 5.06 Governmental Approvals. The Borrower and each of its Subsidiaries  will at all times obtain, comply with and maintain in full force and effect all Governmental Approvals necessary for the operation and maintenance of its business, except where the failure to maintain such Governmental Approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.~~

SECTION 5.06          ~~SECTION 5.07~~ Compliance with Laws. The Borrower and each  of its Subsidiaries will comply and will ensure that the Borrower is in compliance in all respects with all applicable Governmental Rules (including Environmental Laws), except where any failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and except that the Borrower and each of its Subsidiaries may, in good faith and by appropriate proceedings, diligently contest the validity or application of any Governmental Rules subject to the Permitted Contest Conditions.

SECTION 5.07        ~~SECTION 5.08~~ Maintenance of Legal Status. The Borrower and each of its Subsidiaries will at all times preserve and maintain in full force and effect (a) its legal existence under the laws of the jurisdiction of its organization (except in the case of any ~~Subsidiary of the Borrower that is not a Material~~Immaterial Subsidiary or as permitted under Section 6.01) and (b) all material rights, franchises, privileges and consents necessary for the maintenance of its existence  and the  operation of its business, except, with respect to this  clause (b), where the failure to do any of the foregoing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. It is understood that this covenant shall not be construed to prohibit the Borrower from dissolving or terminating the corporate existence of any Subsidiary which is inactive or whose preservation otherwise is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries taken as a whole.

SECTION 5.08          ~~SECTION 5.09~~ Insurance. The Borrower and each of its Subsidiaries will maintain with financially sound and reputable insurance companies insurance and/or make provisions for self-insurance in such amounts and against such risks as are usually carried by companies engaged in similar business and as are consistent with the prudent operation of its business. The Borrower will furnish to the Administrative Agent, upon written request of the Administrative Agent or any Lender, reasonable information as to the insurance carried; provided, however, such requests shall be limited to twice per calendar year in the aggregate.

SECTION 5.09          ~~SECTION 5.10~~ Taxes. The Borrower and each of its Subsidiaries will timely pay and discharge all material income Taxes and all other material Taxes for which it is responsible and make timely Tax filings with respect to material Taxes prior to the date on which penalties, fines or interest attach thereto; provided that the Borrower or such Subsidiary may permit any such Tax to remain unpaid or unfiled if it meets the Permitted Contest Conditions.

97	Cleco Power LLC Credit Agreement

~~SECTION 5.11 Auditors. The Borrower will maintain independent auditors with recognized national standing (or any other independent registered public accounting firm acceptable to the Required Lenders).~~

SECTION 5.10           ~~SECTION 5.12~~ Financial Covenant. The Borrower shall not permit the Debt to Capital Ratio as of the last day of any fiscal quarter occurring prior to the Latest Maturity Date to be greater than 65%.

~~SECTION 5.13 Debt Rating. So long as the Revolving Credit Facility is available, the Borrower shall use commercially reasonable efforts to maintain a rating (but not a specific rating) applicable to the Revolving Credit Facility from any two of S&P, Moody’s or Fitch.~~

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Loan Obligations have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that the Borrower shall not, nor shall it permit any of its Subsidiaries (other than any Receivables Entity or any Finsub), to:

SECTION 6.01          Fundamental Changes; Sale of Assets; Etc.

The Borrower and each of its Subsidiaries shall not (~~i~~a) (~~A~~i) enter into any merger or consolidation (except for ~~Permitted Acquisitions or~~ transactions in which Borrower is successor) or (~~B) change its business,~~ii) split-off or liquidate, wind up or dissolve itself, or suffer any liquidation or dissolution or (~~ii~~b) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets ~~other than as may be expressly permitted pursuant to the terms of the Financing Documents (including Section 6.01(b) and 6.05)~~; provided that, with respect to clauses (~~i~~a) and (~~ii~~b), any Subsidiary of the Borrower (x) may merge into any other Subsidiary of the Borrower or, if the Borrower is the surviving entity, the Borrower, ~~or~~ (y) may transfer all or substantially all of its assets to another Subsidiary of the Borrower or to the Borrower, or(z) may be dissolved, liquidated or wound-up if another Subsidiary of the Borrower or the Borrower assumes all assets and obligations of such dissolving, liquidating or wound-up Subsidiary~~;~~.

~~(b) The Borrower and each of its Subsidiaries shall not, except as otherwise permitted in accordance with the Financing Documents (including Section 6.01(a)), Dispose of, in one transaction or a series of related transactions, any of its properties or assets in excess of $60,000,000 per year in the aggregate except for:~~

~~(i) sales or other dispositions of obsolete, worn out or defective equipment in the ordinary course of business;~~

~~(ii) sales or other dispositions of equipment or other property where the proceeds of such sale or disposition are to be used to replace such equipment or property;~~

98	Cleco Power LLC Credit Agreement

~~(iii) sales, transfers or other dispositions of cash and Cash Equivalents;~~

~~(iv) sales of assets for which the Net Cash Proceeds are (A) (x) reinvested or (y) committed to be reinvested (in Property (including Permitted Acquisitions) identified to the Administrative Agent in writing with reasonable specificity), in each case, within one-hundred eighty (180) days following the receipt of such Net Cash Proceeds and, in the case of clause (y), such reinvestment is completed within three-hundred sixty (360) days after the receipt of such Net Cash Proceeds or (B) an offer to apply such Net Cash Proceeds to the Loans is made in accordance with and to the  extent  required  by Section 2.12(c) and Section 2.12(d);~~

~~(v) sales of assets pursuant to transactions permitted under Section 6.03(d);~~

~~(vi) sales of receivables under Permitted Receivables Financings not to exceed $50,000,000 in face value of receivables subject thereto at any one time outstanding;~~

~~(vii) sales, transfers or other dispositions of assets between or among the Borrower and its Subsidiaries; and~~

~~(viii) sales, dispositions or transfers of equity interests of the Borrower to current or former officers, directors and employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) in connection with any long-term incentive plan.~~

SECTION 6.02        Conduct of Business. The Borrower and each of its Subsidiaries shall not engage at any time in any business other than the management and operation of ~~the Acquired Assets~~their assets as conducted on the Amendment No. 1 Effective Date and other activities reasonably related, incidental, synergistic or ancillary thereto (including but not limited to other regulated utility businesses) (the “Business”) such that the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the Business.

~~SECTION 6.03 Indebtedness. The Borrower and each of its Subsidiaries shall not create, incur, assume or permit to exist any Indebtedness, except for the following (“Permitted Debt”):~~

~~(a) Indebtedness incurred or created under the Financing Documents, Indebtedness incurred under any Incremental Facility, and the Borrower’s and its Subsidiaries’ Indebtedness existing as of the Effective Date;~~

~~(b) (x) additional Debt if:~~

~~(i) both before and after giving effect thereto on a Pro Forma Basis as of the last day of the most recently-ended fiscal quarter of the Borrower, the Borrower would be in compliance with Section 5.12; and~~

~~(ii) such additional Debt shall not benefit from any Liens, unless the benefits of any such other Liens have been granted to the Lenders on a pari passu basis with the lenders of such additional Debt pursuant to intercreditor provisions agreed to by the~~

99	Cleco Power LLC Credit Agreement

~~Borrower and Lenders prior to the Effective Date or otherwise reasonably satisfactory to the Required Lenders;~~

~~(c) Hedging Arrangements permitted under Section 6.12;~~

~~(d) purchase money obligations incurred to finance discrete items of equipment that extend to and are secured by only the equipment being financed in an aggregate principal amount outstanding not to exceed $125,000,000 at any time;~~

~~(e) Indebtedness created in connection with any Capital Lease, Sale and Leaseback Transaction or lease-leaseback transaction in an aggregate principal amount outstanding not to exceed $100,000,000 at any time;~~

~~(f) current accounts payable arising, accrued expenses incurred, and financing of insurance premiums, in the ordinary course of business which are payable in accordance with customary practices that are not overdue by more than ninety (90) days (unless the Borrower or the applicable Subsidiary is contesting the existence or amount of such accounts payable in accordance with the Permitted Contest Conditions);~~

~~(g) amounts payable or provided as collateral under any contracts to which the Borrower or any of its Subsidiaries is a party that are permitted pursuant to the Financing Documents (to the extent the same constitute Indebtedness);~~

~~(h) Indebtedness owing by the Borrower or any of its Subsidiaries to the Borrower or any other subsidiary, and guarantees by the Borrower or any guarantee by the Borrower or any of its Subsidiaries of any Indebtedness, or other obligations or liabilities of the Borrower or any such Subsidiary otherwise permitted hereunder;~~

~~(i) Permitted Subordinated Debt;~~

~~(j) liabilities arising under the Merger Agreement or with respect to customary indemnification obligations in favor of sellers in connection with acquisitions or investments (including Permitted Investments) and purchasers in connection with dispositions permitted under Section 6.01;~~

~~(k) Indebtedness under deferred compensation or other similar arrangements incurred in connection with an acquisition or any other investment permitted hereunder (including Permitted Investments);~~

~~(l) obligations in respect of performance, bid, appeal and surety bonds, in each case in the ordinary course of business or consistent with past practice of HoldCo or the Borrower and its Subsidiaries;~~

~~(m) Indebtedness assumed by the Borrower or any of its Subsidiaries in connection with any acquisition permitted hereunder (including Permitted Investments) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses~~

100	Cleco Power LLC Credit Agreement

~~reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct and contingent obligors with respect thereto are not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;~~

~~(n) other additional unsecured Debt in an aggregate principal amount outstanding not to exceed $125,000,000 at any time; and~~

~~(o) any Permitted Refinancing Indebtedness in respect of clauses (a) through (n) above.~~

~~SECTION 6.04 Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property, assets or revenues, except for Permitted Liens.~~

~~SECTION 6.05 Investments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any investments in any equity or debt securities (issued by Persons other than the Borrower) or make any loan or advance to any Person, other than (collectively, “Permitted Investments”):~~

~~(a) Cash Equivalents;~~

~~(b) Hedging Arrangements permitted under Section 6.12;~~

~~(c) investments by the Borrower or any of its Subsidiaries in any Subsidiary of the Borrower;~~

~~(d) investments in the equity of any Receivables Entity, pursuant to a Permitted Receivables Financing in an aggregate amount not to exceed $75,000,000 at any one time outstanding;~~

~~(e) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and supplies, in each case in the ordinary course of business;~~

~~(f) extensions of trade credit in the ordinary course of business;~~

~~(g) investments made as a result of the receipt of non-cash consideration from dispositions in compliance with Section 6.01;~~

~~(h) loans and advances made in the ordinary course of business to the Borrower’s or any of its Subsidiaries’ employees in an aggregate principal amount not to exceed $3,000,000 at any time outstanding;~~

~~(i) Permitted Acquisitions;~~

~~(j) additional investments, so long as the aggregate amount invested, loaned or advanced does not exceed $10,000,000 in any fiscal year;~~

101	Cleco Power LLC Credit Agreement

~~(k) additional investments so long as both before and after giving effect thereto (i) no Default or Event of Default has occurred and is continuing under Article VII(a), Article VII(b), Article VII(f), Article VII(g), Article VII(h) or Article VII(l) and (ii) the Borrower would be in compliance with Section 5.12 on a Pro Forma Basis as of the relevant Test Period as though such investments had been consummated as of the first day of such Test Period; and~~

~~(l) to the extent constituting investments, transactions permitted under Section 6.01, Section 6.03, Section 6.04 or Section 6.06.~~

SECTION 6.03          ~~SECTION 6.06~~ Distributions. The Borrower shall not directly or indirectly make or declare any Distribution if any Default or Event of Default then exists or would result therefrom upon giving pro forma effect to such Distribution, except that, so long as no Default or Event of Default under Article VII(a), Article VII(b), Article VII(f), Article VII(g), Article VII(h) or Article VII(l) shall have occurred and be continuing or would result from such Distribution, the Borrower may declare and pay tax Distributions at any time to HoldCo for distribution to its members and shareholders at any time in an amount equal to the federal and state taxable income of such members or shareholders or their shareholders, partners or members, as applicable, with respect to the taxable income generated with respect to the Borrower and its Subsidiaries (if any), as calculated in accordance with the Code and applicable federal and state income tax regulations, multiplied by the highest marginal tax rate applicable to such respective federal and state taxable income.

SECTION 6.04          ~~SECTION 6.07~~ Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement or arrangement with any of its Affiliates or Sponsors or any Affiliate of any Sponsor (in each case, other than any such agreement or arrangement with the Borrower or any of its Subsidiaries and any other subsidiary or other than de minimis contracts with consideration less than ~~an amount to be agreed~~$500,000) unless such transaction is in compliance with applicable laws and regulations of the Federal Energy Regulatory Commission and the Louisiana Public Service Commission pertaining to affiliate transactions and is (i) entered into in the ordinary course of business, (ii) authorized by a tariff or rate schedule which has been approved by a Governmental Authority or performed in accordance with its orders, (iii) permitted under Section 6.01 ~~or Section 6.03~~, (iv) Indebtedness owing by the Borrower to any Subsidiary or HoldCo or by any Subsidiary to the Borrower or any other Subsidiary and other arrangements (including with respect to any Permitted Receivables Financing or any Securitization Financing) among the Borrower and its Subsidiaries or among Subsidiaries, (v) a Guaranty by any Borrower Group Member of any obligations or liabilities of another Borrower Group Member, (vi) pursuant to any contract in effect on the Effective Date, as the same may be amended, extended or replaced from time to time so long as such contract as so amended, extended or replaced is, taken as a whole, not materially less favorable to the Borrower and its Subsidiaries, or (~~v~~vii) on terms no less  favorable to the Borrower (or the applicable Subsidiary) than the Borrower (or the applicable Subsidiary) could obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate of a Sponsor.

102	Cleco Power LLC Credit Agreement

~~SECTION 6.08 Constitutive Documents. The Borrower will not, nor will it permit any  of its Subsidiaries to, modify its Constitutive Documents to the extent that such change will materially and adversely affect the rights of the Lenders.~~

SECTION 6.05          ~~SECTION 6.09~~ Anti-Terrorism Laws and Sanctions; ~~Anti-Money Laundering~~Anti-Corruption Laws. The Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly, (i) knowingly conduct any business or engage in making or receiving any contribution of funds (including the proceeds of any Borrowing), goods or services to or for the benefit of any Restricted Party or in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Restricted Party in violation of any Anti-Terrorism Laws, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion,  confirming  compliance  with  this  ~~Section 6.09)  or~~  Section 6.05) or Anti-Corruption Laws, or (b) cause or knowingly permit any of the funds of the Borrower that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would (1) be in violation of law or benefit any Restricted Party~~.~~ or (2) violate any applicable Anti-Corruption Laws. The Borrower shall at all times implement and maintain policies and procedures reasonably designed to ensure compliance by the Borrower and its Subsidiaries with all applicable Anti-Terrorism Laws and Anti-Corruption Laws.

~~SECTION 6.10 Name, Fiscal Year. The Borrower shall not change its name or its fiscal year without providing prior written notice to the Administrative Agent.~~

~~SECTION 6.11 Registered Office. The Borrower shall not move its registered office from the State of Louisiana without providing prior written notice to the Administrative Agent and shall maintain at its principal place of business originals or copies of its principal books and records.~~

SECTION 6.06          ~~SECTION 6.12 Derivative Transactions~~Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, ~~enter into any derivative transactions, except (i) transactions in futures, floors, collars and similar Hedging Arrangement involving the stock price of a Person involved in a merger or similar transaction permitted by the Financing Documents or (ii) in the ordinary course of the Borrower’s or such Subsidiary’s business for non-speculative purposes, including, but not limited to, interest rate Hedging Arrangements with respect to~~ create, incur, assume or permit to exist any Lien upon or with respect to any of its property, assets or revenues, owned or hereafter acquired, except for the following (“Permitted ~~Debt.~~Liens”):

(a)          Liens that secure Indebtedness incurred or created under the Financing Documents and, so long as the Loan Obligations are also secured on a pari passu basis, under the Other Borrower Financing Documents or other Indebtedness;

103	Cleco Power LLC Credit Agreement

(b)          Liens, deposits or pledges incurred or created in the ordinary course of business or under applicable Governmental Rules in connection with or to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety bonds or appeal bonds;

(c)          pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (but not ERISA);

(d)         mechanics’, materialmen’s, workers’, contractors’, repairmens’, employees’, warehousemen’s, carriers’, maritime, customs, or other like Liens arising in the ordinary course of business or under Governmental Rules securing obligations which are not yet due, or which are adequately bonded and which are being contested pursuant to the Permitted Contest Conditions;

(e)          Liens for Taxes, assessments or governmental charges, which are not yet due or which are being contested pursuant to the Permitted Contest Conditions;

(f)           Liens arising out of judgments or awards fully covered by insurance (other than customary deductibles) or with respect to which an appeal or proceeding for review is being prosecuted pursuant to the Permitted Contest Conditions, or that do not constitute an Event of Default under clause (i) of Article VII;

(g)         easements, servitudes (contractual and legal), rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or applicable Subsidiary;

(h)          zoning, building and other generally applicable land use restrictions, which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or applicable Subsidiary;

(i)          Liens that have been placed by a third party on the fee title of leased real property or property over which the Borrower or applicable Subsidiary has easement, servitude, right-of- way or franchise rights, and subordination or similar agreements relating thereto;

(j)          any interest of a lessor or licensor in property under an operating lease under which the Borrower or any Subsidiary is lessee or licensee, and any restriction or encumbrance to which the interest of such lessor or licensor is subject;

(k)          leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries;

(l)           licenses of intellectual property granted by the Borrower or any Subsidiary in the ordinary course of business and not materially interfering with the ordinary conduct of the business of the Borrower and its Subsidiaries;

(m)         with respect to properties involved in the production of oil, gas and other minerals, unitization and pooling agreements and orders, operating agreements, royalties,

104	Cleco Power LLC Credit Agreement

reversionary interests, preferential purchase rights, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business in the general area of such property and that are entered into in the ordinary course of business;

(n)          Liens (including contractual security interests and rights of set-off) arising in the ordinary course of business from netting services, overdraft protection, banking services obligations and otherwise in connection with deposit, securities and commodities accounts;

(o)          Liens for the fees and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement, and Liens on monies held by trustees in payment or construction accounts under indentures;

(p)         Liens on cash or invested funds used to make a defeasance, covenant defeasance or in substance defeasance of any Debt pursuant to an express contractual provision in the agreements governing such Debt or GAAP, provided that immediately before and immediately after giving effect to the making of such defeasance, no Default or Event of Default shall exist;

(q)         Liens granted on cash or invested funds constituting proceeds of any sale or disposition of property deposited into escrow accounts to secure indemnification, adjustment of purchase price or similar obligations incurred in connection with such sale or disposition, in an amount not to exceed the amount of gross proceeds received from such sale or disposition;

(r)           Liens for purchase money security interests or Capital Lease obligations which are secured solely by the assets acquired;

(s)           Liens arising from filed UCC-1 financing statements relating solely to leases not prohibited by this Agreement;

(t)           Liens securing obligations arising under natural gas purchase agreements, natural gas transportation and storage agreements, and Hedging Arrangements;

(u)          Liens securing other obligations in an aggregate amount not exceeding $100,000,000 at any time outstanding;

(v)          Liens securing any Permitted Receivables Financing;

(w)         Liens on any cash collateral for Letters of Credit issued under this Agreement or for letters of credit issued or permitted under the Other Borrower Credit Agreement or for a Defaulting Lender’s LC Exposure;

(x)          Liens created or incurred by the Borrower or any Subsidiary in favor of Governmental Authorities encumbering assets acquired in connection with a government grant program, and the right reserved to, or vested in, any Governmental Authority by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, recapture or designate a purchaser of any property, or any obligations or duties to any Governmental Authority

105	Cleco Power LLC Credit Agreement

affecting the property of the Borrower or applicable Subsidiary with respect to any franchise, grant, license or permit;

(y)          agreements for an obligation (other than repayment of borrowed money) relating to the joint or common ownership, operation, and use of property, including Liens under joint venture or similar agreements securing obligations incurred in the conduct of operations or consisting of a purchase option, call or right of first refusal with respect to the Equity Interests in such jointly owned Person or assets;

(z)        Liens on any property in existence on or prior to the Effective Date;

(aa)        any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries, or existing on any property of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary or that is merged with or into or consolidated with the Borrower or any Subsidiary prior to such merger or consolidation, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary or such merger, as the case may be, (ii) such Lien shall not apply to any other property or asset of the Borrower or any of the Subsidiaries, and (iii) such Lien shall secure only those obligations and liabilities that it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower or such merger, as the case may be, and any extensions, renewals, refinancings and replacements thereof that do not increase the outstanding amount thereof;

(bb)        Liens (including precautionary Liens in connection with Capital Leases) on fixed or capital assets and other property (including any natural gas, oil or other mineral assets, pollution control facilities, electrical generating plants, equipment and machinery, and related accounts, financial assets, contracts and general intangibles) acquired, constructed, explored, drilled, developed, improved, repaired or serviced (including in connection with the financing of working capital and ongoing maintenance) by the Borrower or any Subsidiary, provided that     (i) such security interests and the obligations and liabilities secured thereby are incurred prior to or within two hundred seventy (270) days after the acquisition of the relevant asset or the completion of the relevant construction, exploration, drilling, development, improvement, repair or servicing (including the relevant financing of working capital and ongoing maintenance), or within two hundred seventy (270) days after the extension, renewal, refinancing or replacement of the obligations and liabilities secured thereby, as the case may be, (ii) the obligations and liabilities secured thereby do not exceed the cost of acquiring, constructing, exploring, drilling, developing, improving, repairing or servicing (including the financing of working capital and ongoing maintenance in respect of) the relevant assets, (iii) such security interests shall not apply to any other property beyond the relevant property set forth in this clause (bb) (and in the case of construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located) and clause (cc), as applicable, of the Borrower or any Subsidiary, and (iv) recourse for such obligations and liabilities under any financing secured under this clause (bb) shall be limited to the property subject to Liens permitted under this  clause (bb) and clause (cc) and (A) in the case of any financing of the Borrower, to the  Borrower, and (B) in the case of any other financing, to a special purpose, bankruptcy-remote Person described in clause (cc);

106	Cleco Power LLC Credit Agreement

(cc)         Liens on any Equity Interest owned or otherwise held by or on behalf of the Borrower or any Subsidiary in any Person created in connection with any project financing;

(dd)        Liens on assets of the Borrower securing the payment of Indebtedness of the Borrower to a state of the United States or any political subdivision thereof issued in a transaction in which such state or political subdivision issued industrial revenue bonds or other obligations, the interest on which is excludable from gross income by the holders thereof pursuant to the provisions of the Code, as in effect at the time of the issuance of such obligations, and Indebtedness to the issuer of a letter of credit, bond insurance or guaranty to support any such obligations to the extent the Borrower is required to reimburse such issuer for drawings under such letter of credit, bond insurance or guaranty with respect to the principal of or interest on such obligations, including Liens arising pursuant to a pledge of the Borrower’s mortgage bonds issued under the Mortgage; provided that such pledged bonds shall not exceed an aggregate principal amount of $125,000,000 at any time;

(ee)        Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in this definition of “Permitted Liens”; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property);

(ff)          Liens created by any Finsub for any Securitization Financing pursuant to any order of the applicable regulatory Governmental Authority (such as the Louisiana Public Service Commission) which allows for a securitization financing by the Borrower and/or a Finsub authorized by a Securitization Statute (any such order, a “Securitization Financing Order”);

(gg)        Liens created to secure Debt of any Subsidiary to the Borrower or any other Subsidiary;

(hh)        the Lien evidenced by the Mortgage as renewed or replaced from time to time; provided, however, that such Lien shall not extend to or over any property of a character not subject on the Effective Date to the Lien granted under the Mortgage; or

(ii)        “permitted liens” as defined under Section 1.04 of the Mortgage, as in effect on the Effective Date, other than “funded liens” described in clause (ix) of said Section 1.04, and other Liens not otherwise prohibited by Section 5.05 of the Mortgage, as in effect on the Effective Date, and in the event the Mortgage is terminated, Liens of the same type and nature as the foregoing Liens referred to in this clause (ii), provided, that the amounts secured by such other Liens shall not exceed the amounts that may be secured by such foregoing Liens as of the last day on which the Mortgage was in effect.

107	Cleco Power LLC Credit Agreement

ARTICLE VII
EVENTS OF DEFAULT

The occurrence and continuance of any one or more of the following events shall (after the lapse of any cure period applicable thereto) constitute an “Event of Default”:

(a)          The Borrower shall fail to pay any principal of or interest on the Loans or the Commitment Fees on the date when due or, in the event of any technical or administrative error in connection with the making of any such payment of interest or Commitment Fees, such failure is not remedied within three (3) Business Days after the applicable due date therefor;

(b)          The Borrower shall fail to pay fees or other amounts payable under any Financing Document (other than interest, principal and Commitment Fees) when due and such failure is not remedied within ten (10) Business Days after the applicable due date therefor;

(c)          The Borrower or any of its Subsidiaries shall fail to comply with any covenant or agreement   applicable   to   it    contained    in    (A) Section 5.01,    Section 5.03(a)(i),    ~~Section 5.08~~Section 5.07(a), Section 5.10,  Section 6.01,  Section 6.02  ~~or  Section 6.06~~, Section 6.03, Section 6.05 or Section 6.06, (B) Section 5.02, Section 5.04~~, Section 6.03,~~or Section 6.04~~, Section 6.05, Section 6.07 or Section 6.09~~ unless such failure is remedied within ten (10) Business Days after the Borrower becomes aware of such failure, or (C) ~~Section 5.08 (other  than  Section 5.08(a)),  Section 5.10  or   Section 6.12~~Section 5.07 (other than Section 5.07(a)), or Section 5.09, unless such failure is remedied within thirty (30) days after  the Borrower becomes aware of such failure~~, or such longer period not to exceed sixty (60) days (as may be extended by the Required Lenders), as is reasonably necessary under the circumstances to remedy such failure, or (D) Section 5.12~~;

(d)         The Borrower or any of its Subsidiaries shall fail to comply with any covenant under this Agreement (other than set forth in clauses (a) through (c) above) and such failure is not remedied within thirty (30) days after the Borrower becomes aware of such failure ~~or such longer period, not exceeding ninety (90) days, or is reasonably necessary under the circumstances to remedy such failure; provided, that, if the Borrower or the applicable Subsidiary is continuing diligently in good faith to remedy such failure, such ninety (90) day period will be extended to the earlier of (i) the date in which the Borrower or such Subsidiary is no longer working in good faith to remedy such failure and (ii) one-hundred twenty (120) days (as may be extended by the Required Lenders);~~;

(e)         Any representation or warranty made by the Borrower or any of its Subsidiaries in any Financing Document or in any certificate or document required to be delivered thereby proves to have been incorrect in any material respect when made~~, unless such misrepresentation is capable of remedy and either (A) is remedied within thirty (30) days after the Borrower becomes aware of such misrepresentation or (B) the Borrower or the applicable Subsidiary is continuing diligently in good faith to remedy such inaccuracy, in which case the thirty (30) day period will be extended to the earlier of (1) the date on which the Borrower or such Subsidiary~~

108	Cleco Power LLC Credit Agreement

~~is no longer working in good faith to remedy such inaccuracy and (2) sixty (60) days (as may be extended by the Required Lenders);~~;

(f)           Any Financing Document ceases (other than in accordance with its terms) to be in full force and effect, or the Borrower denies in writing further liability or obligation under, or otherwise repudiates, any Financing Document;

(g)          Any Change in Control shall occur;

(h)          A Bankruptcy Event shall occur with respect to the Borrower or any of its Material Subsidiaries;

(i)           A final judgment shall be entered against the Borrower or any of its Subsidiaries for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by insurance or an enforceable indemnity) and such judgment remains unsatisfied without any procurement of a stay of execution for a period of sixty (60) days;

(j)          Any material Governmental Approval necessary for the execution, delivery and performance of the material obligations under the Financing Documents shall be terminated or shall not be obtained, maintained, or complied with; unless such Governmental Approval is replaced, obtained, re-obtained, renewed or complied with within forty-five (45) days after the Borrower receives written notice of such termination or failure to obtain, maintain or comply from the Administrative Agent, or such longer period, not exceeding ninety (90) days, as is reasonably necessary under the circumstances to replace, obtain, re-obtain, renew or comply with any such Governmental Approval; provided that, if the Borrower has commenced any process to obtain or re-obtain any such Governmental Approval within such ninety (90) day period and is continuing diligently in good faith to obtain or re-obtain any such Governmental Approval, such ninety (90) day period will be extended to the earlier of (i) the date on which the Borrower is no longer working in good faith to remedy such failure  and (ii) one-hundred  eighty (180) days;

(k)          An ERISA Event shall have occurred which, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect; or

(l)          The Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) with respect to any of its ~~Debt~~Indebtedness in an aggregate principal amount outstanding in excess of $50,000,000 when and as the same shall become due and payable (after giving effect to any applicable grace or cure period), or any such ~~Debt~~Indebtedness in an aggregate principal amount outstanding in excess of $50,000,000 shall have been declared immediately due and payable prior to its scheduled maturity~~.~~, provided that this clause (l) shall not apply to (i) Indebtedness that becomes due as a result of a notice of voluntary prepayment or redemption delivered by the Borrower or a Subsidiary, (ii) secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (iii) intercompany Indebtedness or (iv) any Indebtedness

109	Cleco Power LLC Credit Agreement

of a Finsub or a Receivables SPC so long as there is no recourse with respect to such Indebtedness to the Borrower or any of its Subsidiaries.

If any Event of Default occurs and is continuing, then the Administrative Agent (at the direction of the Required Lenders) shall have the right: (i) by notice to the Borrower, to declare the commitments to be terminated, whereupon the same will be terminated immediately; (ii) by notice to the Borrower, to declare the entire unpaid principal amount of the Loans (together with all accrued and unpaid interest thereon and any other amount then due under the Financing Documents to the Lenders) to be forthwith due and payable, whereupon such amounts will become and be immediately due and payable, without presentment, demand, protest, or notice of any kind except as expressly provided herein, all of which are hereby expressly waived by the Borrower; and (iii) to exercise all rights and remedies permitted by law and as set forth in the Financing Documents.  Notwithstanding the foregoing, if the Event of Default set forth in  clause (h) occurs, the actions described in clause (i) and (ii) above will be deemed to have occurred automatically and without notice.

Notwithstanding anything set forth herein or in any Financing Document to the contrary, no Lender may, except by participating in a Lender vote under Section 9.02 of this Agreement, (i) sue for or institute any creditor’s process (including an injunction, garnishment, execution or levy, whether before or after judgment) in respect of any Loan Obligation (whether or not for the payment of money) owing to it under or in respect of any Financing Document, (ii) take any step for the winding-up, administration of or dissolution of, or any insolvency proceeding in relation to, the Borrower or any of its Subsidiaries, or for a voluntary arrangement, scheme of arrangement or other analogous step in relation to the Borrower or any of its Subsidiaries, or (iii) apply for any order for an injunction or specific performance in respect of the Borrower or any of its Subsidiaries in relation to any of the Financing Documents.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01          Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Financing Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Financing Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders~~, the Swingline Lender~~ and the Issuing Banks, and, except as expressly provided in Section 8.06(a) or Section 8.06(b), the Borrower shall not have rights, whether as a third-party beneficiary or otherwise, of any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Financing Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

110	Cleco Power LLC Credit Agreement

SECTION 8.02          Rights as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the  Administrative Agent hereunder.

SECTION 8.03          Exculpatory Provisions.

(a)          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Financing Documents. Without limiting the generality of the foregoing,

(i)          the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing,

(ii)        the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Financing Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of the Bankruptcy Code, and

(iii)       except as expressly set forth in the Financing Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

(b)          The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided  in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Financing Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Financing Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Financing

111	Cleco Power LLC Credit Agreement

Document, (iv) the validity, enforceability, effectiveness or genuineness of any Financing Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Financing Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04          Reliance by Administrative Agent. The Administrative  Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to  be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05          Delegation of Duties. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06          Resignation of Administrative Agent.

(a)         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation,  the  Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and provided such consent shall not be required for the appointment of any successor Administrative Agent that is a Lender or an Affiliate of a Lender) which shall be a bank with an office in the United States, or an Affiliate  of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the

112	Cleco Power LLC Credit Agreement

Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(b)        If the bank serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such bank remove such bank as Administrative Agent and, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and provided such consent shall not be required for the appointment of any successor Administrative Agent that is a Lender or an Affiliate of a Lender), appoint a successor. If no such successor shall have been so appointed by the  Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)          With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Financing Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Financing Documents, the provisions of  this  Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 8.07          Non-Reliance on Administrative Agent and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it

113	Cleco Power LLC Credit Agreement

has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08          No Other Duties. None of the Lenders, if any, identified in this Agreement as a Mandated Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Mandated Lead Arranger as it makes with respect to the Administrative Agent in the preceding paragraph.

SECTION 8.09          No Liability. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

SECTION 8.10          Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 2.13 and Section 9.03) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses,

114	Cleco Power LLC Credit Agreement

disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.13 and Section 9.03.

SECTION 8.11          Certain ERISA Matters.

(a)        Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(A)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(B)
the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(C)
(I) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84- 14), (II) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (III) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (IV) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(D)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

115	Cleco Power LLC Credit Agreement

(b)          In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (D) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Financing Document or any documents related hereto or thereto).

(c)          As used in this Section 8.11, the following terms have the respective meanings set forth below:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01          Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (or e-mail in accordance with Section 9.01(b) below), as follows:

(i)         if to the Borrower, to it at Cleco Power LLC, 2030 Donahue Ferry Road, Pineville, LA 71360-5226, Attention of ~~Darren Olagues,~~Kazi Hasan, CFO (Telecopy No. 318-484-~~7697), (~~7777; Telephone No. 318-484-~~7589~~7701), with a copy to (which shall not constitute notice) ~~Kirkland & Ellis LLP~~Cleco Corporate Holdings LLC, 2030 Donahue Ferry Road, Pineville, LA 71360-5226, Attention of ~~Samantha Good, 555 California Street, Suite 2700, San Francisco, CA 94109~~: Vincent Sipowicz, Treasurer (Telecopy No. ~~415-439-1500), (~~318-484-7777; Telephone No. ~~415-439-1914);~~318-484- 7400), and Cleco Corporate Holdings LLC, 2030 Donahue Ferry Road, Pineville, LA 71360-5226, Attention of General Counsel (Telecopy No. 318-484-7685; Telephone No. 318-484-7675), and Phelps Dunbar LLP, 365 Canal Street, Suite 2100, New Orleans, LA 70130-6534, Attention of James Stuckey (Telecopy No. 504-568-9130; Telephone No. 504-584-9239);
116	Cleco Power LLC Credit Agreement

(ii)         if to the Administrative Agent, to it at Mizuho Bank, Ltd., Harborside Financial Center, 1800 Plaza Ten, Jersey City, NJ 07311-4098, Attention of ~~Nobu Sakyo, (Telecopy No. 201-626-9335),~~Joyce Raynor, Agency/Bilateral Loan Administration Unit (Telephone No. 201-626-~~9333~~9330; e-mail: joyce.raynor@mizuhogroup.com), with a copy to (other than with respect to a Borrowing Request or an Interest Election Request) Shearman and Sterling LLP, 599 Lexington Ave., New York, NY 10022-6069, Attention of ~~Gregory Tan,~~Susan Hobart (Telecopy No. ~~212-~~646-~~8324) (~~848-7847; Telephone No. 212-848-~~8324~~7847);

~~(iii)        if to the Swingline Lender, to it at Mizuho Bank, Ltd., Harborside Financial Center, 1800 Plaza Ten, Jersey City, NJ 07311-4098, Attention of Nobu Sakyo, (Telecopy No. 201-626-9335), (Telephone No. 201-626-9333) ;~~

(iii)        ~~(iv)~~ if to any Issuing Bank, in accordance with the applicable Letter of Credit; and

(iv)         ~~(v)~~ if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b)          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

117	Cleco Power LLC Credit Agreement

(c)         Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if received by the  recipient during its normal business hours.

SECTION 9.02          Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified and no consent to any departure therefrom shall be effective except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (except as otherwise expressly provided in Section 2.21(d) and Section 2.24(e)) or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i)          extend, reinstate or increase the Commitment of any Lender without the written consent of such Lender,

(ii)          reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder or change the currency of any Loan, without the written consent of each Lender directly affected thereby,

(iii)        postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby,

(iv)        change ~~Section 2.18(b)~~ Section 2.19(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each affected Lender whose share is to be decreased, or

118	Cleco Power LLC Credit Agreement

(v)         change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each affected Lender whose voting power is to be decreased;

provided that (A) no amendment, waiver or consent with respect to any provision of this Agreement that materially and adversely affects the Administrative Agent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent; and (B) no amendment, waiver or consent with respect to any provision of this Agreement that materially and adversely affects any Issuing  Bank shall, unless in writing and signed by such Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank; and

provided, further, in each case, that any Lender that is a direct or indirect owner of the Equity Interests of the Borrower and any Affiliate of such Person (an “Affiliated Lender”) shall not, in any event, be entitled to vote (and the Loans and Revolving Loan Commitments of any such Person shall be disregarded in such vote) unless such amendment disparately or disproportionately affects such Affiliated Lender; provided, however, if such vote is sufficient to effectuate any amendment, modification, waiver, consent or other action, such Affiliated Lender shall be deemed to have voted affirmatively. The Lenders shall use reasonable efforts to promptly review any requests by the Borrower to amend, modify, supplement and/or waive any provision in this Agreement or any related document.

(c)         Notwithstanding the foregoing (but subject to the limitations set  forth  in Section 9.02(b)(i), Section 9.02(b)(ii) and Section 9.02(b)(iii)), this Agreement and any other Financing Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Financing Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)         If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may upon prior written notice to the Administrative Agent and such Non-Consenting Lender elect to replace such Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (A) (i) another Person that is an Eligible Assignee which is reasonably satisfactory to the Borrower shall agree, as of such date, to purchase for cash at par the Loans and other Loan Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04; provided that in the case of any such assignment, such assignment

119	Cleco Power LLC Credit Agreement

shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable change, waiver, consent or departure from this Agreement and/or (ii) so long as no Event of Default shall have occurred and be continuing, Borrower may terminate the Revolving Loan Commitments of such Non-Consenting Lenders and repay at par all Loans and other Loan Obligations of the Borrower owing to any such Non-Consenting Lender relating to the Loans and participations held by such Non-Consenting Lenders as of such termination date; provided, it is agreed and understood that in the case of clauses (A)(i) and (A)(ii) above the pro rata prepayment requirements otherwise required under this Agreement shall not apply, and (B) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Section 2.16 and Section 2.18, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.17 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. In the event that a Non-Consenting Lender does not execute an Assignment and Assumption pursuant to this Section within three (3) Business Days after receipt by such Non-Consenting Lender of a notice of replacement pursuant to this Section, the Administrative Agent shall be entitled (but not obligated) to execute such an Assignment and Assumption on behalf of such Non-Consenting Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the replacement Lender shall be effective for purposes of this Agreement.

(e)        Notwithstanding anything to the contrary in this Section 9.02, if any amendment, waiver or consent to this Agreement is ministerial in nature or is necessary to correct an error or inconsistency in this Agreement and does not involve any material change, then the Administrative Agent may execute or approve such amendment, waiver or consent in its discretion without seeking instructions of the Required Lenders. The Administrative Agent  shall provide to each of the Lenders a copy of any such amendment, waiver or consent promptly upon its effectiveness.

SECTION 9.03        Expenses; Indemnity; Damage Waiver. (a) The Borrower  shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Mandated Lead Arrangers, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent and Mandated Lead Arrangers (limited, in the case of legal fees, to the legal fees of one primary outside counsel and, to the extent reasonably necessary and requested by the Mandated Lead Arrangers, one outside Louisiana counsel, in each case, for the Administrative Agent and the Mandated Lead Arrangers, taken as a whole), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the Revolving Credit Facility ~~provided for herein~~, the preparation and administration of this Agreement and the other Financing Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided, however, under no circumstances shall the Borrower be responsible for any travel or transportation costs of the Administrative Agent or Mandated Lead Arrangers, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment

120	Cleco Power LLC Credit Agreement

thereunder and (iii) all expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender (but solely one counsel and, if requested by the Mandated Lead Arrangers, one Louisiana counsel, in respect of the Administrative Agent, the Mandated Lead Arrangers, the Issuing Banks and the Lenders, collectively) in connection with the enforcement or protection of its rights in connection with this Agreement and any other Financing Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that, notwithstanding anything herein to the contrary, other than as set forth in this Section 9.03(a)(iii), the Borrower will not be responsible for any other amounts relating to independent advisors, experts, counsel, consultants or other Persons retained by the Administrative Agent, the Lenders, the Issuing Banks or the Mandated Lead Arrangers. Any agreements that the Administrative Agent enters into with independent advisors, experts, counsel, consultants or any other Person involving costs to be reimbursed by the Borrower shall be required to be approved by the Required Lenders and be in accordance with the terms of the Financing Documents.

(b)         The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising in connection with, or as a result of (i) the preparation, execution or delivery of any Financing Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or  any other transactions contemplated hereby, (ii) any Commitment, Loan or Letter of Credit, or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the Borrower or any Subsidiary, or any Environmental Liability with respect to the Borrower or any Subsidiary, or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or the material breach in bad faith by any Indemnitee of its express obligations hereunder or any other Financing Document. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)          To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent~~,~~ or any Issuing Bank ~~or the Swingline Lender~~ under clause (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, and each Lender agrees to pay to such Issuing Bank ~~or the Swingline Lender, as the case may be,~~ such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the

121	Cleco Power LLC Credit Agreement

payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent~~,~~ or such Issuing Bank ~~or the Swingline Lender~~ in its capacity as such.

(d)         To the fullest extent permitted by applicable law, none of the parties hereto or to any other Financing Document shall assert, and each such party hereby waives, any claim against any other party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof or arising out of the activities in connection therewith; provided, however,  that, for the avoidance of doubt, the waiver in this Section 9.03(d) shall be without prejudice to the rights and remedies of an Indemnitee under Section 9.03(b) with respect to any and all out- of-pocket losses, claims, damages, liabilities and related expenses incurred by any Indemnitee as and to the extent provided in Section 9.03(b).

(e)          In the event that any claim, litigation, investigation or proceeding shall be brought against any Indemnitee relating to the matters set forth in  clause (a)(iii)  of  this Section 9.03, such Indemnitee shall promptly notify the Borrower thereof, and the Borrower shall be entitled, in its sole discretion, to assume and direct the defense thereof and appoint counsel of its own choosing in connection therewith. The same shall be a condition to the  ability of such Indemnitee to receive any related indemnification contemplated herein. Notwithstanding the Borrower’s assumption and direction of such defense or election to appoint counsel to represent an Indemnitee in any action, such Indemnitee shall have the right to  employ separate counsel (including local counsel, but only one such counsel in any jurisdiction in connection with any action), and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel if, and only if (i) the use of counsel chosen by the Borrower to represent the Indemnitee would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnitee and the Borrower, and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it or other Indemnitees which are different from or additional to those available to the Borrower, (iii) the Borrower shall not have employed counsel to represent the Indemnitee within a reasonable time after notice of the institution of such action shall have been received  by the Borrower, or (iv) the Borrower shall authorize the Indemnitee to employ  separate counsel at their reasonable expense. The Borrower shall not be liable for any settlement or compromise of any action or claim by an Indemnitee affected without its prior written consent, but if settled with the Borrower’s written consent, or if there is a final judgment against an Indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee in the manner and subject to the conditions set forth in this Section 9.03. In any  such claim or proceeding, the defense of which is assumed by the Borrower, the Borrower agrees that it will not, without the prior written consent of the relevant Indemnitees, which consent shall not be unreasonably withheld, delayed or conditioned, settle any pending or threatened claim or proceeding relating to the matters contemplated in this clause (e) (whether or not such Indemnitee is a party to such claim or proceeding) unless such settlement includes a provision unconditionally releasing such Indemnitee from all liability in respect of any such claims or proceedings by any releasing party related to or arising out of such relevant proceedings and does not impose upon such Indemnitee any payment or performance

122	Cleco Power LLC Credit Agreement

obligations or similar liability and does not contain any factual or legal admission or finding by or with respect to such Indemnitee.

(f)          All  amounts  due  under  this  Section shall  be  payable  not   later   than   fifteen (15) days after written demand therefor.

(g)          Each party’s obligations under this Section shall survive the termination of the Financing Documents and payment of the obligations hereunder.

SECTION 9.04         Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)        (i) Subject to the conditions set forth in ~~clause~~Section 9.04(b)(ii) below, any Lender may assign or sell (either as an assignment or any other means by which title or interest in any rights, including economic rights, to its respective Loans (or any portion thereof) are alienated, transferred, sold or otherwise encumbered (including by use of any derivative instrument)) (for purposes of this Section 9.04, an “assignment”) to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A)        the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof~~);~~ and provided, further, that no consent of the Borrower shall be required for an assignment if an Event of Default has occurred and is continuing);

(B)         the Administrative Agent; and

(C)         each Issuing Bank ~~and the Swingline Lender~~;

provided that (x) no assignment to the Borrower or any Affiliate of the Borrower shall be permitted, (y) any assignment made in violation of this proviso shall be void ab initio and (z) no such consent by the Borrower or the Administrative Agent (but subject to the consent of each Issuing Bank) shall be required for any assignment to a Qualified Eligible Assignee, and the

123	Cleco Power LLC Credit Agreement

assigning Lender shall provide written notice of such assignment to a Qualified Eligible Assignee to the Administrative Agent and the Borrower promptly following such assignment.

(ii)         Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans ~~of any Class~~, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and will be in integral multiples of $1,000,000 in excess thereof ~~(in the case of Revolving Loan Commitments and Revolving Loans)~~ unless the Borrower otherwise consents, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loan Commitment on the Loan assigned~~, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans~~;

(C)        the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 or such other fee as may be agreed in relation to such Assignment and Assumption, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D)        the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(iii)       Subject to acceptance and recording thereof pursuant to ~~clause~~Section 9.04(b)(iv) ~~of this Section~~, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.16, Section 2.17, Section 2.18 and Section 9.03, each only as to the costs, amounts and claims relating to the period prior to such assignment). Any assignment or

124	Cleco Power LLC Credit Agreement

transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.

(iv)         The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender with respect to the entries applicable to such Lender and its Affiliates, at any reasonable time and from time to time upon reasonable prior notice.  For the avoidance of doubt the parties intend that the Loans shall at all times be maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code.

(v)         Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to ~~Section 2.05,~~ Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(e) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon, or otherwise waived. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)        Notwithstanding anything set forth herein to the contrary, to the extent that an assignment under this Section 9.04(b) results at the time of such assignment in an increase in costs described in Section 2.16 or Section 2.18 from those being charged by the assigning Lender prior to such assignment (measured as of the date on which the assignment is made to such assignee), then the Borrower will not be required to pay such costs in excess of the comparable costs that were required to be paid by the Borrower to the assigning Lender as of such date (prior to giving effect to such assignment).

(c)          Notwithstanding anything to the contrary in this Section 9.04, any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent~~,~~ or the Issuing Banks ~~or the Swingline Lender,~~, sell participations to one or more Persons (a

125	Cleco Power LLC Credit Agreement

“Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement or any Financing Document shall  remain  unchanged  and  such  participation  shall  not  constitute  a  “Lender” hereunder; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and such participation shall not give rise to any legal privity between the Borrower and the Participant; (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such participation shall not entitle the Participant to consent to any amendments, consents or waivers with respect to  any Financing Document; provided, further that no participation may be sold to any individual, the Borrower, the Sponsors, any Affiliate of the Borrower or any Sponsor, or any private equity, infrastructure or mezzanine fund. Any agreement or instrument pursuant to which a Lender  sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and each other Financing Document and to approve any amendment, modification or waiver of any provision of this Agreement and each other Financing Document; provided  that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver to the extent such amendment, modification or waiver would (i) extend the final scheduled maturity of any Loan in which such Participant is participating, or reduce the rate or extend the time of payment of principal or interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or the calculations in respect thereof shall not constitute a reduction in the rate of interest), or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment of the Loans or reduction of Commitments shall not constitute a change in the terms of such participation) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.16, Section 2.17 and Section 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f) (it being understood that the documentation required under Section 2.18(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under clause (b) of this Section; (B) shall not be entitled to receive any payment under Section 2.16 or Section 2.18, unless such participation shall have been made with the Borrower’s prior written consent, and (C) shall not be entitled to receive any greater payment under Section 2.16 or Section 2.18, with respect to any participation greater than its participating Lender would have been entitled to receive; provided further, other than as provided in the foregoing clause (B), no participation shall result in the Borrower having to pay any additional amounts as a result thereof. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s

126	Cleco Power LLC Credit Agreement

interest in the Loans or other Loan Obligations under this Agreement and each other Financing Document (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt the parties intend that the Loans shall at all times be maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto or otherwise affect or alter the obligations or rights of the Borrower.

SECTION 9.05          Survival. All covenants, agreements, representations and warranties made by the Borrower in the Financing Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Financing Documents and the making of any Loans  and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Financing Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.16, Section 2.17, Section 2.18 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Financing Document or any provision hereof or thereof.

SECTION 9.06         Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Financing Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. ~~Except as provided in Section 4.01, this~~This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this

127	Cleco Power LLC Credit Agreement

Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07         Severability. Any provision of any Financing Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular  provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08          Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all of the Loan Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Financing Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09          Governing Law; Jurisdiction; Consent to Service of Process.

(a)          ~~(b)~~ This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)         ~~(c)~~ The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Financing Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Financing Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Financing Document against the Borrower or its properties in the courts of any jurisdiction.

(c)         ~~(d)~~ The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Financing Document in any court referred to in clause (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

128	Cleco Power LLC Credit Agreement

(d)         ~~(e)~~ Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Financing Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEYOFANYOTHERPARTYHASREPRESENTED,EXPRESSLYOR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION,SEEKTOENFORCETHEFOREGOINGWAIVERAND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12        Confidentiality. Each of the Administrative Agent, the Issuing Banks, the Mandated Lead Arrangers and the Lenders agrees to maintain the confidentiality of the Information (as defined below) contained in any documents exchanged or otherwise disclosed in connection with the transactions contemplated by the Financing Documents ~~or the Commitment Letter~~, except that Information may be disclosed (a) to any of its respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Financing Document or any suit, action or proceeding relating to this Agreement or any other Financing Document or any action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties or brokers) to any Hedging Arrangements or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder as permitted pursuant to the Financing Documents, (g) with the prior written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Mandated Lead Arranger, any Lender or any of their respective Affiliates on a

129	Cleco Power LLC Credit Agreement

non-confidential basis from a source other than the Borrower (except as a result of a breach of a confidentiality obligation known to such Administrative Agent, Issuing Bank, Mandated Lead Arranger, Lender or respective Affiliate). For the purposes of this Section, “Information” means all information received from the Borrower or its Subsidiaries relating to the Borrower or its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries (except as a result of a breach of a confidentiality obligation known to such Administrative Agent, Lender or Affiliate). Any Person required to maintain the confidentiality of Information as provided in this Section shall  be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord  to its own confidential information.  Each party’s obligations under this Section will terminate  on the second (2nd) anniversary of the date on which the principal of and interest on each Loan and all fees and other Loan Obligations are paid in full.

SECTION 9.13          USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 10756 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.14          Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15          No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not

130	Cleco Power LLC Credit Agreement

been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

~~SECTION 9.16 Cleco Power as Borrower.~~

~~(a)         Effective immediately upon the consummation of the Acquisition, (i) the executed signature page of Cleco Power attached hereto will be effective, (ii) the Initial Borrower irrevocably and unconditionally assigns to Cleco Power all of the Initial Borrower’s rights, title, interests, duties, liabilities and obligations hereunder and under the other Financing Documents to which the Initial Borrower is a party, and (iii) Cleco Power irrevocably and unconditionally assumes all of the Initial Borrower’s rights, title, interests, duties, liabilities and obligations hereunder and under the other Financing Documents to which the Initial Borrower is a party (whereupon, and solely to the extent such rights, title, interests, duties, liabilities and  obligations are so assumed by Cleco Power, the Initial Borrower shall cease to have any such rights, title and interests thereafter and the Initial Borrower shall be discharged and released from all further liabilities and obligations hereunder and under the other Financing Documents), and Cleco Power shall be the “Borrower”, as applicable, for all purposes hereunder and thereunder.~~

~~(b)          Without limiting the generality of the foregoing, effective immediately upon the consummation of the Acquisition, (i) Cleco Power makes each of the representations and warranties of the Initial Borrower set forth in this Agreement, in each other Financing Document to which the Initial Borrower is a party, and in each document or instrument delivered in connection therewith by the Initial Borrower, all as if Cleco Power were a party to this Agreement and such other Financing Documents and had delivered such other documents and instruments (other than any such representations and warranties that, by their terms, specifically relate to the Initial Borrower), and confirms that each such representation and warranty is true and correct in all material respects (or, to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty is true and correct in all respects); and (ii) Cleco Power assumes all liabilities of the Initial Borrower arising out of all representations, documents, instruments and certificates made or delivered by the Initial Borrower under or in connection with each Financing Document to which the Initial Borrower is a party (including the punctual payment when due of the principal, interest and fees owing thereunder from time to time). Further, Cleco Power hereby confirms and agrees that the Financing Documents to which it is a party are, and shall continue on and after the Effective Date to be, in full force and effect in~~

131	Cleco Power LLC Credit Agreement

~~accordance with their respective terms and are ratified and confirmed by Cleco Power in all respects.~~

[Signature Pages Follow]

132	Cleco Power LLC Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signature Pages Follow]

SCHEDULE 2.01 TO CREDIT AGREEMENT

COMMITMENTS AND LENDERS

Lenders	Commitment
Mizuho Bank, Ltd.	$37,894,736.84
CoBank, ACB	$63,157,894.74
Canadian Imperial Bank of Commerce, New York Branch	$37,894,736.84
Credit Agricole Corporate & Investment Bank	$37,894,736.84
Sumitomo Mitsui Banking Corporation	$37,894,736.84
The Bank of Nova Scotia	$37,894,736.84
JPMorgan Chase Bank, N.A.	$23,684,210.53
Regions Bank	$23,684,210.53
Total	$300,000,000.00

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Cleco Power LLC, a Louisiana limited liability company

[1]	Select as applicable.

Exhibits – Cleco Power LLC Credit Agreement

4.	Administrative Agent:	Mizuho Bank, Ltd., as the administrative agent under the Credit Agreement

5.	Credit Agreement:
The Credit Agreement dated as of April 13, 2016, by and among ~~Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition referred to therein,~~ Cleco Power LLC, a Louisiana limited liability company, the Lenders party thereto and Mizuho Bank, Ltd., as Administrative Agent

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                                       , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[2]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g., “Revolving Loan Commitment”, etc.)

[3]	Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-2	~~A~~  Exhibits – Cleco Power LLC Credit Agreement

[Consented to and Accepted:

Mizuho Bank, Ltd., as Administrative Agent  ~~[and as an Issuing Bank]~~

By:
Name:
Title:

[ ], as an Issuing Bank
By:
Name:
~~Title:~~

~~[ ], as Swingline Lender~~
~~By:~~
~~Name:~~
Title: ][4]

[Consented to:

CLECO POWER LLC, as Borrower

By:
Name:
Title: ][5]

[4]	To be added only if the consent of the Administrative Agent~~, the Issuing Banks~~ and/or the ~~Swingline Lender~~Issuing Banks is required by the terms of the Credit Agreement.

[5]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

A-3	~~A~~ Exhibits – Cleco Power LLC Credit Agreement

ANNEX I

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1         Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Financing Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Documents ~~or any collateral thereunder~~, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Document.

1.2.        Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Documents are required to be performed by it as a Lender.

A-4	~~A~~ Exhibits – Cleco Power LLC Credit Agreement

2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-5	~~A~~ Exhibits – Cleco Power LLC Credit Agreement

EXHIBIT B-1
FORM OF BORROWING REQUEST

Mizuho Bank, Ltd.,
as Administrative Agent for the Lenders
under the Credit Agreement
referred to below

Attention: Nobu Sakyo

[Date]1

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 13, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ~~[Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition,]~~2 Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The undersigned Borrower hereby irrevocably gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)	Type of Borrowing:	[Eurodollar Borrowing]/

[1]
Signed Borrowing Request must be irrevocable and delivered (a) in the case of a Eurodollar Borrowing, not   later than 1:00 p.m., New York City time, three (3) Business Days before the proposed Borrowing and (b) in the case of an Base Rate Borrowing, not later than ~~11:00 a~~1:00 p.m., New York City time, on the date of the proposed Borrowing; provided that if a telephonic notice of such request has been made at such time, then a signed Borrowing Request must be delivered promptly thereafter.

~~2~~	~~Use bracketed language only if the date of Borrowing will be the Effective Date.~~

Exhibits – Cleco Power LLC Credit Agreement

(B)	Date of Borrowing:	[Base Rate Borrowing]
(which is a Business Day)

(C)	Funds are requested to be disbursed to the
	undersigned Borrower’s account with:	[BANK] (Account No. [ ]).

(D)	Aggregate principal amount of
	Borrowing:	$

(E)	If a Eurodollar Borrowing, the Interest Period:	[one week]
[[one][two][three][six][twelve]~~3~~2
month[s]]
[ ]~~4~~3

[The undersigned Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing:

(a)          All representations and warranties made by the Borrower in any Financing Document (other than the representations and warranties set forth in Section 3.06, the last sentence of Section 3.08, Section 3.13(c) and Section 3.13(e) of the Credit Agreement) are true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty is true and correct in all respects), with all representations and warranties that are made as of a specified date being true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty is true and correct in all respects) as of such specified date.

(b)          At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing, or would occur as a result of such Borrowing.]~~5~~4

[Remainder of page intentionally left blank]

~~3~~2	If twelve months, must be agreed to by all Lenders.

~~4~~3
The initial Interest Period selected by the Borrower for any Eurodollar Borrowing may be an irregular Interest Period beginning on the date of the proposed Borrowing and ending on the final day of any calendar month that is not less than three Business Days after, and not more than three months after, the date of such Eurodollar Borrowing.

~~5~~4	Include for all Borrowings after the Effective Date

B-1-2	~~B-1-~~ Exhibits – Cleco Power LLC Credit Agreement

This Borrowing Request is issued pursuant to and is subject to the Credit Agreement executed as of the date set forth above.

~~[CLECO MERGERSUB INC.]/[~~CLECO POWER LLC~~]~~

By:
Name:
Title:

B-1-3	~~B-1-~~ Exhibits – Cleco Power LLC Credit Agreement

EXHIBIT B-2
FORM OF LETTER OF CREDIT REQUEST

Mizuho Bank, Ltd.,
as Administrative Agent for the Lenders
under the Credit Agreement
referred to below
Attention: Nobu Sakyo

With a copy to:

[          ],
as an Issuing Bank
under the Credit Agreement
referred to below

Attention: [          ]

[Date]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 13, 2016 (as amended, restated, amended and restated, extended supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ~~[Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition,]1~~ Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The undersigned Borrower hereby irrevocably gives you notice pursuant to Section 2.06 of the Credit Agreement that it requests [an initial issuance][an amendment][a renewal][an extension] of a Letter of Credit under the Credit Agreement, and in connection therewith sets forth below the terms on which such issuance, amendment, renewal or extension of a Letter of Credit [(such Letter of Credit to be amended, renewed or extended being )]~~2~~1 is requested to be made:

~~1~~	~~Use bracketed language only if the date of issuance of the Letter of Credit will be the Effective Date.~~

~~2~~1	Modify request as appropriate if used in connection with the amendment, renewal or extension of a Letter of Credit.

Exhibits – Cleco Power LLC Credit Agreement

(A)	the requested date of issuance, or date of effectiveness, in the case of an amendment, renewal or extension to a Letter of Credit, which day is a Business Day, is ;~~3~~2

(B)	the requested stated amount of such Letter of Credit is $ ;

(C)	the beneficiary of the Letter of Credit requested hereby is , with an address at ;

(D)

(a)	the conditions under which a drawing may be made under such Letter of Credit are as follows:~~4~~3

(b)	the documentation required in respect of such Letter of Credit is as follows: ; [and]

(E)
the expiration date of the Letter of Credit requested hereby (which shall be no later than the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date) is              [.][; and]

[(F)	the Borrower requests that an automatic one-year extension provision be included in the Letter of Credit pursuant to the following terms:][.]

The undersigned Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed issuance, amendment, renewal or extension of the Letter of Credit:

(a)         [All representations and warranties made by the Borrower in any Financing Document (other than the representations and warranties set forth in Section 3.06, the last sentence of Section 3.08, Section 3.13(c) and Section 3.13(e) of the Credit Agreement) are true and correct in all material respects (and to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty is true and correct in all respects), with all representations and warranties that are made as of a specified date being true and correct in all material respects (and to the extent that any such

~~3~~2
The Letter of Credit Request must be received no later than [2:00 p.m. on at least one Business Day], if the requested Letter of Credit is in substantially a form previously agreed to between the Borrower and the Issuing Bank, or on at least [three] Business Days, if the requested Letter of Credit is in any other form, prior to the proposed issuance date.

~~4~~3	If a Letter of Credit Request is submitted for a modification or amendment of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of such Letter of Credit.

B-2-2	~~B-2-~~ Exhibits – Cleco Power LLC Credit Agreement

representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty is true and correct in all respects) as of such specified date.]~~5~~4

(b)          [At the time of and immediately after giving effect to such issuance, amendment, renewal or extension of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing, or would occur as a result of such Letter of Credit.] ~~6~~5

(c)          After giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure will not exceed ~~$300,000,000~~the aggregate Revolving Loan Commitments either at the time of such issuance, amendment, renewal or extension or at the stated expiration date of such Letter of Credit (giving effect to such issuance, amendment, renewal or extension), (ii) the sum of the total Revolving Credit Exposures will not exceed the aggregate amount of all Revolving Loan Commitments, and (iii) the aggregate face amount of all outstanding Letters of Credit issued by or on behalf of the Issuing Bank issuing the Letter of Credit requested hereunder will not exceed such Issuing Bank’s LC Sublimit.

[Remainder of page intentionally left blank]

~~5~~4	Include only for Letters of Credit issued/amended after the Effective Date.

~~6~~5	Include only for Letters of Credit issued/amended after the Effective Date.

B-2-3	~~B-2-~~ Exhibits – Cleco Power LLC Credit Agreement

This Letter of Credit Request is issued pursuant to and is subject to the Credit Agreement executed as of the date set forth above.

~~[CLECO MERGERSUB INC.]/[~~CLECO POWER LLC~~]~~

By:
Name:
Title:

B-2-4	~~B-2-~~ Exhibits – Cleco Power LLC Credit Agreement

EXHIBIT B-3
FORM OF INTEREST ELECTION REQUEST

Mizuho Bank, Ltd.,

as Administrative Agent for the Lenders
under the Credit Agreement
referred to below

Attention: Nobu Sakyo

Re: CLECO POWER LLC

[DATE]1

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 13, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ~~Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition referred to therein,~~ Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

This notice constitutes an Interest Election Request delivered pursuant to Section 2.08 of the Credit Agreement, and the undersigned Borrower hereby irrevocably makes an election with respect to Loans under the Credit Agreement, and in connection therewith such Borrower specifies the following [continuation][conversion] with respect to such election:

1.	The Borrowing to which this Interest Election Request applies: .

2.	Amount of Borrowing resulting from this Interest Election Request: .

3.	After the conversion or continuation of the related Loans, the resulting Borrowing in respect of such Loans will be a [~~an~~ Base Rate] [~~a~~ Eurodollar] Borrowing.

[1]
Signed Interest Election Request must be irrevocable and delivered (a) not later than 11:00 a.m., New York City time, three (3) Business Days prior to conversion or continuation, to convert any Base Rate Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (b) not later than 1:00 p.m., New York City time, three (3) Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period; provided that if a telephonic notice of such request has been made at such applicable time, then a signed Interest Election Request shall be delivered promptly thereafter.

Exhibits – Cleco Power LLC Credit Agreement

4.	The effective date of the election made pursuant to this Interest Election Request (which shall be a Business Day) shall be: .

5.	If this Interest Election Request is in respect of a conversion to or continuation of Eurodollar Loans, then the Interest Period shall be [one week]/[[one][two][three][six][twelve]2 month[s]].

[Remainder of page intentionally left blank]

[2]
If twelve months, must be agreed to by all Lenders. If an Event of Default has occurred and is continuing the Borrower may only elect Interest Periods not in excess of one month; provided that the Administrative Agent may (or, if so instructed by the Required Lenders, shall) notify the Borrower otherwise, whereupon each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

B-3-2	~~B-3-~~ Exhibits – Cleco Power LLC Credit Agreement

This Interest Election Request is issued pursuant to and is subject to the Credit Agreement executed as of the date set forth above.

CLECO POWER LLC

By:
Name:
Title:

B-3-3	~~B-3-~~ Exhibits – Cleco Power LLC Credit Agreement

EXHIBIT C
FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated [       ], 20[      ] (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of April 13, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ~~Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition referred to therein,~~ Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

W I T N E S S E T H

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Revolving Loan Commitments under the Credit Agreement by requesting one or more Lenders to increase the amount of its Revolving Loan Commitment and/or to participate in such a tranche;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Revolving Loan Commitments pursuant to such Section 2.21; and

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Revolving Loan Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement.

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.          The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Revolving Loan Commitment increased by $[ ], thereby making the aggregate amount of its total Commitment equal to $[ ].

2.          The Borrower hereby represents and warrants that no Default or Event of Default under the Financing Documents will exist after giving effect to the increase of the undersigned Increasing Lender’s Revolving Loan Commitment as set forth herein~~, and, if the proceeds of any Incremental Revolving Facility are being used to finance a Permitted Acquisition or other permitted investment, no Default or Event of Default will exist as of the date of signing the definitive agreement with respect to such Permitted Acquisition or other permitted investment.~~.

3.            This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibits – Cleco Power LLC Credit Agreement

4.            This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

C-2	~~C-~~ Exhibits – Cleco Power LLC Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

CLECO POWER LLC

By:
Name:
Title:

Acknowledged as of the date first written above:

Mizuho Bank, Ltd. as Administrative Agent

By:
Name:
Title:

C-3	~~C-~~ Exhibits – Cleco Power LLC Credit Agreement

EXHIBIT D
FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated [     ], 20[      ] (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of April 13, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ~~Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition referred to therein,~~ Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.21 thereof that any bank, financial institution or other entity may extend Revolving Loan Commitments under the Credit Agreement, subject to the approval of the Borrower, the Administrative Agent and each Issuing Bank, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto.

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.           The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Loan Commitment of $[ ].

2.          The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement and each other Financing Document, together with copies of the most recent financial statements delivered pursuant to Section 5.02 of the Credit Agreement, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, any other Financing Document or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) ratifies, as of the date hereof, and agrees that it will be bound by the provisions of the

Exhibits – Cleco Power LLC Credit Agreement

Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.           For the purposes of Section 9.01 of the Credit Agreement, the undersigned Augmenting Lender hereby designates the following address for notices:

[          ]
[          ]
[          ]
Attention: [          ]
Facsimile: [          ]
Email: [          ]

4.       The Borrower hereby represents and warrants that no Default or Event of Default under the Financing Documents will exist after giving effect to the undersigned Augmenting Lender’s Revolving Loan Commitment as set forth herein~~, and, if the proceeds of any Incremental Revolving Facility are being used to finance a Permitted Acquisition or other permitted investment, no Default or Event of Default will exist as of the date of signing the definitive agreement with respect to such Permitted Acquisition or other permitted investment.~~.

5.       This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

6.       This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

D-2	~~D-~~ Exhibits – Cleco Power LLC Credit Agreement

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

CLECO POWER LLC

By:
Name:
Title:

Acknowledged as of the date first written above:

Mizuho Bank, Ltd. as Administrative Agent

By:
Name:
Title:

D-3	~~D-~~ Exhibits – Cleco Power LLC Credit Agreement

EXHIBIT E
FORM OF FINANCIAL RATIO CERTIFICATE

Financial Statement Date:                             , 20
Mizuho Bank, Ltd.,
as Administrative Agent for the Lenders
under the Credit Agreement
referred to below

Re: Financial Covenants

Ladies and Gentlemen:

This Certificate is delivered pursuant to Section 5.02(c) of the Credit Agreement, dated as of April 13, 2016~~,~~ (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ~~Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition referred to therein,~~ Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein but not defined herein shall have the meanings specified with respect to such terms in the Credit Agreement.

The undersigned, [the chief financial officer] of the Borrower, hereby certifies to the Administrative Agent on behalf of the Borrower as follows:

[Use following paragraph 1 for fiscal year-end financial statements]

1.
The Borrower has delivered the year-end audited financial statements required by Section 5.02(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent public accounting firm required by such section certifying to the effect that such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as of such date and for such fiscal year.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.
The Borrower has delivered the unaudited financial statements required by Section 5.02(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as of such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

Exhibits – Cleco Power LLC Credit Agreement

2.
I am a Financial Officer and an Authorized Officer of the Borrower and I am familiar with the financial statements and financial affairs of the Borrower. I am authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrower.

3.	To my actual knowledge, as of the last day of the fiscal quarter most recently ended, the Debt to Capital Ratio was %.

4.	Based on the foregoing, I hereby certify that the Borrower [has][has not] complied with Section ~~5.12~~5.10 of the Credit Agreement.

5.
The financial covenant analyses and information set forth on Attachment 1 attached hereto supporting the ascertainment of the Debt to Capital Ratio are true and accurate on and as of the date of this Certificate.

E-2	~~E-~~ Exhibits – Cleco Power LLC Credit Agreement

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by an Authorized Officer that is a Financial Officer on [      ], 20[      ].

CLECO POWER LLC, as Borrower

By:
Name:
Title:

E-3	~~E-~~ Exhibits – Cleco Power LLC Credit Agreement

Attachment 1
Calculation of Debt to Capital Ratio

The information described herein is as of                , 20       , and pertains to the period from                 , 20           to                 , 20       .

A.	Net ~~Debt~~Indebtedness	$

(i) ~~Debt~~Indebtedness of the Borrower and its Subsidiaries[1]

	~~(a) the aggregate outstanding principal amount and accrued but unpaid interest and fees with respect to the Acquisition Loans;~~	~~$~~

~~plus,~~

	(~~b~~a) the aggregate outstanding principal amount and accrued but unpaid interest and fees with respect to the Revolving Loans;	$

~~plus,~~

	~~(c) the aggregate outstanding principal amount and accrued but unpaid interest and fees with respect to the Swingline Loans;~~	~~$~~

[1]
For purposes of calculating the ~~Debt~~Indebtedness of the Borrower and its Subsidiaries referred to in this clause (i), ~~as of the last day of the fourth full fiscal quarter following the Effective Date and any date thereafter,~~ outstanding ~~Debt~~Indebtedness under any revolving loan facility of the Borrower or any of its Subsidiaries used for working capital purposes shall be based on a rolling four fiscal quarter average for such ~~Debt~~Indebtedness.

E-4	~~E-~~ Exhibits – Cleco Power LLC Credit Agreement

plus,

(~~d~~b) the aggregate outstanding principal amount and accrued but unpaid interest, fees and other amounts with respect to any other Indebtedness[2] that is at least pari passu with the Loans (as set forth in (a) ~~- (c~~)~~)~~;	$

~~Debt~~Indebtedness of the Borrower and its Subsidiaries:	$

minus

(ii) cash and Cash Equivalents

[2]
“Indebtedness” of any Person means: (a) all indebtedness of such Person for  borrowed  money,  (b)  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables not overdue for more than 180 days) that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) any Capital Lease obligations (and the amount of these obligations shall be the amount so capitalized), (f) all obligations, contingent or otherwise, of such Person under acceptances issued or created for the account of such Person, (g) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other Equity Interests of such Person or any warrants, rights or options to acquire such capital stock or other Equity Interests, (h) all net obligations of such Person pursuant to hedging transactions, (i) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above and (j) all Indebtedness of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

E-5	~~E-~~ Exhibits – Cleco Power LLC Credit Agreement

	(x) aggregate amount of Borrower’s and its Subsidiaries’ cash and Cash Equivalents[3] as of the last day of such period on a consolidated basis, minus	$

	(y) $5,000,000 floor, minus	$5,000,000

	(z) aggregate amount of any cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower and its Subsidiaries for such period.	$

	~~The lesser of (1) the sum of (x) through (z) and (2) $75,000,000~~Net Indebtedness:	$

	~~Net Debt:~~	~~$~~

divided by

B.	Adjusted Capital

	(i) (a) ~~Debt~~Indebtedness of the Borrower and its Subsidiaries minus (b~~) the lesser of (1~~) the sum of A(ii)(x) through A(ii)(z) ~~and (2) $75,000,000~~	$

plus,

	(ii) shareholders’ equity of the Borrower	$
(as of the last day of such period)

[3]
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or   any Subsidiary: (a) marketable direct obligations of the United States of America; (b) marketable obligations directly and fully guaranteed as to interest and principal by the United States of America; (c) demand deposits, time deposits, certificates of deposit and banker’s acceptances issued by any member bank of the Federal Reserve System which is organized under the laws of the United States of America or any political subdivision thereof or under the laws of Canada, Switzerland or any country which is a member of the European Union having a combined capital and surplus of at least $250,000,000 and having long term unsecured debt securities rated “A-2” or equivalent by one Rating Agency; (d) commercial paper or tax exempt obligations given the highest rating by two Rating Agencies; (e) obligations of any other bank meeting the requirements of clause (c) above, in respect of the repurchase of obligations of the type as described in clauses (a) and (b) above, provided, that such repurchase obligations shall be fully secured by obligations of the type described in said clauses (a) and (b) above, and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such bank; (f) a money market fund or a qualified investment fund given one of the two highest long term ratings available from S&P and Moody’s; and (g) Eurodollar certificates of deposit issued by a bank meeting the requirements of clause (c) above. With respect to any rating requirement set forth above, if the issuer is rated by either S&P or Moody’s, but not both, then only the rating of such rating agency shall be utilized for the purpose of this definition.

E-6	~~E-~~ Exhibits – Cleco Power LLC Credit Agreement

~~plus,~~
~~Permitted Subordinated Debt4~~	~~$~~
~~(as of the last day of such period)~~
Adjusted Capital (sum of (i) ~~through~~and (~~iii~~ii)):	$

Debt to Capital Ratio:
%
Required Level Under Section ~~5.12~~5.10 of the Credit Agreement	No greater than 65%

In Compliance	Yes/No

~~4~~
~~“Permitted Subordinated Debt” means any unsecured subordinated Indebtedness incurred  by  Borrower;  provided that, all such Indebtedness shall (a) have a maturity date not earlier than six (6) months after the Maturity Date, (b) be fully subordinated in right of payment and liquidation to the prior payment in full of the Revolving Credit Facility in accordance with the terms set forth on Exhibit H, and (c) be owed to HoldCo.~~

E-7	~~E-~~ Exhibits – Cleco Power LLC Credit Agreement

EXHIBIT F

FORM OF REVOLVING LOAN NOTE

REVOLVING LOAN NOTE

$	[DATE]

FOR VALUE RECEIVED, the undersigned, CLECO POWER LLC, a Louisiana limited liability company (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [LENDER NAME] (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The undersigned Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan made to it from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Revolving Loan, the respective Interest Period thereof (in the case of Eurodollar Loans) or the amount of principal paid or prepaid with respect to such Revolving Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Loan Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of April 13, 2016, by and among ~~Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition referred to therein,~~ Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the financial institutions from time to time party thereto as Lenders and Mizuho Bank, Ltd., as Administrative Agent (as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the undersigned Borrower from time to time in an aggregate amount not to exceed at any time outstanding such Lender’s Revolving Loan Commitment, the indebtedness of the undersigned Borrower resulting from each such Revolving Loan to it being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Exhibits – Cleco Power LLC Credit Agreement

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower. Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

This Note shall be construed in accordance with and governed by the law of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

F-2	~~F-~~ Exhibits – Cleco Power LLC Credit Agreement

CLECO POWER LLC

By:
Name:
Title:

F-3	~~F-~~ Exhibits – Cleco Power LLC Credit Agreement

Signature Page to Note

F-4	~~F-~~ Exhibits – Cleco Power LLC Credit Agreement

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Interest Period	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

F-5	~~F-~~ Exhibits – Cleco Power LLC Credit Agreement

EXHIBIT G-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 13, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ~~Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition referred to therein,~~ Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                             , 20

Exhibits – Cleco Power LLC Credit Agreement

EXHIBIT G-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 13, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ~~Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition referred to therein,~~ Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Financing Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iii) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

Exhibits – Cleco Power LLC Credit Agreement

By:
Name:
Title:

Date:                             , 20

G-2-2	Exhibits – Cleco Power LLC Credit Agreement

EXHIBIT G-3

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 13, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ~~Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition referred to therein,~~ Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                             , 20

Exhibits – Cleco Power LLC Credit Agreement

[Different first page setting changed from off in original to on in modified.].

EXHIBIT G-4

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of April 13, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ~~Cleco MergerSub Inc., a Louisiana corporation, or, immediately upon consummation of the Acquisition referred to therein,~~ Cleco Power LLC, a Louisiana limited liability company, as borrower (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and Mizuho Bank, Ltd., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

[Different first page setting changed from off in original to on in modified.].
Exhibits – Cleco Power LLC Credit Agreement
~~Signature~~ 	~~Page~~ 	~~to~~
~~Credit~~ 		~~Agreement~~
~~(Cleco Corporation)~~

[Different first page setting changed from off in original to on in modified.].

Date:                             , 20

[Different first page setting changed from off in original to on in modified.].

Exhibits – Cleco Power LLC Credit Agreement

~~EXHIBIT H~~

~~TERMS OF PERMITTED SUBORDINATED INDEBTEDNESS~~

~~[ATTACHED]~~

~~Exhibits – Cleco Power LLC Credit Agreement~~

~~EXHIBIT I-1~~

~~FORM OF KIRKLAND & ELLIS LLP LEGAL OPINION~~

~~[ATTACHED]~~

~~Exhibits – Cleco Power LLC Credit Agreement~~

~~EXHIBIT I-2~~

~~FORM OF TAYLOR, PORTER, BROOKS & PHILLIPS L.L.P. LEGAL OPINION~~

~~[ATTACHED]~~

~~Exhibits – Cleco Power LLC Credit Agreement~~

~~EXHIBIT I-3~~

~~FORM OF PHELPS DUNBAR L.L.P. LEGAL OPINION~~

~~[ATTACHED]~~

~~Exhibits – Cleco Power LLC Credit Agreement~~

~~EXHIBIT I-4~~

~~FORM OF BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC LEGAL OPINION~~

~~[ATTACHED]~~

~~Exhibits – Cleco Power LLC Credit Agreement~~

~~EXHIBIT I-5~~

~~FORM OF VAN NESS FELDMAN LLP LEGAL OPINION~~

~~[ATTACHED]~~

~~Exhibits – Cleco Power LLC Credit Agreement~~